Exhibit 10.2

EXECUTION VERSION

U.S. $34,891,977.97

CREDIT AGREEMENT

by and among

FCC FINANCE, LLC,
as the Servicer

FCC INVESTMENT TRUST I,
as the Borrower

FORTRESS CREDIT CO LLC,
as a Lender and as the Administrative Agent

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian

and

LYON FINANCIAL SERVICES, INC.
(d/b/a U.S. BANK PORTFOLIO SERVICES),
as the Backup Servicer

Dated as of November 10, 2008

i

(continued)

(continued)

(continued)

EXHIBITS

EXHIBIT A	Form of Borrowing Base Certificate
EXHIBIT B	Form of Note
EXHIBIT C	Form of Servicing Report
EXHIBIT D	Form of Officer’s Certificate as to Solvency (Borrower)
EXHIBIT E-1	Form of Officer’s Closing Certificate (Borrower)
EXHIBIT E-2	Form of Officer’s Closing Certificate (Servicer)
EXHIBIT F-1	Form of Power of Attorney (Borrower)
EXHIBIT F-2	Form of Power of Attorney (Servicer)
EXHIBIT G	Form of Release of Required Receivable File
EXHIBIT H	Form of Servicer’s Certificate
EXHIBIT I	Form of Joinder Supplement
EXHIBIT J	Form of Backup Servicer Monthly Certification
EXHIBIT K	[Reserved]
EXHIBIT L	[Reserved]
EXHIBIT M	[Reserved]

SCHEDULES

SCHEDULE I	Condition Precedent Documents
SCHEDULE II	[Reserved]
SCHEDULE III	Location of Required Receivable Files
SCHEDULE IV	Receivable List
SCHEDULE V	Credit and Collection Policy
SCHEDULE VI	[Reserved]
SCHEDULE VII	[Reserved]
SCHEDULE VIII	Lockbox Accounts
SCHEDULE IX	Concentration Account

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Lender Percentages

v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of this November 10, 2008, by and among:

(1)           FCC INVESTMENT TRUST I, a Delaware statutory trust, as the borrower (together with its successors and assigns in such capacity, the “Borrower”);

(2)           FORTRESS CREDIT CO LLC (“Fortress”), a Delaware limited liability company, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and as a lender (together with its successors and assigns in such capacity, a “Lender”, and together with such other lenders from time to time party hereto, the “Lenders”);

(3)           FCC FINANCE, LLC, a Delaware limited liability company, as the servicer (together with its successors and assigns in such capacity, the “Servicer”);

(4)           LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), a Minnesota corporation, as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”); and

(5)           U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

R E C I T A L S

WHEREAS, the Borrower has requested the Lenders, and the Lenders have agreed, subject to the terms and conditions contained in this Agreement, to extend financing to the Borrower on the terms and conditions set forth in this Agreement to be secured by the Collateral (as defined below) during the term of this Agreement.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                          Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1.  As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”:  The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”:  The Collection Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent for convenience in administering such accounts.

“Accrual Period”:  With respect to the Loan, (a) with respect to the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month preceding the first Payment Date and (b) with respect to any subsequent Payment Date, the preceding calendar month; provided that on the date of any repayment in full of the Loan, the final Accrual Period shall extend to the date of repayment.

“Additional Amount”:  Defined in Section 2.11(a).

“Administrative Agent”:  Defined in the Preamble.

“Affiliate”:  With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 25% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Outstanding Receivable Balance”:  On any date of determination, the sum of the Outstanding Receivable Balances of all Eligible Receivables on such date.

“Aggregate Unpaids”:  At any time, an amount equal to the sum of the unpaid Outstanding Loan Balance, Interest and all other amounts owed by the Borrower to the Servicer, the Backup Servicer, the Collateral Custodian and the Secured Parties hereunder or by the Borrower under any fee letter delivered in connection with the transactions contemplated by this Agreement, in each case, whether due or accrued.

“Annualized Default Rate”:  As of any date of determination, the percentage equivalent of a fraction, (a) the numerator of which is equal to the product of (i) the Outstanding Receivable Balance of all Receivables that became Defaulted Receivables during the prior Collection Period and (ii) 12, and (b) the denominator of which is the Outstanding Receivable Balance of all Receivables which were Eligible Receivables as of the first day of such Collection Period.

“Applicable Law”:  For any Person or property of such Person, all then-existing (as of any date of determination) laws, rules, regulations (including income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders (with respect to the Borrower, since the Closing Date) of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Approved Fund”:  Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is managed by: (a) a Lender or (b) an Affiliate of a Lender.

“Available Funds”:  With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections).

“Backup Servicer”:  Defined in the Preamble.

“Backup Servicer Fee Letter”:  The Backup Servicer Fee Letter, dated as of the date hereof, by and between the Borrower, the Servicer, the Backup Servicer and the Administrative Agent.

“Backup Servicer Monthly Certification”:  Defined in Section 7.2(b)(iii).

“Backup Servicer Termination Notice”:  Defined in Section 7.5.

“Backup Servicing Fee”:  The fee set forth as such in the Backup Servicer Fee Letter.

“Backup Servicing Fee Rate”:  0.0425% or such other rate consented to in writing by the Borrower, the Backup Servicer and the Administrative Agent.

“Bailee”:  Defined in Section 8.2(b)(i).

“Bankruptcy Code”:  The United States bankruptcy code, as set forth in Title 11 of the United States Code, as amended from time to time.

“Benefit Plan”:  Any “employee benefit plan” as defined in Title IV of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the preceding six years was, an “employer” as defined in Title IV of ERISA.

“Borrower”:  Defined in the Preamble.

“Borrowing Base”:  As of any Measurement Date, an amount equal to the sum of (a) the Maximum Advance and (b)(i) the amount on deposit on such date in the Collection Account as of the last day of the related Collection Period, minus (ii) all accrued but unpaid Interest and fees owed to the Lenders as of the last day of the related Collection Period minus (iii) without duplication, all accrued but unpaid Carrying Costs as of the last day of the related Collection Period.

“Borrowing Base Certificate”:  Each certificate, in the form of Exhibit A, required to be delivered by the Servicer, on behalf of the Borrower, on each Measurement Date.

“Borrowing Base Deficiency”:  The amount (if any) by which the Outstanding Loan Balance exceeds the Borrowing Base.

“Business Day”:  Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York or Minneapolis, Minnesota.

“Carrying Costs”:  As of any Measurement Date, for the most recently ended Collection Period, the sum of the following, to the extent then accrued and unpaid: (a) the Servicing Fee, (b) the Backup Servicing Fee, (c) the Collateral Custodian Fee and (d) the Owner Trustee Fee.

“Certificated Security”:  The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”:  Any of the following:

(a)           the failure of CLST to own, directly or indirectly, 100% of the equity interests in the Borrower free and clear of any Lien (other than Permitted Liens); or

(b)           any change in the management of the Borrower, or, if Fair is the Servicer, Fair (including by resignation, termination, disability or death) the result of which is that either John Head or Rick Snow is no longer under the employ of Fair or fails to provide active and material participation in the activities of Fair (including, but not limited to, general management, underwriting and the credit approval process and credit monitoring activities), for a period of three consecutive calendar months, and in such event, a reputable, experienced individual(s), reasonably satisfactory to the Administrative Agent, has not been appointed to fulfill the duties of the departing executive within 60 days after the end of such three-month period.

“Change of Tax Law”:  Any change in application or public announcement of an official position under or any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any jurisdiction, or any political subdivision or taxing authority of any of the foregoing, affecting taxation, or any change in the official application, enforcement or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), or any other action taken by a taxing authority or court of competent jurisdiction in the relevant jurisdiction.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”:  The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”:  November 10, 2008.

“CLST”:  CLST Asset I, LLC, a Delaware limited liability company.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  All right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in the property identified in clauses (a) through (c) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property of the Borrower consisting of, arising out of, or related to any of the following (in each case excluding any Excluded Amounts):

(a)           the Receivables (regardless of whether any such Receivable has been identified on any Receivables List and regardless of whether any Required Receivable File with respect thereto have been delivered to the Collateral Custodian), and all monies due or to become due in payment under such Receivables, including, but not limited to, all Collections;

(b)           all Related Security with respect to the Receivables referred to in clause (a); and

(c)           all income and Proceeds of the foregoing;

it being understood that (i) “Collateral” does not include any Related Security to the extent that the grant of a security interest therein would constitute a violation of any law, regulation, permit, order or decree of any Governmental Authority or a violation of any restriction in favor of a third party (such as software licenses), unless and until all required consents shall have been obtained and (ii) notwithstanding anything herein to the contrary, no security interest or Lien is created by this Agreement in any property not included in this definition of “Collateral”.

“Collateral Custodian”:  Defined in the Preamble.

“Collateral Custodian Fee”:  The fee set forth as such in the Collateral Custodian Fee Letter.

“Collateral Custodian Fee Letter”:  The Collateral Custodian Fee Letter, dated as of the date hereof, by and among the Borrower, the Servicer, the Administrative Agent and the Collateral Custodian.

“Collateral Custodian Termination Notice”:  Defined in Section 8.5.

“Collection Account”:  Defined in Section 6.4(h).

“Collection Date”:  The date on or following the Termination Date on which the Aggregate Unpaids have been paid in full.

“Collection Period”:  With respect to the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs; and thereafter, the calendar month immediately preceding the then current Payment Date.

“Collections”:  (a) All cash collections and other cash proceeds of any Receivable, including, without limitation or duplication, any (i) Interest Collections, (ii) Principal Collections, (iii) amendment fees, late fees, prepayment fees or waiver fees payable in accordance with the Underlying Instruments with respect to such Receivable (including all Obligor Charges), (iv) Recoveries, Insurance Proceeds and Guaranty Amounts or (v) other amounts received in respect thereof (but excluding any Excluded Amounts), (b) interest earnings on Permitted Investments or otherwise in any Account, (c) any cash proceeds or other funds received by the Borrower or the Servicer with respect to any Related Security (including from any guarantors) and (d) all payments from any Contractor in connection with its obligations under a Contractor Sale Agreement.

“Completion Certificate”: A certificate, executed in accordance with the Credit and Collection Policy, with respect to which the Obligor and the Contractor related to the applicable Receivable certify, among other things, that the related home improvement has been fully completed to such Obligor’s satisfaction.

“Concentration Account”:  That separate account maintained by the Servicer at a Concentration Account Bank, subject to the Concentration Account Agreement, for the purpose of receiving Collections from the applicable Lockbox Accounts, the details of which are set forth on Schedule IX.

“Concentration Account Bank”:  The financial institution listed as Concentration Account Bank on Schedule IX.

“Concentration Account Agreement”:  That certain Intercreditor and Concentration Account Administration Agreement, dated as of the Closing Date, among the Servicer, the Collateral Custodian and such other parties thereto, which pertains to the Concentration Account maintained by the Servicer.

“Continued Errors”:  Defined in Section 6.13(g).

“Contract”: A Mortgage Contract, a Non-Mortgage Contract or any other form of retail installment contract.

“Contractor”: The Person that enters into a Contract with an Obligor to provide the home improvement services specified therein.

“Contractor Sale Agreement”: A “Continuous Buy-Sell Agreement” entered into by First Consumer Credit, Inc. (or FCC Finance, LLC as successor thereto) with a Contractor, whereby First Consumer Credit, Inc. (or FCC Finance, LLC as successor thereto) agreed to advance the purchase price of a Contract to such Contractor, for the benefit of the original lender thereunder, together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Contractual Obligation”:  With respect to any Person, any material provision of any securities issued by such Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Credit and Collection Policy”:  With respect to the initial Servicer, the written credit policies and procedures manual of FCC Finance, LLC set forth on Schedule V, as such credit and collection policy may be amended or supplemented from time to time in accordance with Section 5.3(f), or, with respect to the Backup Servicer or any successor Servicer, the customary collection policies and procedures of such successor Servicer (including Fair in such capacity).

“Current Bankrupt Receivable”:  An Eligible Receivable as to which the Obligor thereof is either not Solvent or is subject to an Insolvency Event but has timely made all Scheduled Payments with respect to such Receivable.

“Cut-Off Date”:  With respect to any Receivable, the date on which such Receivable becomes part of the Collateral.

“Default Rate”:  A per annum interest rate equal to the sum of the applicable LIBOR Rate and 7.00%.

“Defaulted Receivable”:  A Receivable as to which any of the following has occurred:  (a) all or any portion of a contractual payment due under such Receivable is 121 or more days past due, (b) the payment terms related to such Receivable have been restructured or modified (other than (A) as permitted by the Credit and Collection Policy or (B) with the consent of the Administrative Agent, in its sole discretion) in any way due to credit reasons or for the purpose of preventing such Receivable from becoming a Defaulted Receivable after the Closing Date or (c) a charge-off has been taken with respect to such Receivable as a result of a bankruptcy proceeding or otherwise.

“Delinquent Accounts Ratio”:  As of any date of determination, the percentage equivalent of a fraction, (a) the numerator of which is equal to the Outstanding Receivable Balance of all Receivables that were Delinquent Receivables at such time, and (b) the denominator of which is equal to the Aggregate Outstanding Receivable Balance.

“Delinquent Receivable”: Any Receivable with respect to which all or any portion of a required payment thereunder is delinquent more than 30 days from the payment due date, but in no event more than 120 days after the payment due date.

“Dollars”:  Means, and the conventional “$” signifies, the lawful currency of the United States.

“Eligible Obligor”:  On any Measurement Date, any Obligor that:

(a)                                  is a natural person; and

(b)                                 is not an employee, principal, director or equity holder of the Borrower or the Servicer.

“Eligible Receivable”:  On any Measurement Date, each Receivable that satisfies each of the following eligibility requirements (unless otherwise approved by the Administrative Agent in its sole discretion):

(a)           such Receivable, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and by principles of equity (whether considered in a suit at law or in equity), (ii) is not subject to any litigation, material dispute or offset and (iii) contains provisions substantially to the effect that the Obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason (except as required by Applicable Law) against the applicable Contractor (if applicable), originator or any assignee thereof;

(b)           such Receivable is denominated and payable only in Dollars (and not in another currency or in kind) in the United States and does not permit the currency or country in which such Receivable is payable to be changed;

(c)           such Receivable is not a Defaulted Receivable;

(d)           such Receivable has an original term to maturity that does not exceed two hundred and forty (240) months;

(e)           no participation interests have been granted to any Person with respect to such Receivable;

(f)            such Receivable was originated in all material respects in compliance with all Applicable Laws and the related Underlying Instruments comply in all material respects with all Applicable Laws;

(g)           such Receivable is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties, and such Receivable does not contain any restrictions that would prohibit the further assignment or transfer of such Receivable by the Borrower;

(h)           such Receivable does not contain a confidentiality provision that restricts or purports to restrict the ability of any Secured Party to exercise its rights under this Agreement, including, without limitation, its rights to review the related Servicing File and Underlying Instruments;

(i)            such Receivable provides for (i) periodic payments of accrued and unpaid interest on a current basis, no less frequently than monthly and (ii) such Receivable is fully amortizing over its term and provides for a fixed, non-usurious rate of interest (simple interest);

(j)            all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Receivable have, to the Borrower’s knowledge, been duly obtained, effected or given and are in full force and effect;

(k)           since the Closing Date, such Receivable has not had any of its terms, conditions or provisions amended, modified or waived in any manner inconsistent with the Credit and Collection Policy and such Receivable has not been restructured at any time after the Closing Date other than in accordance with the Credit and Collection Policy;

(l)            the related Obligor has been instructed to make all payments into a Lockbox Account;

(m)          there are no facts, events or occurrences existing which materially impair the validity, enforceability or collectability of such Receivable or reduce the amount payable or delay payment thereunder;

(n)           (i) the Borrower has good and marketable title to, and is the sole owner of, such Receivable, (ii) the Borrower has granted to the Administrative Agent a valid first priority perfected security interest, free and clear of all other Liens (other than Permitted Liens), in such Receivable and Related Security, for the benefit of the Secured Parties, and (iii) the Required Receivable File required to be delivered to the Collateral Custodian, with respect to such Receivable, has been delivered to the Collateral Custodian;

(o)           the Obligor with respect to such Receivable is an Eligible Obligor;

(p)           all information, representations and warranties provided in writing by the Borrower and the Servicer with respect to such Receivable are true, correct and complete in all material respects;

(q)           the Contract with respect to the Receivable relates to a property located in one of the states of the United States or the District of Columbia;

(r)            the home improvements related to the Contract with respect to the Receivable have been fully completed to the satisfaction of the related Obligor, as evidenced by a Completion Certificate with respect to such Contract;

(s)           the Contract with respect to the Receivable is not a revolving home equity line of credit;

(t)            the proceeds of the Contract with respect to the Receivable have been fully disbursed and the related Obligor has no additional right to further fundings thereunder; and

(u)           if the Contract with respect to the Receivable is a Mortgage Contract, the Mortgage related to such Mortgage Contract creates a valid, subsisting and enforceable first, second, third or fourth priority lien (as applicable) on the related Mortgaged Property and the lien created thereby has been or will be duly recorded;

provided that if and for so long as the Drawbridge Special Opportunities Fund LP has not satisfied its obligation to purchase any Receivable which is determined not to have been an Eligible Receivable as of its applicable Cut-Off Date in accordance with Section 2.06 of the Purchase Agreement, the full amount of such Receivable shall continue to be deemed an Eligible Receivable for purposes of all representations, warranties, covenants and calculations made or to be made hereunder or under any other Transaction Document (and, as such, no Event of Default or Unmatured Event of Default shall result therefrom) from the date of such determination through the date on which Drawbridge Special Opportunities Fund LP purchases such Receivable.

“Eligible Repurchase Obligations”:  Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the

United States, in either case entered into with a depository institution or trust company (acting as principal).

“Entitlement Holder”:  The meaning specified in Section 8-102(a)(7) of the UCC.

“Environmental Laws”:  Any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.  Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate”:  (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Errors”:  Defined in Section 6.13(g).

“Eurocurrency Liabilities”:  Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Default”:  Defined in Section 10.1.

“Excepted Persons”:  Defined in Section 13.13(a).

“Excess Spread”:  With respect to any calendar month, a per annum rate expressed as a percentage equal to (a) the Weighted Average APR of all Eligible Receivables expressed as a percentage minus (b) the Interest Rate hereunder for such month.

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”:  (a) Any amount received in a Lockbox Account with respect to any Receivable, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Receivable and (b) any amount received in a Lockbox Account or other Account representing (i) a reimbursement of insurance premiums and (ii) any escrows relating to taxes, insurance and other amounts in connection with Receivables which are held in an escrow account for the benefit of the Obligor (or its client) and the secured party pursuant to escrow arrangements under the Underlying Instruments.

“Facility Amount”:  $34,891,977.97.

“Fair”: Fair Finance Company, an Ohio Corporation.

“Fair Servicing Condition”:  A condition that is satisfied if no “default”, “event of default”, or analogous event exists with respect to Fair as borrower or servicer under any credit facility to which Fortress or any of its Affiliates is a party and no Change of Control of Fair has occurred.

“FCC Finance Change of Control”: Any Person other than Fortress, Fair, any of their respective Affiliates, or Jim Borschow is or becomes, directly or indirectly, the owner of  at least a majority of the equity interests in FCC Finance, LLC.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Finance Charges”:  With respect to any Receivable, any interest or finance charges payable by an Obligor pursuant to or with respect to such Receivable.

“Financial Asset”:  The meaning specified in Section 8-102(a)(9) of the UCC.

“Fitch”:  Fitch, Inc. or any successor thereto.

“Fortress”:  Defined in the Preamble.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority”:  With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guaranty Amounts”: Any and all amounts paid by any guarantor with respect to the applicable Contract.

“Hazardous Materials”: All materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs”:  With respect to any applicable Interest Rate Hedge Transaction, the net amount, if any, payable by the Borrower to the Hedge Counterparty for the early termination of that Interest Rate Hedge Transaction or any portion thereof.

“Hedge Counterparty”: A hedge counterparty acceptable to the Administrative Agent in its reasonable discretion.

“Hedging Agreement”:  Each agreement between the Borrower and a Hedge Counterparty that governs one or more Interest Rate Hedge Transactions entered into by the Borrower and such Hedge Counterparty, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto in such form as the Administrative Agent shall have approved in writing (such approval not to be unreasonably withheld), and each “Confirmation” thereunder confirming the specific terms of each such Interest Rate Hedge Transaction.

“Highest Required Investment Category”:  (a)  With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” or “P-1” for three-month instruments, “Aa3” or “P-1” for six-month instruments and “Aa2” or “P-1” for instruments with a term in excess of six months, (b) with respect to ratings assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (c) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Costs”:  Any amounts required to be paid by the Borrower to a Lender pursuant to Section 2.10.

“Indebtedness”:  With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and all letters of credit for which such Person is the account party, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all net obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above.

“Indemnified Amounts”:  Defined in Section 11.1.

“Indemnified Parties”:  Defined in Section 11.1.

“Indorsement”:  The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Insolvency Event”:  With respect to a specified Person, (a) the filing of a decree or order (i) for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or (ii) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or (iii) ordering the winding-up or liquidation of such Person’s affairs, provided that such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, (d) the failure by such Person generally to pay its debts as such debts become due, or (e) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”:  The meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Proceeds”: The proceeds of any insurance policies maintained by an Obligor or a Contractor with respect to a Receivable.

“Interest”:  For each Accrual Period, the sum of the products (for each day during such Accrual Period) of:

where:

IR            =              the Interest Rate applicable on such day;

P              =              the principal amount of the Loan on such day; and

D             =              360;

provided that (a) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (b) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections”:  Any and all amounts received with respect to the Collateral other than Principal Collections that are deposited into the Collection Account, or received by or on behalf of the Borrower or the Servicer in respect of a Receivable whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Interest Rate”:  A per annum interest rate equal to the sum of the LIBOR Rate and 5.00%.

“Interest Rate Hedge Transaction”:  Each interest rate hedge transaction between the Borrower and a Hedge Counterparty under a Hedging Agreement, including, for the avoidance of doubt, any interest rate swap and interest rate cap.

“Investment”:  With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise.

“Joinder Supplement”:  An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit I to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 13.16.

“Key Employees”:  Each of John Head and Rick Snow and each replacement thereof approved in accordance with the definition of “Change of Control”.

“Lender”:  Defined in the Preamble.

“LIBOR Rate”:  For any day during any Accrual Period and the Loan, or portion thereof, a per annum interest rate equal to:

(a)           the posted rate for one-month deposits in United States Dollars appearing on the Bloomberg-BBAM page, or any successor page thereto, as of 11:00 a.m. (London time) on the Business Day which is the second Business Day preceding the Closing Date (with respect to the initial Accrual Period for the Loan) and as of the second Business Day preceding the first day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for the Loan); or

(b)           if no such rate appears on the Bloomberg-BBAM page, or any successor page thereto, at such time and day, then the LIBOR Rate shall be the arithmetic mean of the offered rates for one-month deposits in Dollars appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the Business Day which is the second Business Day preceding the Closing Date (with respect to the initial Accrual Period for the Loan) and as of the second Business Day preceding the first day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for the Loan);

provided that in the event that the Administrative Agent determines in its reasonable discretion that (i) the LIBOR Rate is not capable of being established as set for above, or (ii) the use of the LIBOR Rate is no longer feasible as a “base” rate of a Lender’s cost of funds hereunder, then the “LIBOR Rate” shall be equal to the Prime Rate minus 2.00%.

“Lien”:  Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Liquidation Expenses”:  With respect to any Receivable, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Receivable or Related Security, upon or after the expiration or earlier termination of such Receivable (including without limitation any brokerage or legal fees), and other out-of-pocket costs related to the liquidation of any such assets, including the attempted collection of any amount owing under such Receivable, as documented by the Servicer upon the request of the Administrative Agent, in writing providing a breakdown of the Liquidation Expenses for such Receivable, along with any supporting documentation therefor.

“Loan”:  The loan made by the Lender (or, if applicable, Lenders) to the Borrower hereunder on the Closing Date.

“Lockbox Accounts”:  Each of the separate lockbox accounts or blocked accounts maintained at the applicable Lockbox Account Bank for the purpose of receiving Collections, the details of which are set forth on Schedule VIII, as such schedule may be amended from time to time.

“Lockbox Account Banks”:  The financial institutions listed as Lockbox Account Banks on Schedule VIII, and such other financial institutions that may from time to time become Lockbox Account Banks hereunder.

“Margin Stock”:  “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”:  With respect to any event or circumstance and any Person, means a material adverse effect on (a) the business, financial position, results of operations, performance or properties of such Person, (b) the validity or enforceability of this Agreement or any other Transaction Document against such Person or the validity, enforceability or collectibility of the Collateral taken as a whole or any material portion of the Collateral, (c) the rights and remedies of the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of such Person to perform its obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s lien on a material portion of the Collateral, taken as a whole.

“Maturity Date”:  November 10, 2013, as such date may be extended pursuant to Section 2.1(c).

“Maximum Advance”:  On any Measurement Date, an amount equal to the sum for each Eligible Receivable of the product of (a) 85%, (b) the Outstanding Receivable Balance of such Receivable on such Measurement Date and (c) the applicable percentage for such Receivable set forth below determined as of the Closing Date.

Receivable Type	Applicable Percentage

Payments current	100%

31-60 days delinquent	80%

61-90 days delinquent	50%

91-120 days delinquent	30%

Current Bankrupt Receivable	90%

“Same as Cash” Receivable	95%

“Maximum Lawful Rate”:  Defined in Section 2.3(b).

“Maximum Outstanding Loan Amount”:  As of any Measurement Date, an amount equal to the lesser of (a) the Facility Amount, and (b) the Borrowing Base.

“Measurement Date”:  Each of the following:  (a) the Closing Date; (b) the last day of each calendar month; and (c) the date as of which any Servicing Report, as provided for in Section 6.8(a), is calculated.

“Moody’s”:  Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage”: Any mortgage, deed of trust or other instrument creating a first, second or other lien on a fee simple estate in the Mortgaged Property securing a Mortgage Contract.

“Mortgage Contract”: A retail installment contract between a Contractor and one or more Obligors which (a) evidences the obligations of such Obligors to pay for the home improvements sold and/or installed by such Contractor and (b) is secured by a Mortgage on the related Mortgaged Property, together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Mortgaged Property”: The property which is subject to a Mortgage (including, without limitation, all buildings, improvements and fixtures thereon and all additions, alterations and replacements made at any time with respect to the foregoing) securing a Mortgage Contract.

“Multiemployer Plan”:  A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Non-Mortgage Contract”: A retail installment contract between a Contractor and one or more Obligors which is not secured by a Mortgage and evidences the obligations of such Obligors to pay for the home improvements sold and/or installed by such Contractor, together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Note”:  Defined in Section 2.1(a).

“Obligor”:  With respect to any Receivable, any Person or Persons obligated to make payments under such Receivable, including any guarantor thereof.

“Obligor Charges”: All late payment charges and any other incidental charges or fees received from an Obligor, including, but not limited to, late fees, collection fees and bounced check charges.

“Officer’s Certificate”:  A certificate signed by a Responsible Officer of the Person providing the applicable certification (or, in the case of the Borrower, by its authorized representative).

“Opinion of Counsel”:  A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Outstanding Loan Balance”:  On any day, the aggregate principal amount of the Loan outstanding on such day, after giving effect to all repayments of the Loan on such day.

“Outstanding Receivable Balance”:  As of any Measurement Date, with respect to any Receivable, the outstanding principal balance for such Receivable as of the Closing Date (equal to the outstanding “Amount Financed” for such Receivable), minus the sum of (a) the principal portion of the Scheduled Payments on such Receivable received during each Collection Period ending prior to the most recent Payment Date, and (b) all other Principal Collections on such Receivable, to the extent deposited by the Servicer in the Collection Account.  The Outstanding Receivable Balance of any Prepaid Receivable which has been prepaid in full shall equal $0.

“Owner Trustee”:  U.S. Bank Trust National Association, together with its successors and assigns in such capacity.

“Owner Trustee Fee”:  The fee set forth as such in the Owner Trustee Fee Letter.

“Owner Trustee Fee Letter”:  The Owner Trustee Fee Letter, dated as of the date hereof, by and among the Borrower and U.S. Bank Trust National Association, in its capacity as owner trustee.

“Payment Date”:  Monthly on the 20th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing December 22, 2008.

“Payment Duties”:  Defined in Section 8.2(b).

“Permitted Investments”:  Means negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Clearing Agency or such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, and (iii) consist of:

(a)                                  direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b)                                 demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that either the depository institution is Key Bank, N.A. or, at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c)                                  commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d)                                 demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC;

(e)                                  notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)                                    investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency; any such fund may be managed by the Collateral Custodian or its Affiliates;

(g)                                 time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency; or

(h)                                 Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which in the case of S&P, shall be “A-1” and in the case of Moody’s shall be “P-1”.

“Permitted Liens”:  Liens granted pursuant to or by the Transaction Documents, Liens to secure any Interest Rate Hedge Transaction and Liens for Taxes less than thirty (30) days overdue provided an adequate reserve for such Taxes has been established on the books of the Borrower in accordance with GAAP.

“Person”:  An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Predecessor Servicer Work Product”:  Defined in Section 6.13(g).

“Prepaid Receivable”:  Any Receivable (other than a Defaulted Receivable) that has been terminated or has been prepaid in full or in part prior to its scheduled expiration date.

“Prime Rate” shall mean, for any day, the rate set forth in Telerate Z opposite the caption “Bank Prime Loan” for such day.  If the Prime Rate is not published in Telerate Z, then the Prime Rate will be determined by calculating the arithmetic mean of the rates of interest publicly announced by each bank named on Telerate under the heading “Prime Rate Top 30 U.S. Banks,” currently at page 38, as such bank’s U.S. dollar prime rate or base lending rate as in effect on such day at 3:30 p.m. (New York City time).  If fewer than four such rates appear on Telerate for such day, then the Prime Rate shall be the arithmetic mean of the rate of interest publicly announced by three major banks in New York City, selected by the Lender in good faith, as their U.S. dollar prime rate or base lending rate as in effect for such day.

“Principal Collections”:  Any and all amounts of Collections received in respect of any principal due and payable under the Receivables, from or on behalf of Obligors that are deposited into the Collection Account (including, without limitation, the principal portion of any Scheduled Payment), or received by or on behalf of the Borrower by the Servicer in respect of a Receivable and all Recoveries, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Pro Rata Share”:  With respect to any Lender, (a) as of the Closing Date, the percentage set forth on Annex B hereto, and (b) after the Closing Date, the percentage obtained by dividing the portion of the Loan funded by such Lender by the aggregate Outstanding Loan Balance.

“Proceeds”:  With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Purchase Agreement”:  The Purchase Agreement between Drawbridge Special Opportunities Fund LP and CLST, dated as of November 10, 2008, as amended from time to time.

“Rating Agency”:  Each of S&P and Moody’s.

“Receivables”:  The rights to all payments from an Obligor under, or related to, a Contract including, without limitation, any right to the payment with respect to (a) Scheduled Payments, (b) any prepayments or overdue payments made with respect to such Scheduled Payments, (c) any Guaranty Amounts, (d) any Insurance Proceeds, (e) any Obligor Charges and (f) any Recoveries.

“Receivables List”:  A list of Receivables in the form of Schedule IV hereto or such other form as the Administrative Agent may approve in writing (which list may be provided to the Administrative Agent in electronic form), that identifies each (a) Obligor name, (b) original principal balance (or “Amount Financed”) of the Receivable, (c) contract number or other identifying number, (d) the applicable Contractor name, and (e) whether such Receivable is related to a Non-Mortgage Contract or Mortgage Contract, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Records”:  All documents relating to the Receivables, including books, records and other information executed in connection with the origination or acquisition of the Receivables and Related Security or maintained with respect to the Receivables and Related Security and the related Obligors that the Borrower or the Servicer have generated, in which the Borrower has acquired an interest or in which the Borrower or the Servicer have otherwise obtained an interest.

“Recoveries”:  With respect to any Defaulted Receivable, the proceeds from the sale or other disposition of such Receivable (including any amounts received from any applicable guarantor or from the applicable Contractor under the applicable Contractor Sale Agreement), any other recoveries with respect to such Defaulted Receivable, the Related Security and amounts representing late fees and penalties; provided that such amounts shall be net of Liquidation Expenses and amounts, if any, received that are required under such Defaulted Receivable, to be refunded to the related Obligor.

“Regulation U”:  Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.

“Related Security”:  As used in this Agreement, all right, title and interest of the Borrower in and to the following:

(a)                                  any and all Recoveries related to a Receivable, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof and all liquidation proceeds;

(b)                                 the Required Receivable Files and Servicing Files related to any Receivable, any Records, and the documents, agreements, and instruments included in the Servicing File or Records;

(c)                                  all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Receivable (including any applicable Mortgages), together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(d)                                 the Accounts, the Concentration Account and the Lockbox Accounts, to the extent amounts on deposit therein or credited thereto relate to the Collateral, together with all cash and investments in each of the foregoing other than amounts earned on investments therein (excluding any Excluded Amounts that may be on deposit therein);

(e)                                  the Contractor Sale Agreements and the assignment of such Contractor Sale Agreements;

(f)                                    all records (including computer records) with respect to the foregoing; and

(g)                                 all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Reporting Date”:  The date that is five (5) Business Days prior to each Payment Date.

“Required Lenders”:  As of any date, the Lenders holding an aggregate of more than 66.67% of the Outstanding Loan Balance as of such date.

“Required Receivable File”:  For each Receivable, a file containing each of the following items:

(a)                                  if such Receivable is related to a Non-Mortgage Contract:

(i)                                     an executed copy of the commitment letter issued by First Consumer Credit, Inc. (or FCC Finance, LLC) to the applicable Contractor relating to such Non-Mortgage Contract;

(ii)                                  the sole original, executed copy of the related Non-Mortgage Contract (including any amendments, extensions, modifications or waivers with respect thereto) with original assignments of such Contract showing a complete chain of assignments from the applicable Contractor to the Borrower and from the Borrower to the Administrative Agent;

(iii)                               an executed copy of the Completion Certificate related to such Non-Mortgage Contract;

(iv)                              a copy of the original credit application of the Obligor related to such Contract; and

(v)                                 true and complete copies of all other agreements, documents, any insurance policies and instruments evidencing, securing or guarantying, or required by applicable law with respect to, such Non-Mortgage Contract, as reasonably determined from time to time by the Administrative Agent, upon prior written notice to the Collateral Custodian and the Borrower; and

(b)                                 if such Receivable is related to a Mortgage Contract:

(i)                                     an executed copy of the commitment letter issued by First Consumer Credit, Inc. (or FCC Finance, LLC) to the applicable Contractor relating to such Mortgage Contract;

(ii)                                  the sole original, executed copy of the related Mortgage Contract (including any amendments, extensions, modifications or waivers with respect thereto) with original assignments of such Contract showing a complete chain of assignments from the applicable Contractor to the Borrower and from the Borrower to the Administrative Agent;

(iii)                               a copy of the Mortgage related to such Mortgage Contract (together with evidence of transmittal of such Mortgage to the appropriate recording office, evidence that all related mortgage taxes have been paid and, promptly after receipt thereof by the Servicer and, in any case, within 365 days of the date of such Mortgage Contract, evidence, in form satisfactory to the Administrative Agent, of recordation of such Mortgage at the appropriate recording office) and original assignments of such Mortgage showing a complete chain of assignments of such Mortgage from origination to the Administrative Agent (in each case, together with evidence of transmittal of such assignments of mortgage to the appropriate recording office, evidence that all related mortgage tax has been paid and, promptly after receipt thereof by the Servicer and, in any case, within 365 days of the pledge of such Mortgage Contract hereunder, evidence, in form satisfactory to the Administrative Agent, of recordation of such assignments of mortgage at the appropriate recording office);

(iv)                              a copy of the title report related to the Underlying Collateral related to such Mortgage Contract;

(v)                                 a copy of the original credit application of the Obligor related to such Contract; and

(vi)                              true and complete copies of all other agreements, documents, any insurance policies and instruments evidencing, securing or guarantying, or required by applicable law with respect to, such Mortgage Contract, as reasonably determined from time to time by the Administrative Agent, upon prior written notice to the Collateral Custodian and the Borrower.

“Required Reduction Amount”:  As of any Measurement Date, an amount equal to the positive difference, if any, of (a) the Outstanding Loan Balance on such date over (b) the Maximum Outstanding Loan Amount.

“Required Reports”:  Collectively, the Servicing Report, the Servicer’s Certificate required pursuant to Section 6.8, and the annual statements as to compliance required pursuant to Section 6.9.

“Responsible Officer”:  With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, for purposes of the Borrower, the Responsible Officers shall be the Key Employees, Keith Schaffter and Doug DeRose.

“S&P”:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Payment”:  Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Receivable, as adjusted pursuant to the terms of the related Required Receivable File.

“Secured Party”:  Each Lender, each Hedge Counterparty and the Administrative Agent.

“Securities Account”:  The meaning specified in Section 8-501 of the UCC.

“Securities Account Control Agreement”:  The Securities Account Control Agreement, dated as of the date hereof, among the Borrower, the Servicer, the Administrative Agent, and the Collateral Custodian, as the Securities Intermediary.

“Securities Intermediary”:  (a) A Clearing Corporation; or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security”:  The meaning specified in Section 9-102(a)(15) of the UCC.

“Security Certificate”:  The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”:  The meaning specified in Section 8-102(a)(17) of the UCC.

“Servicer”:  Defined in the Preamble.

“Servicer Default”:  Defined in Section 6.12.

“Servicer Termination Notice”:  Defined in Section 6.12.

“Servicer’s Certificate”:  Defined in Section 6.8(b).

“Servicing Fee”:  The servicing fee payable to the Servicer or the successor Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to (a) in the case of the Backup Servicer if appointed as successor Servicer hereunder, the Successor Servicer Administration Fee (as defined in the Backup Servicer Fee Letter) or (b) in the case of any other Servicer, the product of (i) the Servicing Fee Rate, (ii) the Aggregate Outstanding Receivable Balance as of the first Business Day of the related Collection Period and (iii) the actual number of days in such Collection Period divided by 360.

“Servicing Fee Rate”:  1.50% per annum or such other rate consented to in writing by the Borrower, the Servicer and the Administrative Agent.

“Servicing File”:  For each Receivable, (a) copies (as opposed to originals) of each of the documents included in the Required Receivable File definition, (b) to the extent applicable for the related Receivable, the original executed (i) guaranty, (ii) credit agreement, (iii) loan agreement, (iv) note purchase agreement, (v) promissory note, (vi) acquisition agreement (or similar agreement), (vii) security agreement and (viii) UCC financing statement(s), in each case as set forth on the Receivables List, (c) a copy of each Contractor Sale Agreement related to such Receivable, and (d) true and complete copies of all other agreements, documents and instruments evidencing, securing or guarantying, or required by applicable law with respect to any Contractor Sale Agreement related to such Receivable, as reasonably determined from time to time by the Administrative Agent, upon prior written notice to the Collateral Custodian and the Borrower.

“Servicing Report”:  Defined in Section 6.8(a).

“Servicing Standard”:  With respect to any Receivables, to service and administer such Receivables in accordance with the Underlying Instruments and all customary and usual servicing practices (a) which are consistent with the higher of:  (i) the customary and usual servicing practices that a prudent loan lender would use in servicing loans like the Receivables for its own account, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others; (b) with a view to maximize the value of the Receivables; and (c) without regard to:  (i) any relationship that the Servicer or any Affiliate of the Servicer may have with any Obligor or any Affiliate of any Obligor, (ii) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Receivable, (iii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iv) the ownership by the Borrower of any Receivables, (v) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer or (vi) any relationship that the Servicer or any Affiliate of the Servicer may have with any holder of other loans of the Obligor with respect to such Receivables; provided that, with respect to any successor Servicer, the “Servicing Standard” shall be the higher of the same care, skill and diligence with which such successor Servicer services and administers loans for its own account or for the account of others.

“Solvent”:  As to any Person at any time, having a state of affairs such that all of the following conditions are met:  (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subsidiary”:  As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Successor Servicer”:  Defined in Section 6.13(a).

“Tape”:  Defined in Section 7.2(b).

“Taxes”:  Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Termination Date”:  The earliest of (a) the Business Day designated by the Borrower to the Administrative Agent as the Termination Date at any time following two Business Days’ prior written notice thereof to the Administrative Agent, (b) the Maturity Date or such other date to which such date is extended in accordance with Section 2.1(c), and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 10.2(a) as a result of an Event of Default.

“Transaction Documents”:  This Agreement, the Securities Account Control Agreement, the Concentration Account Agreement, the Note, any Joinder Supplement, the Trust Agreement, the Purchase Agreement, the Backup Servicer Fee Letter, the Collateral Custodian Fee Letter, the Owner Trustee Fee Letter and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

“Transition Expenses”:  The reasonable costs (including reasonable attorneys’ fees) of the Backup Servicer incurred in connection with transferring the servicing obligations under this Agreement and amending this Agreement to reflect such transfer.

“Trust Agreement”:  The Amended and Restated Trust Agreement, dated as of November 10, 2008, by and among U.S. Bank Trust National Association, as the owner trustee, CLST, as the owner participant, and Drawbridge Special Opportunities Fund LP, as amended from time to time.

“UCC”:  The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncertificated Security”:  The meaning specified in Section 8-102(a)(l8) of the UCC.

“Underlying Collateral”: With respect to Mortgage Contracts, the Mortgaged Property and all other property serving as collateral for the obligations of the Obligor under the related Mortgage Contract and with respect to Non-Mortgage Contracts, the property purchased pursuant to the related Non-Mortgage Contract serving as collateral for the obligations of the Obligor under the related Non-Mortgage Contract.

“Underlying Instruments”:  The Mortgage Contract or Non-Mortgage Contract and each other agreement that governs the terms of or secures the obligations represented by such Receivable or of which the holders of such Receivable are the beneficiaries.

“United States”:  The United States of America.

“Unmatured Event of Default”:  Any event that, solely with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Weighted Average APR”: With respect to any Eligible Receivables at any time, an amount equal to the weighted average (weighted solely based on the Outstanding Receivable Balance of such Receivables at such time) of the interest rates set forth in the Contracts related to such Receivables.

Section 1.2.                                          Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3.                                          Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4.                                          Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)                                  the singular number includes the plural number and vice versa;

(b)                                 reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c)                                  reference to any gender includes each other gender;

(d)                                 reference to day or days without further qualification means calendar days;

(e)                                  reference to any time means New York City time;

(f)                                    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(g)                                 reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

ARTICLE II

THE NOTE

Section 2.1.                                        The Note.

(a)                                  On the terms and conditions hereinafter set forth, the Borrower shall deliver on the Closing Date to the Administrative Agent, on behalf of the Lenders, one duly executed promissory note in substantially the form of Exhibit B (the “Note”) dated as of the date of this Agreement, and otherwise duly completed.  The face amount and maximum principal balance of the Note shall be $34,891,977.97.

(b)                                 At least two Business Days prior to the Closing Date, the Borrower (or the Servicer on its behalf) will provide the Administrative Agent with a wire disbursement and authorization form instructing the Administrative Agent of the account where the Borrower requests the Loan be funded.  On the Closing Date, and subject to the terms and conditions hereinafter set forth and the satisfaction of all conditions precedent in Article III, each Lender shall fund its Pro Rata Share of the Loan to the Borrower, in immediately available funds via wire transfer, in accordance with the written instructions of the Borrower, provided that the amount of the Loan funded shall not exceed the Maximum Outstanding Loan Amount.

(c)                                  The Borrower may, within 90 days but not less than 30 days prior to the Maturity Date, by written notice to the Administrative Agent, make a request for each Lender to extend the Maturity Date for an additional period of 364 days.  The Administrative Agent shall promptly notify each Lender of receipt of such notice.  The Administrative Agent and each Lender shall make a determination, in their sole discretion, within 15 days of the date of the Borrower’s request for such extension, as to whether or not it will agree to the applicable extension requested.  The failure of the Administrative Agent and each Lender to provide timely notice of its decision to the Borrower shall be deemed to constitute a refusal by the Administrative Agent and each Lender to extend the applicable date.  The Borrower confirms that the Administrative Agent and each Lender, in their sole and absolute discretion, without regard to the value or performance of the Collateral or any other factor, may elect not to extend the Maturity Date.  The Borrower shall give prompt notice to the Backup Servicer and the Collateral Custodian as to whether or not the Maturity Date has been extended.  In the event the Maturity Date has not been extended the Borrower may repay the Outstanding Loan Balance and all other Aggregate Unpaids in accordance with Section 2.6 by transferring the remaining Collateral to an Affiliate (including, but not limited to, the existing financing facility between the Administrative Agent and Fair Facility I, LLC, subject to the availability and terms of such facility); provided that if the Borrower chooses not to exercise such option then the Borrower shall pay all amounts necessary to reduce the Outstanding Loan Balance to $0 pursuant to Section 2.6.

Section 2.2.                                          [Reserved]

Section 2.3.                                          Determination of Interest.

(a)                                  The Administrative Agent shall determine, in accordance with the terms of this Agreement, the Interest Rate and the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to the Loan on each Payment Date for the related Accrual Period and shall advise the Borrower, the Servicer and each Lender thereof not later than 2:00 p.m. on the third Business Day following the end of each Collection Period.  The Borrower shall pay all Interest due for each applicable Accrual Period pursuant to Section 2.6.

(b)                                 Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Transaction Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Transaction Documents shall be equal to the Maximum Lawful Rate.  If at any time thereafter the rate of interest payable under this Agreement and the Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the Transaction Documents.  In no event shall the total interest received by a Lender under this Agreement and the Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.

Section 2.4.                                          Notations on the Note.

The Administrative Agent is hereby authorized to enter on a schedule attached to the Note a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to the Loan (a) the date of the funding of the Loan and principal amount thereof and (b) each repayment of principal thereof.  Any such recordation shall, absent manifest error, constitute prima facie evidence of the Outstanding Loan Balance under the Note.  The failure of the Administrative Agent to make any such notation on the schedule attached to the Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loan in accordance with the terms set forth herein.

Section 2.5.                                          Principal Repayments.

(a)                                  Unless sooner prepaid pursuant to Section 2.6, the Outstanding Loan Balance shall be repaid in full on the Termination Date.

(b)                                 If as of any Measurement Date the Outstanding Loan Balance exceeds the Maximum Outstanding Loan Amount (including as a result of an Eligible Receivable becoming a Defaulted Receivable), the Borrower shall within five (5) Business Days of the actual knowledge thereof by a Responsible Officer deposit the Required Reduction Amount into the Collection Account.

Section 2.6.                                          Settlement Procedures.

On each Payment Date, the Servicer shall direct the Collateral Custodian to pay pursuant to the Servicing Report (and the Collateral Custodian shall make such payment from the Collection Account to the extent of Available Funds in reliance on the information set forth in such Servicing Report) to the following Persons, the following amounts in the following order of priority:

(a)                                  to each Hedge Counterparty, if applicable, pro rata, based on the respective amounts owed under all Interest Rate Hedge Transactions related thereto, including any unpaid Hedge Breakage Costs with respect thereto;

(b)                                 to the Servicer, in an amount equal to any accrued and unpaid Servicing Fees and any reimbursable expenses of any successor Servicer;

(c)                                  pro rata in accordance with the amounts due under this clause and to the extent not paid by the Borrower, to the Backup Servicer and the Collateral Custodian, pro rata, in an amount equal to (i) any accrued and unpaid Backup Servicing Fees, Collateral Custodian Fees, Owner Trustee Fees and Transition Expenses, and (ii) incurred but unreimbursed reasonable third-party, out-of-pocket expenses relating to their respective duties as Backup Servicer, Collateral Custodian or Owner Trustee hereunder, in respect of which the Backup Servicer, the Collateral Custodian or the Owner Trustee, as applicable, has provided prior written notice setting forth such expenses in reasonable detail to the Servicer and the Administrative Agent, for the payment thereof, provided that amounts payable pursuant to this clause (ii) shall not exceed $5,000 for any Payment Date;

(d)                                 to the Administrative Agent, on behalf of the Lenders, in an amount equal to any accrued and unpaid Interest and any other fees or expenses due and payable to the Lenders hereunder;

(e)                                  to the Administrative Agent, for the account of each applicable Lender in reduction of the Outstanding Loan Balance, an amount equal to the Required Reduction Amount, if any;

(f)                                    pro rata in accordance with the amounts due under this clause to the Administrative Agent, any applicable Lender, the Backup Servicer, the Collateral Custodian, any successor Servicer, the Indemnified Parties or the Secured Parties, all other amounts, including any expenses, Increased Costs, Taxes or Indemnified Amounts due from the Borrower, but other than the principal and interest of the Outstanding Loan Balance, then due under this Agreement;

(g)                                 after the occurrence and during the continuance of an Event of Default, to the Administrative Agent, for the account of each applicable Lender, all amounts necessary to reduce the Outstanding Loan Balance to $0; and

(h)                                 any remaining amounts shall be distributed to the Borrower (and the Borrower shall be permitted to, among other things, further distribute such amounts to its Affiliates or its members at its discretion); provided that the Borrower may at its discretion direct the Collateral Custodian to pay any portion of the remaining amounts to the Administrative Agent, on behalf of the Lenders, in reduction of the Outstanding Loan Balance.

Section 2.7.                                          Collections and Allocations.

(a)                                  Collections.  The Servicer shall direct each Obligor on the Receivables to make payments only to one of the Lockbox Accounts listed on Schedule VIII, as such Schedule VIII may be amended from time to time.  The Borrower and the Servicer shall transfer, or cause to be transferred (whether by wire transfer or other electronic means, which shall not include ACH transfers), to the Concentration Account by the close of business on each Business Day, all Collections constituting collected or available funds received in the Lockbox Accounts or received directly by them.  Pursuant to the Concentration Account Agreement, the Servicer shall cause the applicable Collections to be transferred from the Concentration Account to the Collection Account within one (1) Business Day of deposit therein.  The Servicer shall further include a statement as to the amount of Collections on deposit in the Collection Account on each Reporting Date in the Servicing Report delivered pursuant to Section 6.8(a).

(b)                                 Excluded Amounts.  With the prior written consent of the Administrative Agent which consent may be given by an e-mail transmittal, the Servicer may withdraw from the Collection Account (not more than once per week) any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent a report (a copy of which (together with the written consent of the Administrative Agent) will be provided by the Servicer to the Backup Servicer and Collateral Custodian) setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  Initial Deposits.  On the Closing Date, the Servicer will direct the Collateral Custodian in writing to deposit into the Collection Account all Collections received in respect of Receivables after the applicable cutoff date established in connection with the acquisition thereof (if other than the Closing Date) and delivered to the Collateral Custodian.

(d)                                 Investment of Funds.  Prior to the occurrence and continuance of an Event of Default, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be invested in Permitted Investments selected by the Servicer in written instructions delivered to the Collateral Custodian (which may be in the form of standing instructions); during the continuance of an Event of Default, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Servicer and approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed).  All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.6.  All investments shall be subject to availability.  Absent receipt of instructions as contemplated herein, the Collateral Custodian shall have no obligation to invest any funds.  Each Permitted Investment may be purchased by or through the Collateral Custodian or its Affiliates.  The Collateral Custodian shall have no responsibility for the performance of any Permitted Investment.  It is understood and acknowledged that the Backup Servicer, if appointed as Servicer hereunder, shall not be required to select Permitted Investments.

Section 2.8.                                          Payments, Computations, Etc.

(a)                                  Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the initial Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received by such time shall be deemed received on the next Business Day.  All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days for the actual number of days elapsed.

(b)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be.

Section 2.9.                                          [Reserved]

Section 2.10.                                   Increased Costs; Capital Adequacy; Illegality.

(a)                                  If after the Closing Date or with respect to a particular Lender, the date such Lender joins this Agreement pursuant to Section 13.16 either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by a Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject a Lender to any Tax (except net income, gross income or franchise and similar taxes imposed on any Lender by a taxing jurisdiction in which any such Person is organized, conducts business or is paying taxes (as the case may be)), duty or other charge with respect to any interest in the Collateral, or any right or obligation to make the Loan hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender under this Agreement or any other Transaction Document or (C) impose any other condition affecting the ownership or security interest in the Collateral conveyed to the Lenders hereunder or any Lender’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Lender or to reduce the amount of any sum received or receivable by a Lender under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Lender (or the next Payment Date, if such demand is given less than five (5) days prior to a Payment Date) (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such additional or increased cost incurred or such reduction suffered.

(b)                                 If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Lender with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by a Lender with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Lender as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Lender could have achieved on the date it became a Lender, and to such extent, but for such introduction, change or compliance (taking into consideration the policies of such Lender with respect to capital adequacy) by a material amount, then from time to time, on the Payment Date following demand by such Lender (or the next Payment Date, if such demand is given less than five (5) days prior to a Payment Date) (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such reduction.  For the avoidance of doubt, if the issuance of any amendment or supplement to Interpretation No. 46 or to Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Borrower with the assets and liabilities of any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss or any Lender, such event shall constitute a circumstance on which such Lender may base a claim for reimbursement under this Section 2.10.

(c)                                  In determining any amount provided for in this Section 2.10, the Lender may use any reasonable averaging and attribution methods.  Any Lender making a claim under this Section 2.10 shall submit to the Servicer and the Borrower a written description in reasonable detail as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s right to demand or receive such compensation.  The Borrower shall not be required to compensate a Lender for any loss, cost or expense under this Section unless a claim therefor has been made within 180 days of knowledge thereof by such Lender.

Section 2.11.                                   Taxes.

(a)                                  All payments made by the Borrower or the Servicer (on behalf of the Borrower) under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes.  If any Taxes are required to be withheld from any amounts payable hereunder, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made; provided that no Additional Amount shall be payable hereunder to any Person to the extent such amount is payable as a result of the failure of such Person to comply with Section 2.11(d).  The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower under this Agreement will not, however, apply with respect to net income, gross income or franchise and similar taxes imposed on the Administrative Agent or any Lender.

(b)                                 The initial Servicer will indemnify (and to the extent the indemnification provided by the initial Servicer is insufficient, the Borrower will indemnify) each Lender for the full amount of Taxes payable by such Persons in respect of Additional Amounts and any liability (including interest and expenses) arising therefrom or with respect thereto; provided that no indemnification shall be payable hereunder to any Person to the extent such amount is payable as a result of the failure of such Person to comply with Section 2.11(d).  All payments in respect of this indemnification shall be made on the Payment Date following the date a written invoice therefor setting forth in reasonable detail the basis and calculation of such amounts is delivered to the Borrower.  In the event any Secured Party receives a refund of any amount paid by the Borrower or the initial Servicer pursuant to this Section 2.11, as long as no Event of Default has occurred and is continuing, such Secured Party shall promptly remit such refunded amount to the Borrower or the initial Servicer, as applicable.

(c)                                  Within thirty (30) days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Administrative Agent appropriate evidence of payment thereof.

(d)                                 If any Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender (or the Administrative Agent on the Lender’s behalf) shall deliver to the Borrower, with a copy to the Administrative Agent, the Collateral Custodian and the Servicer, (i) within fifteen (15) days after the date such Lender becomes party to the applicable Transaction Documents, two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-8BEN or Form W-8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.11(d), copies (in such numbers as may from time to time be prescribed by Applicable Law or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law to permit the Borrower to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar Taxes (and, in either case, the Borrower shall be permitted to withhold, without penalty or liability, amounts it deems reasonably necessary if such documentation is not delivered hereunder).  Notwithstanding the foregoing, any additional costs or expenses that are due to the fact that a Lender is not created or organized in the United States shall not be passed through to the Borrower.

(e)                                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Servicer contained in this Section 2.11 shall survive the termination of this Agreement.

Section 2.12.                                   Assignment of the Contractor Sale Agreements.

The Borrower hereby assigns to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right, title and interest in and to, but none of its obligations under the Contractor Sale Agreements (including all buyback obligations of the applicable Contractors) and any UCC financing statements filed under or in connection therewith.  The Borrower confirms that at any time during the continuance of an Event of Default, upon ten (10) days written notice to the Borrower and the Servicer, the Administrative Agent, on behalf of the Secured Parties, shall have the sole right to enforce the Borrower’s rights and remedies under the Contractor Sale Agreements for the benefit of the Secured Parties.

ARTICLE III

CONDITIONS TO CLOSING

Section 3.1.                                          Conditions to Closing.

No Lender shall be obligated to make the Loan hereunder until the following conditions have been satisfied in the sole discretion of, or waived in writing by, the Administrative Agent:

(a)                                  The Borrower and the Servicer have each provided evidence satisfactory to the Administrative Agent that each such entity has been duly organized, and is validly existing in good standing, under the laws of the state of its formation, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables, as applicable;

(b)                                 Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements, financing statements, control agreements, security agreements, insurance certificates and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, all those specified in the schedule of condition precedent documents attached hereto as Schedule I, in each such case in form and substance reasonably satisfactory to the Administrative Agent;

(c)                                  The Administrative Agent shall have received (i) reasonably satisfactory evidence that the Borrower and the Servicer each have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower and the Servicer in form and substance reasonably satisfactory to the Administrative Agent affirming that no such consents or approvals are required;

(d)                                 The Borrower and the Servicer shall each be in compliance in all material respects with all Applicable Laws and shall have delivered to the Administrative Agent as to this and other closing matters a certification in the form of Exhibits E-1 and E-2, as applicable;

(e)                                  The Borrower and the Servicer shall have delivered to the Administrative Agent duly executed Powers of Attorney in the form of Exhibits F-1 and F-2, as applicable;

(f)                                    The Borrower shall have delivered to the Administrative Agent a certificate as to Solvency in the form of Exhibits D;

(g)                                 The Administrative Agent shall have received a duly executed copy of the Note, in a principal amount equal to the Facility Amount;

(h)                                 The Borrower shall have delivered to the Administrative Agent fully-executed copies of the Securities Account Control Agreement (with respect to the Collection Account);

(i)                                     The Backup Servicer has taken, and the Servicer has permitted, all necessary action to obtain access and the information from the Servicer’s servicing system to perform its responsibilities hereunder;

(j)                                     All fees and expenses due and payable by the Borrower as of the Closing Date pursuant to the Transaction Documents shall have been received by the applicable party;

(k)                                  The Servicer shall have delivered a sample Servicing File to the Administrative Agent which shall be reasonably satisfactory to the Administrative Agent;

(l)                                     There shall be no material pending claim, investigation or litigation with respect to the Borrower or the Servicer by any state or federal governmental entity except as disclosed in writing to the Administrative Agent prior to the Closing Date;

(m)                               The representations and warranties of the Borrower contained in Article IV are true and correct as of the Closing Date; and

(n)                                 The Administrative Agent shall have received and reviewed such financial and other information as it may reasonably request.

Section 3.2.                                          Permitted Investments.

Each time that the Borrower (or the initial Servicer on behalf of the Borrower) shall direct or cause the acquisition of any Permitted Investment, the Borrower shall (or the initial Servicer on behalf of the Borrower), if such Permitted Investment has not already been transferred or credited to the Collection Account, cause all Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit to the appropriate Account, in each case for the benefit of the Administrative Agent by one of the following means (and shall take any and all other actions necessary to create in favor of the Administrative Agent a valid, perfected, first priority security interest (subject to Permitted Liens) in each Permitted Investment granted to the Administrative Agent under laws and regulations (including, without limitation, Articles 8 and 9 of the UCC, as applicable) in effect at the time of such grant):

(a)                                  in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it specially Indorsed to the Administrative Agent or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian at the address specified in Schedule III hereto and (B) causing the Collateral Custodian to maintain (on behalf of the Administrative Agent) continuous possession of such Instrument or Security Certificate at the address specified in Schedule III hereto;

(b)                                 in the case of an Uncertificated Security, by (i) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (ii) cooperating in causing such registration to remain effective and not take any action to the contrary; provided that in any such case, adequate notation shall be made in the books and records of the Administrative Agent regarding the beneficial ownership of the Uncertificated Security in question by the Borrower, and the Administrative Agent shall have no right to substitute any other security for the Uncertificated Security in question;

(c)                                  in the case of any Security Entitlement, by causing the Administrative Agent to become the Entitlement Holder of such Security Entitlement; or

(d)                                 in the case of general intangibles (including any loan not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of financing statements naming the Borrower as debtor and the Administrative Agent as secured party and describing the Permitted Investment as the collateral at the filing office of the Secretary of State for the State of Delaware (in the case of Borrower).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.                                          Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date and as of each Measurement Date (in each and every case solely with respect to the period since the Closing Date and with respect to developments since the Closing Date):

(a)                                  Organization and Good Standing.  The Borrower is validly existing as a statutory trust in good standing, under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and has all necessary power, authority and legal right to acquire, own, sell and pledge the Collateral.

(b)                                 Due Qualification.  The Borrower is duly qualified to do business as a statutory trust, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualifications, licenses or approvals except to the extent that failure to obtain all necessary qualifications, licenses, or approvals could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Power and Authority; Due Authorization; Execution and Delivery.  The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (B) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary organizational action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the assignment of a security interest in the Collateral on the terms and conditions herein provided.  This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d)                                 Binding Obligation.  This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)                                  No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Trust Agreement or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law applicable to the Borrower, in each case except to the extent that such conflict, breach, default, creation, imposition, or violation could not reasonably be expected to have a Material Adverse Effect.

(f)                                    No Proceedings.  There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower in writing, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)                                 Consents.  All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required to be made or obtained by the Borrower as of the Closing Date for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained except to the extent that any such failure to acquire such approvals, authorizations, consents, orders or licenses, or take such other actions, could not reasonably be expected to have a Material Adverse Effect.

(h)                                 Solvency.  The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event.  The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(i)                                     Taxes.  The Borrower has filed or caused to be filed all tax returns required to be filed by it (or has been granted appropriate extensions) and has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than (i) any amount of Tax the validity or amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower, (ii) any Tax less than thirty (30) days overdue and (iii) any filings that the failure to so file could not reasonably be expected to have a Material Adverse Effect), and no tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax or assessment.

(j)                                     Exchange Act Compliance; Regulations T, U and X.  None of the transactions contemplated herein or in the other Transaction Documents will cause the Borrower to violate or result in a violation by the Borrower of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.  The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(k)                                  Security Interest.

(i)                                     This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens);

(ii)                                  the Receivables and Related Security constitute “instruments”, “general intangibles”, “tangible chattel paper” or “accounts” (each as defined in the applicable UCC);

(iii)                               with respect to any part of the Collateral that constitute “security entitlements”:

(A)                              all of such security entitlements have been credited to one of the Accounts and pursuant to the Securities Account Control Agreement the securities intermediary for each Account has agreed to treat all assets credited to such Account as “financial assets” within the meaning of the applicable UCC;

(B)                                pursuant to the Securities Account Control Agreement the securities intermediary has agreed to identify in its records the Administrative Agent as the Person having a security interest in such entitlement; and

(C)                                such security entitlements are not in the name of any Person other than the Borrower or the Administrative Agent.  The Borrower has not authorized or allowed the securities intermediary of any securities entitlements to comply with the entitlement order of any Person other than the Administrative Agent; provided that until the Administrative Agent delivers a notice of exclusive control under the Securities Account Control Agreement, the Borrower and the Servicer may cause cash proceeds of the security entitlements to be invested in Permitted Investments;

(iv)                              all Accounts constitute “securities accounts” as defined in the applicable UCC;

(v)                                 at all times the Borrower will own and have good and marketable title to the Collateral, free and clear of any Lien (other than Permitted Liens) of any Person;

(vi)                              all appropriate financing statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement in the Receivables and in the other Collateral, to the extent that a security interest in such other Collateral may be perfected by filing financing statements pursuant to the UCC;

(vii)                           other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral.  The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the date hereof.  The Borrower is not aware of the filing of any judgment or tax lien filings against the Borrower;

(viii)                        all original executed copies of each Mortgage Contract or Non-Mortgage Contract that constitute or evidence each Receivable have been delivered to the Collateral Custodian;

(ix)                                the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding the Mortgage Contract or Non-Mortgage Contract that constitutes or evidences each Receivable solely on behalf of and for the benefit of the Secured Parties;

(x)                                   none of the Mortgage Contracts or Non-Mortgage Contracts that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties, and other than markings related to debt paid in full prior to the inclusion of such Receivable in the Collateral;

(xi)                                with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian on behalf of the Administrative Agent and, if in registered form, has been specially Indorsed to the Administrative Agent or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent upon original issue or registration of transfer by the Borrower of such certificated security.

(l)                                     Reports Accurate.  All Servicing Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent, Servicer, Backup Servicer, Collateral Custodian, each or any Secured Party pursuant to this Agreement are true, complete and correct in all material respects as of the date of their delivery.

(m)                               Location of Offices.  The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware.  The office where the Borrower keeps all the Records is at the address of the Borrower referred to in Annex A hereto (or at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied).  The Borrower’s Federal Employee Identification Number is correctly set forth on Exhibit E-1.

(n)                                 Tradenames.  The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it is doing business.

(o)                                 Special Purpose Entity.  The Borrower has not breached any of its covenants set forth in Section 5.2(l).

(p)                                 Investment Company Act.  The Borrower is not, and is not controlled by, an “investment company” within the meaning of the 1940 Act or is exempt from the provisions of the 1940 Act.

(q)                                 ERISA.  Neither the Borrower nor any ERISA Affiliate thereof has any Benefit Plans or Multiemployer Plans.

(r)                                    Compliance with Law.  The Borrower has complied in all material respects with all Applicable Laws to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), in each case except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(s)                                  Lockbox Accounts.  The name and address of the Lockbox Account Banks, together with the account numbers of the Lockbox Accounts of the Borrower at the applicable Lockbox Account Banks, is specified in Schedule VIII.  The Lockbox Accounts are the only accounts to which Obligors have been directed to send Collections on the Collateral.  The Borrower has not granted any Person an interest in the Lockbox Accounts.

(t)                                    Amendments.  No Receivable has been amended, modified or waived following inclusion in the Collateral, except for amendments, modifications or waivers, if any, to such Receivable otherwise permitted under Section 6.4(a) of this Agreement and in accordance with the Credit and Collection Policy and the Servicing Standard.

(u)                                 USA PATRIOT Act.  To the best of the Borrower’s knowledge, neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States

Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(v)                                 Eligibility of Collateral.  As of the Closing Date, (i) the Receivables List is an accurate and complete listing of all Receivables and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true, correct and complete in all material respects, and (ii) each such Receivable included in the Borrowing Base is an Eligible Receivable.

Section 4.2.                                          Representations and Warranties of the Servicer.

The initial Servicer represents and warrants as follows as of the Closing Date and as of each Measurement Date:

(a)                                  Organization and Good Standing.  The Servicer has been duly organized and is validly existing as a limited liability company, in good standing under the laws of its jurisdiction of organization, with all requisite organizational power and authority to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)                                 Due Qualification.  The Servicer is duly qualified to do business as a limited liability company and has obtained (or has made all necessary arrangements to obtain) all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Power and Authority; Due Authorization; Execution and Delivery.  The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary organizational action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.  This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)                                 Binding Obligation.  This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)                                  No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents or any Contractual Obligation of the Servicer, or (ii) violate any Applicable Law, in each case except to the extent that such conflict, breach, default, creation, imposition, or violation could not reasonably be expected to have a Material Adverse Effect.

(f)                                    No Proceedings.  There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)                                 Consents.  All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required to be made or obtained by the Servicer for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained (or the Servicer has made all necessary arrangements to obtain) except to the extent any such failure to acquire such approvals, authorizations, consents, orders, or licenses, or take such other action could not reasonably be expected to have a Material Adverse Effect.

(h)                                 Reports Accurate.  All Servicer Certificates, Servicing Reports, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Administrative Agent or any Lender pursuant to with this Agreement are true, correct and complete in all material respects.

(i)                                     Credit and Collection Policy.  The Servicer has complied in all material respects with the Credit and Collection Policy with regard to the origination, underwriting and servicing of the Receivables.

(j)                                     Solvency.  The Servicer is not the subject of any Insolvency Proceedings or Insolvency Event.  The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(k)                                  Taxes.  The Servicer has filed or caused to be filed all tax returns that are required to be filed by it (or has been granted appropriate extensions).  The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than (i) any amount of Tax the validity or amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer, (ii) any Tax less than thirty (30) days overdue and (iii) any filings that the failure to so file could not reasonably be expected to have a Material Adverse Effect), and no tax lien has been filed against the Servicer or any of its property and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax or assessment.

(l)                                     Security Interest.  The Servicer will cooperate with the Administrative Agent to ensure that (i) the Administrative Agent has a security interest (as defined in the UCC) in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement and (ii) upon the filing of UCC-1 financing statements naming the Administrative Agent as secured party and the Borrower as debtor, the Administrative Agent, as agent for the Secured Parties, shall have a valid and first priority perfected security interest in the

Receivables and that portion of the Collateral in which a security interest may be perfected by filing (except for any Permitted Liens).

(m)                               Lockbox Accounts and Concentration Account.  The Servicer has sent the name and address of each Lockbox Account Bank, together with the account number of each Lockbox Account at the applicable Lockbox Account Bank, and the account number of the Concentration Account, to the Collateral Custodian, the Backup Servicer and Administrative Agent.  Except for the interest granted to the Administrative Agent pursuant to the facility with Spinnaker Consumer Receivables Trust, the Servicer has not granted and shall not grant any Person an interest in the Lockbox Accounts or the Concentration Account.

(n)                                 USA PATRIOT Act.  To the best of the Servicer’s knowledge, neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(o)                                 Compliance with Law.  The Servicer has complied in all material respects with all Applicable Laws to which it may be subject, and, to the knowledge of the Servicer, no Receivable in the Collateral contravenes in any material respect any Applicable Laws, in each case except to the extent that such lack of compliance or contravention could not reasonably be expected to have a Material Adverse Effect.

Notwithstanding any other provision of this Agreement to the contrary, the parties hereto acknowledge and agree that it shall not be a breach of Section 4.2(b) or (g) hereunder by the Servicer if on the date hereof the Servicer has not obtained all requisite licenses/registrations if (1) the Servicer has, in good faith, applied for all such licenses/registrations and obtains such licenses/registrations in due course and (2) such failure does not otherwise prevent the Servicer from satisfying in all material respects each of its other covenants and obligations hereunder; provided that the Servicer covenants and agrees to indemnify, defend and hold each Indemnified Party harmless against any and all losses actually incurred in connection with the failure to obtain such licenses/registrations.

Section 4.3.                                          [Reserved].

Section 4.4.                                          Representations and Warranties of the Backup Servicer.

The Backup Servicer in its individual capacity and as Backup Servicer represents and warrants as follows:

(a)                                  Organization; Power and Authority.  It is a duly organized and validly existing corporation in good standing under the laws of the State of Minnesota.  It has full power, authority and legal right to execute, deliver and perform its obligations as Backup Servicer under this Agreement.

(b)                                 Due Authorization.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary action on its part, either in its individual capacity or as Backup Servicer, as the case may be.

(c)                                  No Conflict.  The execution and delivery of this Agreement by the Backup Servicer, the performance by it of the transactions contemplated hereby and the fulfillment by it of the terms hereof will not conflict with, result in any breach of its organizational documents or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Backup Servicer is a party or by which it or any of its property is bound.

(d)                                 No Violation.  The execution and delivery of this Agreement by the Backup Servicer, the performance by it of the transactions contemplated hereby and the fulfillment by it of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(e)                                  Consents.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Backup Servicer, required in connection with the execution and delivery of this Agreement, the performance by the Backup Servicer of the transactions contemplated hereby and the fulfillment by the Backup Servicer of the terms hereof have been obtained.

(f)                                    Validity, Etc.  This Agreement constitutes the legal, valid and binding obligation of the Backup Servicer, enforceable against the Backup Servicer in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws or general principles of equity (whether considered in a suit at law or in equity).

Section 4.5.                                          Representations and Warranties of the Collateral Custodian.

The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a)                                  Organization; Power and Authority.  It is a duly organized and validly existing national banking association in good standing under the laws of the United States.  It has full power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b)                                 Due Authorization.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c)                                  No Conflict.  The execution and delivery of this Agreement by the Collateral Custodian, the performance by it of the transactions contemplated hereby and the fulfillment by it of the terms hereof will not conflict with, result in any breach of its organizational documents or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)           No Violation.  The execution and delivery of this Agreement by the Collateral Custodian, the performance by it of the Transactions contemplated hereby and the fulfillment by it of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(e)           Consents.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)            Validity, Etc.  The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.1.              Affirmative Covenants of the Borrower.

From the date hereof until the Maturity Date, the Borrower hereby covenants and agrees as follows:

(a)           Compliance with Laws.  The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof, except if the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)           Preservation of Company Existence.  The Borrower will preserve and maintain its existence, rights, franchises and privileges as a statutory trust in the jurisdiction of its formation, and qualify and remain qualified in good standing as a statutory trust, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)           Performance and Compliance with Collateral.  The Borrower will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Collateral and all other agreements related to such Collateral.

(d)           Keeping of Records and Books of Account.  The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Collateral.

(e)           Protection of Interest in Collateral.  With respect to the Receivables and Related Security, the Borrower will take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Receivables and Related Security free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (i) with respect to the Receivables and that portion of the Collateral in which a security interest may be perfected by filing, maintaining effective financing statements in all necessary or appropriate filing offices (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (ii) executing or causing to be executed such other instruments or notices as may be reasonably necessary or appropriate, (iii) subject to Section 13.9, permitting the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers of the Borrower having knowledge of such matters (the Borrower shall pay the reasonable costs and expenses for all such visits up to four times each calendar year and at any time during the existence of an Event of Default or an Unmatured Event of Default), and (iv) taking all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)            Reserved.

(g)           Reserved.

(h)           Taxes.  The Borrower will file all appropriate tax returns and pay any and all required Taxes (other than the amount of any Taxes the validity or amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

(i)            Use of Proceeds.  The Borrower will use the proceeds of the Loan only to acquire Collateral and pay transaction expenses related hereto or other expenses of the Borrower.

(j)            Obligor Notification Forms.  The Borrower shall furnish the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Secured Parties’ interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.

(k)                                  Notices.  The Borrower will furnish to the Administrative Agent:

(i)            Income Tax Liability.  Within ten (10) Business Days after the receipt by a Responsible Officer of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any affiliated group (within the meaning of Section 1504(a)(l) of the Code) of which Borrower is a member which equal or exceed $100,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days thereafter) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

(ii)           Auditors’ Management Letters.  Promptly after the receipt thereof, any auditors’ management letters that are received by the Borrower;

(iii)          Representations and Warranties.  Forthwith upon a Responsible Officer of the Borrower receiving knowledge of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances;

(iv)          Proceedings.  As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral in an amount in excess of $250,000, the Transaction Documents, the Secured Parties’ interest in the Collateral or otherwise in an amount in excess of $250,000 shall be required to be reported;

(v)           Notice of Material Events.  Promptly upon a Responsible Officer of the Borrower becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, could reasonably be expected to have a Material Adverse Effect;

(vi)          Events of Default.  Prompt (and in any event within one Business Day) written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which a Responsible Officer of the Borrower has knowledge or has received notice (other than any notice from the Administrative Agent or any Lender).  In addition, no later than three (3) Business Days following a Responsible Officer of the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer setting forth the details of such event and the action that the Borrower proposes to take with respect thereto; and

(vii)         Accounting Changes.  As soon as possible and in any event within ten (10) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower.

(l)                                     Compliance With Transaction Documents.  The Borrower will comply in all respects with the terms of this Agreement and the other Transaction Documents to which it is a party.

(m)          Hedging.  If for any calendar month the Excess Spread is less than 4.00% and the Administrative Agent provides notice that hedging shall be required, the Borrower shall be required to enter into Hedge Transactions, in form and substance (and with counterparties) acceptable to and as specified by the Administrative Agent in its reasonable discretion, within 30 Business Days of the date of such notice from the Administrative Agent.

(n)           Financial Statements. The Borrower will submit to the Administrative Agent (i) within thirty (30) days after the end of each of its fiscal months and quarters (excluding the fiscal quarter ending on the date specified in subclause (ii) below), commencing November 30, 2008, unaudited financial statements of the Borrower for the most recent fiscal month or quarter, as applicable, and (ii) within one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2008, unaudited financial statements of the Borrower prepared by a firm of nationally recognized independent public accountants.

(o)           Other.  The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

Section 5.2.              Negative Covenants of the Borrower.

From the date hereof until the Collection Date, the Borrower hereby covenants and agrees as to itself and the Collateral as follows:

(a)           Other Business.  The Borrower will not (i) engage in any business other than the transactions contemplated by the Transaction Documents or reasonable extensions thereof, (ii) incur any Indebtedness, other than pursuant to or permitted by this Agreement or under the other Transaction Documents, or (iii) form any Subsidiary or make any Investment in any other Person (other than Permitted Investments).

(b)           Collateral Not to be Evidenced by Instruments.  The Borrower will take no action to cause any Receivable that is not, as of the Closing Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable.

(c)           Security Interests.  Except as permitted by the Transaction Documents, the Borrower will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien (except for Permitted Liens) on, any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, to any other Person.  The Borrower will promptly notify the Administrative Agent of the existence of any Lien (other than Permitted Liens) on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties.

(d)           Mergers, Acquisitions, Sales, etc.  The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets, any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any

Collateral or any interest therein (in each case other than as expressly permitted pursuant to the Transaction Documents or in the ordinary course of business).

(e)           Deposits to Collection Account.  The Borrower will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections in respect of the Collateral.

(f)            Restricted Payments.  The Borrower shall not declare or pay any dividends or distributions (i) except as permitted under its organizational documents, and (ii) at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom.

(g)           Change of Name or Location of Servicing Files.  The Borrower shall not (i) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps the records from the location referred to on Annex A hereto, or change the jurisdiction of its organization, or (ii) move, or consent to the Collateral Custodian or Servicer moving, the Required Receivable Files or the Servicing Files from the location thereof on the Closing Date, unless in each case the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Administrative Agent, as agent for the Secured Parties, in the Collateral.

(h)           ERISA Matters.  The Borrower will not establish any Benefit Plan or Multiemployer Plan.

(i)            Organizational Documents.  The Borrower will not amend its organizational documents without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld).

(j)            Changes in Payment Instructions to Obligors.  The Borrower will not add or terminate any bank as a Lockbox Account Bank or any Lockbox Account listed in Schedule VIII or make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made with respect to the Collateral to the applicable Lockbox Account, unless the Administrative Agent has consented to such addition, termination or change and the Borrower has notified the Collateral Custodian.

(k)           Extension or Amendment of Collateral.  The Borrower will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the material terms of any Receivable (including the Related Security).

(l)            Special Purpose Entity.  The Borrower will not:

(i)            engage in any business or activity other than the purchase and receipt of Receivables and related assets, the pledge of Collateral under the Transaction Documents, and such other activities as are incidental thereto;

(ii)           acquire or own any material assets other than (A) the Receivables and rights in the Related Security and (B) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents;

(iii)          merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the consent of the Administrative Agent, except as otherwise provided by the Transaction Documents;

(iv)          fail to preserve its existence as a Delaware statutory trust, validly existing and in good standing under the laws Delaware, or, without the prior written consent of the Administrative Agent, make any material amendment or modification, or terminate or fail to comply with the material provisions of the Trust Agreement, or fail to observe statutory trust formalities;

(v)           own any Subsidiary or make any Investment in any Person without the consent of the Administrative Agent;

(vi)          except as permitted by the Transaction Documents, commingle its assets or liabilities with the assets or liabilities of any of its Affiliates or any other Person;

(vii)         incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Aggregate Unpaids owed hereunder, except for trade payables in the ordinary course of its business; provided that such debt is not evidenced by a note and is paid within thirty (30) days (or longer if in the normal course such debt is paid on terms greater than 30 days) of when due (unless otherwise contested in good faith by appropriate proceedings) and as otherwise permitted by the Transaction Documents;

(viii)        become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due (unless otherwise contested in good faith by appropriate proceedings);

(ix)           fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x)            enter into any contract or agreement with any Person, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than such Person in the reasonable judgment of the Borrower;

(xi)           seek its dissolution or winding up in whole or in part;

(xii)          fail to correct any known misunderstandings regarding the separate identity of the Borrower and Fair or any other Person;

(xiii)         make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of indebtedness issued by any other Person (other than the Receivables, cash and Permitted Investments and as otherwise permitted by the Transaction Documents);

(xiv)        fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and regulations;

(xv)         actively hold itself out to the public such to represent that it is not a legal entity separate and distinct from any other Person or to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvi)        fail to maintain adequate capital for the reasonably foreseeable obligations of its business and contemplated business operations;

(xvii)       file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xviii)      permit any transfer (whether in any one or more transactions) of any direct or indirect ownership interest in the Borrower to the extent it has the ability to control the same, unless the Borrower delivers to the Administrative Agent an acceptable non-consolidation opinion and the Administrative Agent consents to such transfer;

(xix)         fail to pay the salaries of its own employees, if any, in light of its contemplated business operations;

(xx)          acquire the securities of its Affiliates;

(xxi)         fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxii)        fail to use separate invoices bearing its own name;

(xxiii)       pledge or permit the pledge of its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder; and

(xxiv)       take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Jackson Walker L.L.P., dated as of the date hereof, upon which the conclusions expressed therein are based.

Section 5.3.          Affirmative Covenants of the Servicer.

From the date hereof until the Collection Date, the Servicer hereby covenants and agrees as follows:

(a)           Compliance with Law.  The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof, except if the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)           Preservation of Company Existence.  The Servicer will preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company (or other applicable entity in the case of a successor Servicer), in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)           Obligations and Compliance with Collateral.  The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the Collateral and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, in, to and under the Collateral except as otherwise permitted in the Transaction Documents.

(d)           Keeping of Records and Books of Account.

(i)            The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection and the identification of the Collateral.

(ii)           Subject to Section 13.9, the Servicer shall permit the Administrative Agent, the Backup Servicer, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or executive employees of the Servicer having knowledge of such matters; the Servicer shall pay the reasonable costs and expenses (including all direct and indirect costs and expenses) for all such visits up to four times each calendar year and at any time during the existence of an Event of Default or Unmatured Event of Default; provided that any successor Servicer shall not be required to pay any such costs and expenses, shall be given five Business Days notice of any such visit and shall be subject to only two visits per calendar year.

(iii)          The initial Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral with a legend, acceptable to the Administrative Agent, describing the grant of a security interest by the Borrower to the Administrative Agent as agent for the Secured Parties hereunder.

(e)           [Reserved].

(f)            Credit and Collection Policy.  The Servicer will (i) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (ii) furnish to the Administrative Agent, prior to its effective date, written notice of any proposed changes in the

Credit and Collection Policy.  The Servicer will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Borrower; provided that no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent.

(g)           Events of Default.  The Servicer will provide the Administrative Agent and the Borrower with prompt (and in any event within one Business Day) written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which a Responsible Officer of the Servicer has knowledge or has received notice (other than any knowledge obtained from or any notice from the Administrative Agent or a Lender).  In addition, no later than three (3) Business Days following a Responsible Officer of the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Administrative Agent and the Borrower a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(h)           Taxes.  The Servicer will file all appropriate tax returns and pay any and all required Taxes (other than the amount of any Taxes the validity or amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer).

(i)            Other.  The Servicer will promptly furnish to the Administrative Agent and the Borrower such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Administrative Agent or the Borrower may from time to time reasonably request in order to protect the interests of the Borrower, the Administrative Agent and the Secured Parties under or as contemplated by this Agreement.

(j)            Proceedings.  As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Servicer receives notice or obtains knowledge thereof, the Servicer will furnish to the Administrative Agent and the Borrower notice of any settlement of, judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case, relating to the Servicer, which could reasonably be expected to have a Material Adverse Effect.

(k)           Deposit of Collections.  The Servicer shall direct each Obligor to make payments directly to the applicable Lockbox Account and shall promptly (but in no event later than one (1) Business Day after receipt) deposit into the Concentration Account any and all Collections received directly by it or by the Borrower (in the case of the initial Servicer, in which case the initial Servicer will be acting on the Borrower’s behalf).

(l)            Change of Control.  Upon the occurrence of a Change of Control of the Servicer, the Servicer shall provide the Borrower, the Administrative Agent, the Backup Servicer

and each Lender with written notice of such Change of Control within two (2) Business Days after the occurrence of the same.

(m)          Special Purpose Entity Requirements.  The Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the Special Purpose Entity requirements set forth in Section 4.1(o) (for purposes of this clause (m), “Servicer” shall only apply to any Servicer that is an Affiliate of the Borrower).

(n)           Servicing System Changes.  As soon as possible and in any event within five (5) Business Days after the effective date thereof, the Servicer will provide the Backup Servicer and the Borrower notice of any material changes to the Servicer’s servicing systems.

(o)           Notices.  The Servicer will furnish to the Borrower, the Administrative Agent and the Backup Servicer prior written notice of any changes to its name or location of its principal place of business or chief executive office.

Section 5.4.          Negative Covenants of the Servicer.

From the date hereof until the Collection Date, the Servicer hereby covenants and agrees as follows:

(a)           Deposits to Collection Account.  The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections in respect of the Collateral.

(b)           Mergers, Acquisition, Sales, etc.  The initial Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)            the initial Servicer has delivered to the Administrative Agent and the Borrower an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of a supplemental agreement, the delivery of an Opinion of Counsel stating that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii)           the initial Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and the Borrower and obtained the consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld); and

(iii)          after giving effect thereto, no Servicer Default, Unmatured Event of Default or Event of Default shall exist.

(c)           Change of Location of Servicing Files.  The Servicer shall not (i) change the offices where it keeps records concerning the Collateral from the location referred to on Annex A hereto, or (ii) move, or consent to the Collateral Custodian moving, the Required

Receivable Files or Servicing Files from the location thereof on the Closing Date, unless the Servicer has given at least ten (10) days’ written notice to the Administrative Agent and the Borrower.

(d)                                 Change in Payment Instructions to Obligors.  The Servicer will not add or  terminate any bank as a Lockbox Account Bank or any Lockbox Account listed in Schedule VIII or make any change in its instructions to Obligors regarding payments to be made to the applicable Lockbox Account, unless the Administrative Agent and the Borrower have consented to such addition, termination or change and the Collateral Custodian has been notified.

(e)                                  Extension or Amendment of Receivables.  The Servicer will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify the terms of any Receivable (including the Related Security).

Section 5.5.                                          [Reserved].

Section 5.6.                                          [Reserved].

Section 5.7.                                          Affirmative Covenants of the Backup Servicer.

From the date hereof until the Collection Date, the Backup Servicer hereby covenants and agrees as follows:

(a)                                  Compliance with Law.  The Backup Servicer will comply with all Applicable Law.

(b)                                 Preservation of Existence.  The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 5.8.                                          Negative Covenants of the Backup Servicer.

From the date hereof until the Collection Date, the Backup Servicer will not make any changes to the Backup Servicing Fee set forth in the Backup Servicer Fee Letter without the prior written approval of the Administrative Agent.

Section 5.9.                                          Affirmative Covenants of the Collateral Custodian.

From the date hereof until the Collection Date, the Collateral Custodian hereby covenants and agrees as follows:

(a)                                  Compliance with Law.  The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)                                 Preservation of Existence.  The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)                                  Location of Required Receivable Files.  Subject to Section 8.8, the Required Receivable Files shall remain at all times in the possession of the Collateral Custodian at the address set forth on Annex A to this Agreement unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Receivable Files to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Receivable Files may otherwise be released pursuant to this Agreement.

Section 5.10.                                   Negative Covenants of the Collateral Custodian.

From the date hereof until the Collection Date, the Collateral Custodian hereby covenants and agrees as follows:

(a)                                  Required Receivable Files.  The Collateral Custodian will not dispose of any Required Receivable File documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b)                                 No Changes to Collateral Custodian Fee.  The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent.

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.1.                                          Designation of the Servicer.

(a)                                  Initial Servicer.  The servicing, administering and collection of the Collateral shall be conducted by the Person designated as the Servicer hereunder from time to time in accordance with this Section 6.1.  Until the Administrative Agent gives to the Borrower and FCC Finance, LLC a Servicer Termination Notice, FCC Finance, LLC is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and responsibilities of, the Servicer pursuant to the terms hereof.

(b)                                 Successor Servicer.  Upon the Borrower’s and the Servicer’s receipt of a Servicer Termination Notice from the Administrative Agent pursuant to Section 6.12, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that will facilitate the transition of the performance of such activities to a successor Servicer, as reasonably determined by the Borrower and the Administrative Agent, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c)                                  Subcontracts.  The Servicer may, with the prior written consent of the Borrower and approval of the Administrative Agent (such approval not to be unreasonably withheld) and with notice to the Backup Servicer, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement.

(d)                                 Servicing Programs.  In the event that the initial Servicer uses any software program in servicing the Collateral that it licenses from a third party, the initial Servicer shall use commercially reasonable efforts to obtain, either before the Closing Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Administrative Agent and the Backup Servicer to use such program and to allow the initial Servicer to assign such licenses to the Backup Servicer or to any other Successor Servicer appointed as provided in this Agreement.

Section 6.2.                                          Duties of the Servicer.

(a)                                  Appointment.  The Borrower hereby appoints the Servicer as its agent, as from time to time designated pursuant to Section 6.1, to service the Collateral and enforce the Borrower’s rights in, to and under such Collateral.  The Servicer hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein.  The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)                                 Duties.  The Servicer shall take or cause to be taken all such actions as may be reasonably necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law, the Credit and Collection Policy and the Servicing Standard.  Without limiting the foregoing, the duties of the Servicer  shall include the following:

(i)                                     preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Receivable;

(ii)                                  maintaining all reasonably necessary servicing records with respect to the Collateral and providing such reports, information and servicing records to the Administrative Agent and Collateral Custodian in respect of the servicing of the Collateral (including information relating to the Servicer’s performance under this Agreement) as may be required hereunder or as the Borrower, the Administrative Agent and the Collateral Custodian may reasonably request;

(iii)                               maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv)                              identifying each Receivable clearly and unambiguously in its servicing records to reflect that such Receivable is owned by the Borrower and that the Borrower has granted a security interest therein to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement;

(v)                                 notifying the Borrower and the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (A) that is, or to the Servicer’s knowledge threatened to be, asserted by an Obligor with respect to any Receivable (or portion thereof) of which it has knowledge or has received notice; and (B) that could reasonably be expected to have a Material Adverse Effect;

(vi)                              providing written notice to the Borrower and the Administrative Agent, prior to the effective date thereof, of any material proposed changes in the Credit and Collection Policy;

(vii)                           maintaining the first priority perfected security interest (subject to Permitted Liens) of the Administrative Agent, as agent for the Secured Parties, in the Collateral; and

(viii)                        maintaining the Servicing Files with respect to Receivables; and

(ix)                                directing the Collateral Custodian to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.6.

(c)                                  Notwithstanding anything to the contrary contained herein, the exercise by the Secured Parties of their rights hereunder shall not release the Servicer or the Borrower from any of their duties or responsibilities with respect to the Collateral.  The Secured Parties, the Backup Servicer and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral (except as otherwise provided herein in the case of the Collateral Custodian and the Backup Servicer), nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(d)                                 Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3.                                Authorization of the Servicer.

(a)                                  Each of the Borrower and the Administrative Agent hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in the Borrower’s name and on the Borrower’s behalf necessary or desirable in the determination of the Servicer and not inconsistent with the pledge by the Borrower to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof.  The Borrower and the Administrative Agent, on behalf of the Secured Parties, shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Collateral.  In no event shall the Servicer be entitled to make the Borrower, any Secured Party, the Backup Servicer, the Collateral Custodian or the Administrative Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)                                 After the declaration of the Termination Date, at the direction of the Administrative Agent (with notice to the Borrower), the Servicer shall take such action as the Administrative Agent may reasonably deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the pledge of such Collateral to the Administrative Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.4.                                          Collection of Payments; Accounts.

(a)                                  Collection Efforts, Modification of Collateral.  The Servicer will use commercially reasonable efforts to collect, or cause to be collected, all payments called for under the terms and provisions of the Receivables included in the Collateral as and when the same become due in accordance with the Credit and Collection Policy and the Servicing Standard.  The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral in a manner that would impair the collectibility of the Collateral or in any manner contrary to the Credit and Collection Policy and the Servicing Standard.

(b)                                 Prepaid Receivable.  The Servicer may not consent to a Receivable becoming a Prepaid Receivable, in whole or in part, unless such prepayment (plus any concurrent deposits made by the Servicer) (i) will not result in the Collection Account receiving an amount less than the sum of (A) the Outstanding Receivable Balance (or portion thereof to be prepaid) on the date of such payment, and (B) any accrued and unpaid interest thereon (such sum, the “Prepayment Amount”) or (ii) is in compliance with the Underlying Instruments for the applicable Receivable and such prepayment is consented to by the Servicer in accordance with the Servicing Standard.

(c)                                  Acceleration.  If required by the Credit and Collection Policy or if consistent with the Servicing Standard and the related Underlying Instruments, the Servicer shall accelerate the maturity of all or any Scheduled Payments and other amounts due under any Receivable promptly after such Receivable becomes a Defaulted Receivable.

(d)                                 Taxes and other Amounts.  The Servicer will use commercially reasonable efforts in accordance with the Servicing Standard to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Receivable to the extent required to be paid to the Borrower for such application under the Underlying Instrument and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(e)                                  Payments to Lockbox Account.  On or before the Closing Date, the Servicer shall have instructed all Obligors to make all payments in respect of the Collateral directly to the applicable Lockbox Account.

(f)                                    Accounts.  Each of the parties hereto hereby agrees that (i) each Account shall be deemed to be a Securities Account and (ii) except as otherwise expressly provided herein, the Administrative Agent shall be exclusively entitled to exercise the rights that comprise each Financial Asset held in each Account.  Each of the parties hereto hereby agrees to cause the Collateral Custodian or any other Securities Intermediary that holds any money or other property for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(g) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose shall be the State of New York.  In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian or other Securities Intermediary that holds such Financial Asset in such Account.

(g)                                 Underlying Instruments.  Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower of or the grant by the Borrower to the Administrative Agent of a security interest in any Receivable to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents).  The Collateral Custodian shall hold any Instrument delivered to it evidencing any Receivable hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.

(h)                                 Establishment of the Collection Account.  The Servicer shall cause to be established, on or before the Closing Date, with the Collateral Custodian, and maintained in the name of the Borrower, subject to the Lien of the Administrative Agent, a segregated corporate trust account entitled “Collection Account for FCC Investment Trust I” (the “Collection Account”), over which the Administrative Agent as agent for the Secured Parties, shall have control and from which neither the Servicer nor the Borrower shall have any right of withdrawal.

(i)                                     Adjustments.  If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake.  Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.5.                                          Realization Upon Defaulted Receivables.

The Servicer will use commercially reasonable efforts in accordance with the Credit and Collection Policy and consistent with the Servicing Standard and Applicable Law in realizing upon each Defaulted Receivable and Related Security, and employ practices and procedures including commercially reasonable efforts to enforce all obligations of Obligors.  Without limiting the generality of the foregoing, the Servicer may (a) unless the Administrative Agent has specifically given instruction to the contrary, (i) foreclose upon any property securing the Defaulted Receivable and cause the sale of any such property, or (ii) turn the Defaulted Receivable over to a collection agency for collection, or (b) with the consent of the Borrower (other than during the existence of any Event of Default), sell the Defaulted Receivable for its fair market value (as determined by the Servicer in good faith) to an independent third-party purchaser.  The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of a Defaulted Receivable.

Section 6.6.                                          Servicing Compensation.

As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to the provisions of Section 2.6.

Section 6.7.                                          Payment of Certain Expenses by the Servicer.

The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 6.5.  The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.  Notwithstanding the foregoing, if the Backup Servicer is appointed successor Servicer hereunder, it shall be entitled to reimbursement from the Borrower for all reasonable out-of-pocket expenses incurred by it in connection with its servicing activities hereunder.

Section 6.8.                                          Reports.

(a)                                  Servicing Report.  On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, the Backup Servicer and the Collateral Custodian, a monthly statement (a “Servicing Report”) including (i) a calculation of the Borrowing Base as of the most recent date of determination, with respect to the related calendar month, (ii) an updated Receivables List, and (iii) such other pool portfolio data and information as reasonably requested by the Administrative Agent from time to time, signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit C.

(b)                                 Servicer’s Certificate.  Together with each Servicing Report, the Servicer shall submit to the Administrative Agent and the Borrower (with a copy to the Backup Servicer and the Collateral Custodian) a certificate substantially in the form of Exhibit H (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that, to its knowledge, no Event of Default or Unmatured Event of Default has occurred during the period between the date of such Servicing Report and the date of the prior Servicing Report.

(c)                                  Financial Statements.  The initial Servicer will submit to the Borrower, the Administrative Agent and the Backup Servicer, (i) within thirty (30) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in subclause (ii) below), commencing November 30, 2008, its consolidated unaudited financial statements for the most recent fiscal quarter and (ii) within one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2008, its consolidated financial statements audited by a firm of nationally recognized independent public accountants; provided that if Fair becomes the Servicer at any time, such financial statements may be presented as “reviewed” by such independent public accountants.  Except as otherwise set forth herein, the Backup Servicer shall have no duty to review any of the information set forth in such financial statements.

Section 6.9.                                          Annual Statement as to Compliance.

The Servicer will provide to the Borrower, the Administrative Agent and the Backup Servicer, within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2008, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Default has occurred during such period (written notice of which has not otherwise been delivered to the Administrative Agent and the Borrower) or then exists at the end of such period.

Section 6.10.                                   Reserved.

Section 6.11.                                   The Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that the performance of its duties hereunder is or has become illegal under Applicable Law.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect addressed and delivered to the Administrative Agent and the Borrower.  No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.2.

Section 6.12.                                   Servicer Defaults.

If any one of the following events (a “Servicer Default”) shall occur:

(a)                                  any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to the remittance of Collections) as required by this Agreement or the other Transaction Documents which continues unremedied for a period of two (2) Business Days;

(b)                                 any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party and the same continues unremedied for a period of fifteen (15) Business Days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Administrative Agent, the Borrower or any Lender or (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(c)                                  (i) the failure of the initial Servicer to make any payment when due with respect to any of its debt or other obligations (which payment default relates to debt facilities or other obligations in excess of $250,000 in the aggregate) or (ii) the occurrence of any event or condition that would cause or permit acceleration of such debt or other obligations in excess of $250,000 in the aggregate, unless (A) such event or condition has been waived and (B) any such debt or other obligations shall have not been declared to be due and payable or required to be prepaid (other than by scheduled payment) prior to maturity, in the case of each of clauses (i) and (i) (x) subject to the initial Servicer’s right to contest in good faith any claim which could lead to acceleration and (y) after all applicable cure and grace periods have expired; or

(d)                                 an Insolvency Event with respect to the Servicer;

(e)                                  the Servicer fails in any material respect to comply with the Credit and Collection Policy and the Servicing Standard regarding the servicing of the Collateral and the same continues unremedied for a period of ten (10) Business Days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Administrative Agent, the Borrower or any Lender or (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(f)                                    FCC Finance, LLC ceases to be the Servicer (other than as provided for under the terms of this Agreement);

(g)                                 the occurrence or existence of any event which causes a Material Adverse Effect with respect to the Servicer;

(h)                                 any failure by the Servicer to deliver any required Servicing Report or other Required Reports hereunder and the same continues unremedied for a period of one Business Day after the earlier to occur of (i) the date on which written notice of such failure shall have been given to a Responsible Officer of the Servicer by the Administrative Agent, the Borrower or Collateral Custodian, or (ii) the date on which a Responsible Officer of the Servicer has actual knowledge thereof;

(i)                                     any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made and continues to be unremedied for a period of thirty (30) Business Days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the a Responsible Officer of Servicer by the Administrative Agent, the Borrower or any Lender or (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof; or

(j)                                     the occurrence of an FCC Finance Change of Control and the Borrower or the Administrative Agent makes a determination that such event is reasonably expected to have a material adverse effect on the ability of FCC Finance, LLC, to perform its role as Servicer hereunder;

then notwithstanding anything herein to the contrary, the Administrative Agent or the Borrower, by written notice to the Servicer (with a copy to the Collateral Custodian, Backup Servicer, the Borrower (in the case of notice by the Administrative Agent) and the Administrative Agent (in the case of notice by the Borrower)) (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement (other than fees or expenses owed to the Servicer which have accrued or been incurred prior to the delivery of the Servicer Termination Notice) and appoint the Backup Servicer (or in the case of notice by the Borrower, Fair) to perform its duties pursuant to the terms of this Agreement.

Section 6.13.                                   Appointment of Successor Servicer.

(a)                                  On and after the receipt by Administrative Agent or the Borrower, as applicable, the Servicer and the Backup Servicer of a Servicer Termination Notice pursuant to Section 6.12, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or as otherwise specified by the Administrative Agent or the Borrower, as applicable, in writing (with a copy to the Borrower or the Administrative Agent, as applicable) or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent or the Borrower, until a date mutually agreed upon by the Servicer and the Administrative Agent or the Borrower, as applicable, and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.6, the Servicing Fee therefor until such date; provided that any fees or expenses owed to the Servicer attributable to the period prior to such date shall accrue and remain payable.  The Administrative Agent or the Borrower, as applicable, may at any time following delivery of a Servicer Termination Notice, by written notice to the Borrower or the Administrative Agent, as applicable, and the Backup Servicer, in its sole discretion and subject to clause (h) below, appoint the Backup Servicer or Fair as the Servicer hereunder, and the Backup Servicer or Fair, as the case may be, shall on such date assume all obligations of the Servicer hereunder with respect to servicing of the Collateral, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer.  As compensation therefor, the Backup Servicer or Fair, as the case may be, shall thereafter be entitled to the Servicing Fee together with any other rights to reimbursement to which the Servicer is entitled as specified herein, Transition Expenses and, solely in the case of the Backup Servicer, the one-time successor servicer fee specified in the Backup Servicing Fee Letter.  In the event that the Administrative Agent does not so appoint the Backup Servicer (which it may or may not do in its discretion), there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, or the Borrower does not so appoint Fair (which it may or may not do in its discretion), or the Fair Servicing Condition is not satisfied, the Administrative Agent shall as promptly as possible appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent and each Lender; provided that if a Servicer Default occurs and the Servicer is not an Affiliate of the Borrower then the Borrower shall appoint the Successor Servicer with the written consent of the Administrative Agent (such consent not to be unreasonably withheld).  In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent may petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of loans, as the Successor Servicer hereunder.

(b)                                 The Backup Servicer as successor Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of a successor Servicer hereunder.

(c)                                  The Servicer agrees to cooperate and use commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Receivables, including, without limitation, the transfer to the Backup Servicer as successor Servicer for the administration by it of all cash amounts that shall at the time be held by Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Receivables and the delivery to the Backup Servicer as successor Servicer in an orderly and timely fashion of all files and records with respect to the Receivables and a computer tape in readable form containing all information necessary to enable the Backup Servicer as successor Servicer to service the Receivables.  In addition, the Servicer agrees to cooperate and use commercially reasonable efforts in providing at the Servicer’s expense to the Backup Servicer, as successor Servicer, with a list of key servicing personnel and contact information, reasonable access (including at the premises of the Servicer) to the Servicer’s employees, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Backup Servicer, as a successor Servicer, to assume the servicing functions hereunder.

(d)                                 The Backup Servicer as a successor Servicer is authorized and empowered to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the

Servicer.  The Servicer will provide the Backup Servicer, as successor Servicer, with a power of attorney stating such (at such time as the Backup Servicer becomes successor Servicer).

(e)                                  Upon its appointment, the Backup Servicer (subject to Section 6.13(a)) or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable; provided that the Backup Servicer or Successor Servicer, as applicable, shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Backup Servicer or Successor Servicer, as applicable, becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any taxes required to be paid by the Servicer (provided that the Backup Servicer or Successor Servicer, as applicable, shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (v) no liability or obligation with respect to any indemnification obligations of any prior Servicer, (vi) no obligation to make payments with respect to any losses on investments made by or at the direction of the Servicer, (vii) no obligation to take any legal action which the Backup Servicer in its reasonable opinion believes subjects it to any liability in connection with such legal action unless it shall have been assured to its reasonable satisfaction that it will be indemnified for such liabilities, and (viii) no liability with respect to any action performed, or breaches or defaults caused by any prior Servicer prior to its appointment, or any claim of a third party based on any alleged action of any prior Servicer.  The indemnification obligations of the Backup Servicer or the Successor Servicer, as applicable, upon becoming a successor Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances.  In addition, the Backup Servicer or Successor Servicer, as applicable, shall have no liability relating to the representations and warranties of the initial Servicer contained in Article IV.  In no event shall the Backup Servicer or the Successor Servicer be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(f)                                    Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 6.13, the Backup Servicer will promptly begin the transition to its role as Servicer.  In the event the Backup Servicer declines to continue to act as Servicer hereunder, the Backup Servicer shall solicit, by public announcement, bids from banks, specialty finance companies, asset managers and servicing institutions meeting the qualifications set forth in Section 6.13(a).  Such public announcement shall specify that the Successor Servicer shall be entitled to the full amount of the Servicing Fee as servicing compensation.  Within thirty (30) days after any such public announcement, the Backup Servicer shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to a qualified party acceptable to the Administrative Agent submitting a qualifying bid.  The Backup Servicer shall deduct from any sum received by the Backup Servicer from the successor to the Servicer in respect of such sale, transfer and assignment, all costs and expenses of any public announcement, of conducting such sale and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder.  After such deductions, the remainder of such sum shall be paid by the Backup Servicer to the Servicer at the time of such sale, transfer and assignment to the Servicer’s successor.  If no bid from a qualified potential Successor Servicer is received or if no sale, transfer and assignment of the servicing rights and responsibilities hereunder shall have been concluded within thirty (30) days after such public announcement, the Backup Servicer may, in its discretion, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. As compensation, any Successor Servicer (including, without limitation, the Administrative Agent) so appointed shall be entitled to receive the Servicing Fee, including, without limitation, Transition Expenses.  The Backup Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Backup Servicer to the Borrower, the Administrative Agent and each Lender and the Backup Servicer shall have consented thereto.  The Backup Servicer shall not resign as Servicer until a Successor Servicer has been appointed and accepted such appointment.  Notwithstanding anything to the contrary contained herein, in no event shall the Backup Servicer or Successor Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer under this Agreement and the transactions set forth or provided for by this Agreement.

(g)                                 Notwithstanding anything contained in this Agreement to the contrary, any successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, “Continued Errors”), such successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that such successor Servicer agrees to use commercially reasonable efforts to prevent further Continued Errors.  In the event that the successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Borrower or the Administrative Agent, use commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.  Such successor Servicer shall be entitled to recover its costs thereby expended in accordance with Section 2.6.

(h)                                 Notwithstanding anything to the contrary in this Section 6.13, promptly following delivery of a Servicer Termination Notice but prior to the appointment of the Backup Servicer as successor Servicer or any other Person as Successor Servicer pursuant to clause (a) above, the Administrative Agent shall notify Fair of such receipt, and, if the Fair Servicing Condition is satisfied, Fair may elect to be appointed as Successor Servicer hereunder by written notice to the Administrative Agent to such effect within two (2) Business Days of receipt of such Servicer Termination Notice.

(i)                                     At any time prior to the occurrence of the Termination Date, upon 90 days’ prior written notice to the Administrative Agent, the Borrower, the Servicer and the Backup Servicer, if the Fair Servicing Condition is satisfied, CLST may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement (other than fees or expenses owed to the Servicer which have accrued or been incurred prior to the delivery of such notice) and appoint itself as successor Servicer hereunder.

ARTICLE VII

THE BACKUP SERVICER

Section 7.1.                                          Designation of the Backup Servicer.

(a)                                  Initial Backup Servicer.  The backup servicing role with respect to the Collateral shall be conducted by the Person designated as Backup Servicer hereunder from time to time in accordance with this Section 7.1.  Until the Administrative Agent shall give to Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) (with a copy to the Borrower) a Backup Servicer Termination Notice, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) is hereby designated as, and hereby agrees to perform the duties and obligations of, a Backup Servicer pursuant to the terms hereof.

(b)                                 Successor Backup Servicer.  Upon the Backup Servicer’s and the Borrower’s receipt of Backup Servicer Termination Notice from the Administrative Agent of the designation of a replacement Backup Servicer pursuant to the provisions of Section 7.5, the Backup Servicer agrees that it will terminate its activities as Backup Servicer hereunder.

Section 7.2.                                          Duties of the Backup Servicer.

(a)                                  Appointment.  The Borrower and the Administrative Agent, as agent for the Secured Parties, each hereby appoints Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) to act as Backup Servicer, for the benefit of the Secured Parties, as from time to time designated pursuant to Section 7.1.  The Backup Servicer hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)                                 Duties.  From the Closing Date and until its removal pursuant to Section 7.5, the Backup Servicer shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i)                                     On or before the Closing Date, the Servicer shall deliver and the Backup Servicer and the Borrower shall accept from the Servicer delivery of the information required to be set forth in the Servicing Reports (if any) in hard copy and in Excel® or a comparable format.

(ii)                                  Not later than 12:00 noon on each Reporting Date, the Servicer shall deliver to the Backup Servicer and the Borrower the loan tape, which shall include but not be limited to the following information:  (A) for each Receivable, the name and number of the related Obligor, the collection status, the loan status, the date of each Scheduled Payment and the

Outstanding Receivable Balance, (B) the Borrowing Base and (C) the Aggregate Outstanding Receivable Balance (the “Tape”).  The Backup Servicer shall accept delivery of the Tape.

(iii)                               Prior to each Payment Date, the Backup Servicer shall review the related Servicing Report to ensure that it is complete on its face and that the following items in such Servicing Report have been accurately calculated, if applicable, and reported:  (A) the Borrowing Base, (B) the Backup Servicing Fee, (C) the Receivables that are 60+ days past due and (D) the Aggregate Outstanding Receivable Balance.  The Backup Servicer shall provide the Administrative Agent, the Borrower and the Servicer with a monthly certification substantially in the form attached hereto as Exhibit J (the “Backup Servicer Monthly Certification”) confirming the accurate calculation of such items in the Servicing Report and that the Servicing Report is complete on its face.  In the event of any discrepancy with the Servicing Report based on such review, the Backup Servicer shall notify the Administrative Agent, the Borrower and the Servicer of such discrepancy not later than the Business Day preceding such Payment Date; provided that if the Backup Servicer does not receive the Tape and the Servicing Report at the times set forth in this Agreement, then the Backup Servicer shall be given a reasonable amount of additional time after the receipt of the Tape and the Servicing Report to report any such discrepancies.

(iv)                              If the Servicer disagrees with the report provided under paragraph (iii) above by the Backup Servicer or if the Servicer has not reconciled any material discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding date of determination and shall settle such discrepancy with the Servicer if possible, and notify the Administrative Agent and the Borrower of the resolution thereof.  The Servicer hereby agrees to cooperate at its own expense with the Backup Servicer in reconciling any discrepancies herein.  If within twenty (20) days after the delivery of the report provided under paragraph (iii) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Administrative Agent and the Borrower of the continued existence of such discrepancy.  Following receipt of such notice by the Administrative Agent and the Borrower, the Servicer shall deliver to the Administrative Agent, the Borrower and the Backup Servicer no later than the next Payment Date a certificate describing the nature and amount of such material discrepancies and the actions the Servicer proposes to take with respect thereto.

(c)                                  Reliance on Tape.  With respect to the duties described in Section 7.2(b), except as expressly set forth herein, the Backup Servicer is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

Section 7.3.                                          Merger or Consolidation.

Any Person (a) into which the Backup Servicer may be merged or consolidated, (b) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (c) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement, provided (i) such Person is organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), and (ii) (A) has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” by Moody’s, (B) has a parent corporation which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” by Moody’s or (C) is otherwise acceptable to the Administrative Agent and, except following the occurrence of an Event of Default (unless waived in writing by the Administrative Agent), the Borrower (such consent not to be unreasonably withheld).

Section 7.4.                                          Backup Servicing Compensation.

As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee and other amounts payable in accordance with the Backup Servicer Fee Letter to the extent of funds available therefor pursuant to Section 2.6.  The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease (excluding any unpaid outstanding amounts as of that date) on the earliest to occur of:  (a) it becoming the successor Servicer, (b) its removal as Backup Servicer pursuant to Section 7.5, or (c) the termination of this Agreement.  In each such case, the Backup Servicer shall be entitled to its Backup Servicer Fee earned and reimbursable expenses incurred through the date of such event.  Upon becoming successor Servicer pursuant to Section 6.13, the Backup Servicer shall be entitled to the Servicing Fee, Transition Expenses and reimbursement rights to which the successor Servicer is entitled hereunder.

Section 7.5.                                          Backup Servicer Removal.

The Backup Servicer may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Backup Servicer (with a copy to the Borrower) (the “Backup Servicer Termination Notice”); provided that if the Backup Servicer is removed prior to the first anniversary of the Closing Date it shall receive the early removal fee specified in the Backup Servicer Fee Letter.  In the event of any such removal, a replacement Backup Servicer may be appointed by the Administrative Agent, and except following the occurrence of an Event of Default (unless waived in writing by the Administrative Agent), with the consent of the Borrower (such consent not to be unreasonably withheld).

Section 7.6.                                          Limitation on Liability.

(a)                                  The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder.  Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer.  The Backup Servicer may act through its agents, nominees, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any bad faith or willful misconduct or gross negligence on the part of such agents, attorneys or custodians.

Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence, bad faith or willful misconduct of it or them.  In no event shall the Backup Servicer be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers hereunder if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(b)                                 The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Secured Parties, the Administrative Agent and the Collateral Custodian each agree to look only to the Servicer to perform such obligations.  Except as expressly set forth herein, the Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or provided by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information.  The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Collateral under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Collateral, or (v) the acts or omissions of any successor Backup Servicer.

(c)                                  Notwithstanding anything to the contrary herein, the Backup Servicer shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, acts of war or terrorism, powerline failures, fire, flood, epidemic, acts of the Borrower, the Servicer or the Administrative Agent or restriction by civil or military authority in their sovereign or contractual capacities.  In the event of any such delay, performance shall be extended for so long as such period of delay.

Section 7.7.                                          Backup Servicer Resignation.

The Backup Servicer may resign as Backup Servicer under this Agreement upon not less than ninety (90) days notice to the Borrower and the Administrative Agent.  In the event of such resignation, the Backup Servicer shall return to the Servicer any and all documents, materials, work products and all copies made thereof, which were obtained by the Backup Servicer from the Servicer (other than such copies that the Backup Servicer is required to retain by law, rule or regulation) within three (3) Business Days of its resignation.

ARTICLE VIII

THE COLLATERAL CUSTODIAN

Section 8.1.                                          Designation of Collateral Custodian.

(a)                                  Initial Collateral Custodian.  The role of collateral custodian with respect to the Required Receivable File shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 8.1.  Until the Administrative Agent shall give to U.S. Bank National Association (with a copy to the Borrower) a Collateral Custodian Termination Notice, U.S. Bank National Association  is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

(b)                                 Successor Collateral Custodian.  Upon the Borrower’s and the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 8.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 8.2.                                          Duties of Collateral Custodian.

(a)                                  Appointment.  The Borrower and the Administrative Agent each hereby appoints U.S. Bank National Association to act as Collateral Custodian, for the benefit of the Administrative Agent, as agent for the Secured Parties.  The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)                                 Duties.  On or before the Closing Date, and until its removal pursuant to Section 8.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i)                                     The Collateral Custodian shall take and retain custody of the Required Receivable Files in accordance with the terms and conditions of this Agreement, as bailee for the purposes of the relevant UCC (a “Bailee”), all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties.  The Collateral Custodian shall not have any responsibility for reviewing, inspecting or examining any Required Receivable File to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(ii)                                  In taking and retaining custody of the Required Receivable Files, the Collateral Custodian shall be deemed to be acting as the Bailee of the Secured Parties; provided that the Collateral Custodian makes no representations as to the enforceability of any Required Receivable File documents or the existence, perfection or priority of any Lien on the Required Receivable Files or the instruments therein; and provided further that the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iii)                               All Required Receivable File documents that are originals or copies shall be kept in fire resistant facilities in accordance with the Collateral Custodian’s customary standards for such custody, at the locations specified on Schedule III attached hereto, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least forty-five (45) days prior to such change.  All Required Receivable File documents that are originals or copies shall be identified using a barcode system and maintained in such a manner so as to permit retrieval and access.

(iv)                              The Collateral Custodian shall make payments pursuant to the terms of the Servicing Report in accordance with Section 2.6 (the “Payment Duties”).

(v)                                 On the third Business Day of each month, the Collateral Custodian shall provide to the Administrative Agent, the Borrower and the Servicer (in a form acceptable to the Administrative Agent and the Collateral Custodian) an updated list of Receivables in its possession and an updated exceptions report.

(vi)                              In performing its duties, the Collateral Custodian shall use the same degree of care and attention as it employs with respect to similar collateral that it holds as collateral custodian for others.

Section 8.3.                                          Merger or Consolidation.

Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 8.4.                                          Collateral Custodian Compensation.

As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee and other amounts payable to it pursuant to the Collateral Custodian Fee Letter and pursuant to the provision of Section 2.6.  The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee and such other amounts shall cease (excluding any outstanding amounts unpaid as of such date) on the earlier to occur of:  (a) its removal as Collateral Custodian pursuant to Section 8.5 or (b) the termination of this Agreement.

Section 8.5.                                          Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (with a copy to the Borrower) (the “Collateral Custodian Termination Notice”); provided that notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as

Collateral Custodian hereunder, and has received all Required Receivable Files held by the previous Collateral Custodian.

Section 8.6.                                          Limitation on Liability.

(a)                                  The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon, and need not verify, any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.  The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b)                                 The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)                                  The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of the negligent performance of its Payment Duties and in the case of its negligent performance of its duties in taking and retaining custody of the Required Receivable Files.

(d)                                 The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral.  The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)                                  The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)                                    The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)                                 It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)                                 Notwithstanding anything to the contrary herein, the Collateral Custodian shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, acts of war or terrorism, powerline failures, fire, flood, epidemic, acts of the Borrower, the Servicer or the Administrative Agent or restriction by civil or military authority in their sovereign or contractual capacities.  In the event of any such delay, performance shall be extended for so long as such period of delay.

(i)                                     The Collateral Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement on behalf of the Borrower, the initial Servicer or the Secured Parties.

Section 8.7.                                          The Collateral Custodian Not to Resign.

The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Custodian’s determination that (a) the performance of its duties hereunder is or has become illegal under Applicable Law and (b) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder legal under Applicable Law.  Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.  No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder.

Section 8.8.                                          Release of Documents.

(a)                                  Release for Servicing.  From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized, upon receipt from the Servicer of a written request for release in the form annexed hereto as Exhibit G and consented to by the Administrative Agent, to release to the Servicer within two Business Days of receipt of such request, the related Required Receivable Files set forth in such request and receipt to the Servicer.  All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement.  The Servicer shall return to the Collateral Custodian the Required Receivable Files (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Receivable shall be liquidated, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Servicer to the Collateral Custodian in the form annexed hereto as Exhibit G, the Servicer’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the Servicer.

(b)                                 Release for Payment.  Upon receipt by the Collateral Custodian of the Servicer’s request for release in the form annexed hereto as Exhibit G (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Receivable File to the Servicer.

Section 8.9.                                          Return of Required Receivable Files and Servicing Files.

The Borrower may, with the prior written consent of the Administrative Agent, require that the Collateral Custodian return each Required Receivable File (a) delivered to the Collateral Custodian in error, (b) for which the Borrower has paid all required amounts pursuant to Section 2.13 with respect to the related Receivables, (c) related to any Receivable for which a

Substitute Receivable has been substituted in accordance with Section 2.13, or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit G hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release).  The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Receivable File so requested to the Borrower.

Section 8.10.                                   Access to Certain Documentation and Information Regarding the Collateral; Audits.

The Servicer, the Borrower and the Collateral Custodian shall provide to the Administrative Agent access to the Required Receivable Files and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender are required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two Business Days’ prior written request, (b) during normal business hours and (c) subject to the Borrower’s, the Servicer’s and Collateral Custodian’s normal security and confidentiality procedures.  Periodically at the discretion of the Administrative Agent, the Administrative Agent may review the Servicer’s collection and administration of the Collateral in order to assess compliance by the Servicer with the Credit and Collection Policy and the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral and Required Receivable Files in conjunction with such a review.  The Borrower and the Servicer shall permit the Administrative Agent or its agents or representatives, to visit the offices of each such Person during normal office hours and upon reasonable notice to examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers of the Borrower or the Servicer having knowledge of such matters, and the Borrower shall pay the costs and expenses for all such visits, subject to the limitations in Section 13.9; provided that other than during the existence of an Event of Default or Unmatured Event of Default, such visits shall occur no more than four times per calendar year.  Notwithstanding the foregoing, following the appointment of a successor Servicer to the initial Servicer, any such visits or reviews of the Servicer shall be at the reviewer’s expense, shall require at least five Business Days’ prior written notice and shall occur no more than twice per calendar year.  Without limiting the foregoing provisions of this Section 8.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct, at the initial Servicer’s expense, a review of the Required Receivable Files and all other documentation regarding the Collateral.

ARTICLE IX

SECURITY INTEREST

Section 9.1.                                          Grant of Security Interest.

This Agreement constitutes a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law.  For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date to the Administrative Agent, as agent for the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral and all cash, loans, securities (whether or not marketable), liquidation proceeds of repossessed assets, accounts, insurance policies (including any life insurance or disability insurance policies maintained by obligors) and proceeds thereon, contract rights, amounts or funds in escrow and accounts thereto, chattel paper, financial assets, investment property, instruments, general intangibles, payment intangibles, accounts, deposit accounts, money, documents, agreements, investments and all other property and assets of any type or nature in which the Borrower has an interest, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of all Aggregate Unpaids arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent.  The grant of a security interest under this Section 9.1 does not constitute and is not intended to result in a creation or an assumption by any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto.  Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) no Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The Borrower hereby authorizes Mayer Brown LLP to file, on behalf of the Administrative Agent, a “Record” or “Records” (as such term is defined in the applicable UCC), including financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interests granted to the Administrative Agent in connection herewith.  Such financing statements may describe the collateral in the same manner as described herein or in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Administrative Agent in connection herewith, including describing such property as “all assets” or “all personal property.”

Section 9.2.                                          Release of Lien on Collateral.

On the date (a) any Receivable expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (b) any Receivable becomes a Prepaid Receivable and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (c) any Receivable is purchased by Drawbridge Special Opportunities Fund LP pursuant to the Purchase Agreement, or (d) this Agreement terminates in accordance with Section 13.6, the Administrative Agent, as agent for the Secured Parties, shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under such Receivable (or all Receivables in the case of clause (d) above), all related Collateral and all future monies due or to become due with respect thereto.  The Administrative Agent, as agent for the Secured Parties, shall, at the sole expense of the Borrower, (i) execute such instruments of release in favor of the Borrower with respect to the portion of the Collateral to be released from the Lien of this Agreement as the Borrower may reasonably request (in recordable form if necessary), (ii) deliver any portion of the Collateral to be released from the Lien of this Agreement in its possession to the Borrower and (iii) otherwise take such actions, and cause or permit the Collateral Custodian to take such actions, as are necessary and appropriate to release the Lien of the Administrative Agent and the Secured Parties on the portion of the Collateral to be released and deliver to the Borrower such portion of the Collateral to be released to the Borrower.

Section 9.3.                                          Further Assurances.

The provisions of Section 13.12 shall apply to the security interest granted under Section 9.1 as well as to the Loan hereunder.

Section 9.4.                                          Remedies.

Subject to the provisions of Section 10.2, upon the occurrence and continuance of an Event of Default, the Administrative Agent shall have, with respect to the Collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Administrative Agent and the other Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

Section 9.5.                                          Waiver of Certain Laws.

The Borrower and the Servicer each agree, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement or any Transaction Document, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 9.6.                                          Power of Attorney.

Each of the Borrower and the initial Servicer hereby irrevocably appoints the Administrative Agent to act upon and during the continuance of an Event of Default as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, in each case to the extent so permitted hereunder, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant to Section 9.4, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document, the Borrower and the initial Servicer (as the case may be) hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto.  Nevertheless, if so requested by the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

ARTICLE X

EVENTS OF DEFAULT

Section 10.1.                                   Events of Default.

Each of the following events shall be an Event of Default (an “Event of Default”) hereunder (for purposes of this Section 10.1, references to the “Servicer” and “Servicer Default” shall only apply to any Servicer that is an Affiliate of the Borrower):

(a)                                  failure on the part of the Borrower or the Servicer to make any payment or deposit (including, without limitation, the payment in full of the Loan and other Obligations on the Termination Date and any failure to remit Collections or make any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document on the day such payment or deposit is required to be made and the same continues unremedied for two (2) Business Days; or

(b)                                 the failure of the Borrower or the Servicer to make any payment when due with respect to any of its debt or other obligations in excess of $250,000, whether or not such debt or other obligations shall be declared to be due and payable or required to be prepaid (other than by scheduled payment) prior to maturity; in each case after all grace and cure periods thereunder have elapsed and subject to such Person’s right to contest in good faith any claim that could lead to acceleration; or

(c)                                  a Borrowing Base Deficiency occurs and the same continues unremedied for five (5) Business Days; or

(d)                                 any representation, warranty, or certification made by the Borrower or the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been materially incorrect when made, and which continues to be unremedied for a period of thirty (30) Business Days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Servicer, as the case may be, by the Administrative Agent or (ii) the date on which a Responsible Officer of the Borrower or the Servicer, as the case may be, acquires knowledge thereof; or

(e)                                  any failure on the part of the Borrower or the Servicer duly to observe or perform in any material respect any of its (x) respective negative covenants or agreements set forth in this Agreement or the other Transaction Documents, including without limitation making a material change to the Credit and Collection Policy or other underwriting guidelines without the prior consent of the Administrative Agent, and the same continues unremedied for a period of five (5) Business Days, (y) respective affirmative covenants or agreements set forth in this Agreement or the other Transaction Documents without the prior consent of the Administrative Agent, and the same continues unremedied for a period of thirty (30) Business Days, or (z) in the case of the Borrower, its covenant in Section 5.1(m) with respect to hedging; in each case after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, as the case may be, by the Administrative Agent or (ii) the date on which a Responsible Officer of the Borrower or the Servicer, as the case may be, acquires knowledge thereof; or

(f)                                    the occurrence of an Insolvency Event relating to the Borrower or the Servicer; or

(g)                                 the occurrence of a Servicer Default; or

(h)                                 the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction against the Borrower or the Servicer for the payment of money in excess of all insurance coverage therefor of an amount greater than $750,000, and the Borrower or the Servicer, as applicable, shall not have within thirty (30) days of entry thereof either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(i)                                     (i)                                     any Transaction Document, or any Lien granted thereunder, shall, in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Servicer; or

(ii)                                  the Borrower or the Servicer, shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or

(iii)                               any security interest in Collateral securing any obligation under any Transaction Document shall, in whole or in part, cease, after a cure period of three (3) Business Days has elapsed, to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document or as a result of the failure by the Administrative Agent to file any continuation statement; or

(j)                                     the occurrence of any event which causes a Material Adverse Effect; or

(k)                                  the occurrence of a Change of Control (without the prior written consent of the Administrative Agent); or

(l)                                     the Borrower (without the prior written consent of the Administrative Agent) enters into any transaction or agreement to merge into or consolidate with any Person in which the Borrower is not the surviving entity, without the prior written consent of the Administrative Agent; or

(m)                               the annual audited financial statements of the Borrower or the Servicer are qualified in any manner (other than a qualification which relates solely to (i) the Borrower’s internal controls or accounting processes and which is, in any event, not classified as a material weakness or (ii) is based on the lack of consolidation of the Borrower and its parent entity for purposes of such audit); or

(n)                                 the three-month rolling average Delinquent Accounts Ratio shall exceed 10.0%; or

(o)                                 the three-month rolling average Annualized Default Rate shall exceed 7.0%; or

(p)                                 the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act; or

(q)                                 the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Servicer and such lien shall not have been released within ten (10) Business Days of such Person obtaining knowledge thereof, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Servicer and such lien shall not have been released within ten (10) Business Days of such Person obtaining knowledge thereof; or

(r)                                    with respect to any calendar month, the Excess Spread is less than 3.0% and the Borrower has not entered into an Interest Rate Hedge Transaction or other hedging arrangement in form and with counterparties acceptable to the Administrative Agent in its reasonable discretion within 10 Business Days of the end of such calendar month.

Section 10.2.                                   Remedies.

(a)                                  Upon the occurrence of an Event of Default (unless otherwise waived in writing by the Required Lenders), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower (with copies to the Backup Servicer and the Collateral Custodian), declare the Termination Date to have occurred and the Note to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower); provided that in the case of any event described in Section 10.1(f), the Note shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b)                                 On and after the declaration or occurrence of the Termination Date, all of the Outstanding Loan Balance and other Aggregate Unpaids shall bear interest at the Default Rate and the Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative, and also may require the Borrower and the initial Servicer to, and the Borrower and the initial Servicer hereby agree that they will at the initial Servicer’s expense and upon request of the Administrative Agent forthwith, (i) assemble all or any part of the Collateral as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (ii) without notice, except as specified below, sell the Collateral or any part thereof in one (1) or more tranches at a public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.  In the event that the Administrative Agent elects to sell the Collateral or any part thereof, bids will be accepted for a period of no less than thirty (30) days and the Collateral shall be sold to the highest bidder, provided that the Administrative Agent, in its sole discretion, shall have received adequate assurances of such bidder’s ability to pay the purchase price.  The Borrower agrees that, to the extent notice of sale shall be required by law, at least thirty (30) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to the settlement procedures set forth in Section 2.6.

ARTICLE XI

INDEMNIFICATION

Section 11.1.                                   Indemnities by the Borrower.

(a)                                  Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Backup Servicer, the Collateral Custodian, any successor Servicer, the Secured Parties and each of their respective assigns and officers, directors, employees and agents (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages (exclusive of consequential damages), losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of or as a result of this Agreement or the other Transaction Documents or the Collateral or in respect of any Receivable included in the Collateral, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party and excluding disputes among the Indemnified Parties.  Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from (for purposes of this Section 11.1, references to the “Servicer” shall only apply to any Servicer that is an Affiliate of the Borrower):

(i)                                     any representation or warranty made or deemed made by the Borrower, the Servicer or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect when made or deemed made or delivered;

(ii)                                  the failure by the Borrower or the Servicer to comply with any term, provision or covenant contained in this Agreement, any of the other Transaction Documents or any agreement executed in connection therewith, or with any Applicable Law, including with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iii)                               the failure to vest and maintain vested in the Administrative Agent, as agent for the Secured Parties, a perfected security interest in the Collateral, free and clear of any Lien (other than Permitted Liens) whether existing at the time of the Loan or at any time thereafter (including, without limitation, as the result of the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral);

(iv)                              the failure to maintain, as of the close of business on each Measurement Date prior to the Termination Date, an amount of Outstanding Loan Balance that is less than or equal to the Maximum Outstanding Loan Amount on such Business Day;

(v)                                 any dispute, claim, offset or defense (other than the discharge in bankruptcy of any Obligor) of any Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim related to such Collateral;

(vi)                              any failure of the Borrower or the Servicer to perform its duties under the Transaction Documents with respect to any Collateral;

(vii)                           the failure of any Lockbox Account Bank or Concentration Account Bank to remit any amounts held in a Lockbox Account or the Concentration Account pursuant to the instructions of the Servicer or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof) whether by reason of the exercise of set-off rights or otherwise;

(viii)                        any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;

(ix)                                any action taken by the Borrower or the Servicer in the enforcement or collection of any Collateral;

(x)                                   any claim, suit or action of any kind arising out of or in connection with any Environmental Laws, including any vicarious liability;

(xi)                                the failure by the Borrower or the Servicer to pay when due any Taxes for which such Person is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(xii)                             any repayment by a Secured Party of any amount previously distributed in reduction of Outstanding Loan Balance or payment of Interest or any other amount due hereunder or under any other Transaction Document, in each case which amount such Secured Party believes in good faith is required to be repaid;

(xiii)                          except for as provided in this Agreement, the commingling of Collections by the Borrower or the Servicer on the Collateral at any time with other funds;

(xiv)                         any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the Loan or the security interest in the Collateral (other than as related to the acts of the Administrative Agent, the Secured Parties, the Backup Servicer or the Collateral Custodian);

(xv)                            the use of the proceeds of the Loan in a manner other than as provided in this Agreement.

(b)                                 Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Borrower to the Indemnified Party on the Payment Date following such Person’s written demand therefor to the Borrower setting forth the basis for such Indemnified Amounts in reasonable detail (such written demand to be delivered not less than ten (10) Business Days prior to the applicable Payment Date).

(c)                                  If for any reason the indemnification provided above in this Section 11.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)                                 The obligations of the Borrower under this Section 11.1 shall survive the resignation or removal of the Administrative Agent, the Servicer, the Backup Servicer, Successor Servicer or the Collateral Custodian and the termination of this Agreement.

(e)                                  Notwithstanding the above provisions of this Section 11.1, nothing in this Section shall be construed to require the Borrower to provide any indemnification under this Agreement or the other Transaction Documents for any damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements arising out of or in connection with credit losses with respect to any of the Receivables or any Related Security or the diminution in market value of the Collateral.

(f)                                    If any Indemnified Party receives any Indemnified Amount from the Borrower and is subsequently reimbursed for such amounts by another party, such Indemnified Party hereby agrees to promptly reimburse the Borrower for such reimbursed amounts.

Section 11.2.                                   Indemnities by the Servicer.

(a)                                  Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Servicer (other than with respect to disputes among Indemnified Parties), including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Servicing Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its covenants under this Agreement or the other Transaction Documents, or (iv) any litigation, proceedings or investigation against the Servicer (other than as related to acts of bad faith, breach of contract, negligence or willful misconduct of the Administrative Agent, the Secured Parties or the Collateral Custodian).

(b)                                 Any amounts subject to the indemnification provisions of this Section 11.2 shall be paid by the Servicer to the Indemnified Party within ten (10) Business Days following such Person’s written demand (setting forth the basis for such Indemnified Amounts in reasonable detail) therefor to the Servicer.

(c)                                  The obligations of the Servicer under this Section 11.2 shall survive the resignation or removal of the Administrative Agent, the Backup Servicer or Successor Servicer or the Collateral Custodian and the termination of this Agreement.

(d)                                 Any indemnification payable by the Servicer pursuant to this Section 11.2 shall not be payable from the Collateral.

(e)                                  Notwithstanding the above provisions of this Section 11.1, nothing in this Section shall be construed to require the Servicer to provide any indemnification under this Agreement or the other Transaction Documents for any damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements arising out of or in connection with credit losses with respect to any of the Receivables or any Related Security or the diminution in market value of the Collateral.

(f)                                    If any Indemnified Party receives any Indemnified Amount from the Servicer and is subsequently reimbursed for such amounts by another party, such Indemnified Party hereby agrees to promptly reimburse the Servicer for such reimbursed amounts.

ARTICLE XII

THE ADMINISTRATIVE AGENT

Section 12.1.                                   The Administrative Agent.

(a)                                  Appointment.  Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees to act on its behalf and for the benefit of each Secured Party.  Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove.  The Lenders may direct the Administrative Agent to take any such incidental action hereunder.  With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Required Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise.  In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(b)                                 Standard of Care.  The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                  Administrative Agent’s Reliance, Etc.  With respect to the Lenders, neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent:  (i) may consult with legal counsel (including counsel for the Borrower or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower or the Servicer or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability to any Lender under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

(d)                                 Credit Decision with Respect to the Administrative Agent.  Each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party.  Each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

(e)                                  Indemnification of the Administrative Agent.  Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the initial

Servicer), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(f)                                    Successor Administrative Agent.  The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least ten (10) Business Days written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly.  Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent reasonably acceptable to the Borrower.  Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent.  If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank or other financial institution organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $250,000,000 or (ii) an Affiliate of such a bank or financial institution.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(g)                                 Payments by the Administrative Agent.  Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their related Pro Rata Shares, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lenders not later than the following Business Day.

ARTICLE XIII

MISCELLANEOUS

Section 13.1.                                   Amendments and Waivers.

Except as provided in this Section 13.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Administrative Agent and the Required Lenders; provided that, (a) any amendment of the Agreement that is solely for the purpose of adding a Lender may be effected with the written consent of the Administrative Agent and the Borrower; and (b) no such amendment, waiver or modification adversely affecting the rights or obligations of the Backup Servicer (in such role or as successor Servicer), the Collateral Custodian shall be effective without the written agreement of such Person.  The Borrower shall deliver promptly to the Backup Servicer and the Collateral Custodian a copy of any amendment, waiver or other modification of this Agreement not executed by  such Person in accordance with this Section.

Section 13.2.                                   Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or electronic mail) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address (or specified addresses) set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective upon receipt, or in the case of (a) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 13.3.                                   Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Article XI) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.4.                                   No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Lenders, the Collateral Custodian, the Backup Servicer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 13.5.                                   Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and their respective successors and permitted assigns.

Section 13.6.                                   Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s and the Servicer’s representations, warranties and covenants set forth herein, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower and the Servicer, the indemnification and payment provisions of Article XI and the provisions of Section 13.9, Section 13.10, Section 13.11 and Section 13.13 shall be continuing and shall survive any termination of this Agreement.

Section 13.7.                                   Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.8.                                   Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 13.9.                                   Costs, Expenses and Taxes.

(a)                                  In addition to the rights of indemnification granted to the Indemnified Parties under Article XI hereof, the Borrower (or, if the Borrower fails to do so, Fair) agrees to pay on demand all reasonable costs and expenses of the Administrative Agent, the Lenders, the Backup Servicer, the Successor Servicer, the Collateral Custodian and the Secured Parties incurred in connection with the third party administration (such term to include, subject to the proviso below, periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, reasonable expenses for travel and lodging, background checks, auditor fees and the reasonable fees and out-of-pocket expenses of counsel for such Persons with respect thereto and with respect to advising such Persons as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and out-of-pocket expenses), incurred in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith; provided that, prior to an Event of Default or Unmatured Event of Default, any expenses in connection with periodic audits shall be limited to $25,000 per calendar year; provided further that the Borrower shall not have to pay any amounts to the Administrative Agent with respect to periodic audits if the Administrative Agent has previously conducted a periodic audit of an Affiliate of the Borrower and charged any related costs to such Affiliate or any other Affiliate of the Borrower.

(b)                                 The Borrower covenants to pay (or, if the Borrower fails to do so, Fair) on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 13.10.                            No Proceedings.

Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

Section 13.11.                            Recourse Against Certain Parties.

(a)                                  No recourse under or with respect to any obligation, covenant or agreement of any party hereto as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of any party hereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party hereto, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, employee or director of such party under or by reason of any of the obligations, covenants or agreements of such party hereto contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, officer, employee of such party, or any of them, for breaches by any party hereto of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.  Notwithstanding the foregoing, the Administrative Agent and the Lenders shall not be deemed to have waived any legal rights which they may have and, to the extent of such rights, shall have recourse against any incorporator, affiliate, stockholder, officer, employee or director of Borrower or the initial Servicer, to the extent of any loss, cost or expense incurred in whole or in part from any such Person’s (i) willful misconduct; (ii) fraud; (iii) theft or misappropriation of funds; (iv) criminal acts; (v) intentional interference with the Administrative Agent’s Lien in the Collateral or rights with respect thereto (except pursuant to a court order or otherwise as required by applicable law); (vi) disposition of any Eligible Receivables or other Collateral in violation of the terms of this Agreement (except pursuant to a court order or otherwise as required by applicable law); (vii) filing, initiating or consenting to the filing of an involuntary petition under any chapter of the Bankruptcy Code with respect to the Borrower; (viii) violation of the separateness covenants of the Borrower set forth herein and/or the Borrower’s operating agreement resulting in the consolidation of the Borrower’s assets with the assets of any other Person; or (ix) voluntarily seeking, causing or taking any action to effect a dissolution or liquidation of the Borrower.

(b)                                 Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)                                  No obligation or liability to any Obligor under any of the Receivables is intended to be assumed by the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

Section 13.12.                            Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Loans.

(a)                                  The Servicer shall cooperate with the Administrative Agent with respect to all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the first priority security interest (subject to Permitted Liens) of the Administrative Agent, as agent the Secured Parties, hereunder to all property comprising the Collateral.  The Servicer shall deliver to the Administrative Agent and the Collateral Custodian file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above and in the possession of the Servicer, as soon as available following such recording, registration or filing.  The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.12(a).

(b)                                 The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Loan hereunder and the first priority perfected security interest (subject to Permitted Liens) granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)                                  If the Borrower or the Servicer fails to perform any of its obligations hereunder with respect to the maintenance of the Administrative Agent’s first priority perfected security interest in the Collateral (subject to Permitted Liens), the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower.  If the Borrower or the Servicer fails to perform any of its other obligations hereunder for 10 days following receipt of notice from any Secured Party, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower or the initial Servicer, as applicable.  The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority  (subject to Permitted Liens) of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority (subject to Permitted Liens) of the interests of the Secured Parties in the Collateral.  This appointment is coupled with an interest and is irrevocable.

Section 13.13.                            Confidentiality.

(a)                                  Each of the Secured Parties, the Servicer, the Collateral Custodian, the Backup Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the other parties obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors, credit enhancers and the agents and advisors of such Persons (“Excepted Persons”); provided that each Excepted Person shall be notified of the confidentiality restrictions hereof and shall, as a condition to any such disclosure, agree for the benefit of the parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower, the Servicer, the Backup Servicer and Collateral Custodian and their affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.  It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and the priority of payment provisions herein.  If any Person discloses any confidential information with respect to another party pursuant to this Section 13.13(a), it shall provide prompt notice thereof to such other party with respect to which such confidential information related.

(b)                                 Anything herein to the contrary notwithstanding, each of the parties hereto hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Collateral Custodian, the Backup Servicer or the Secured Parties by each other, (ii) by the Collateral Custodian, the Backup Servicer and the Secured Parties to any prospective or actual assignee or participant of any of them, or (iii) by the Secured Parties to any Rating Agency, any provider of a surety, guaranty or credit enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Lender, as applicable, and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person in the case of subclauses (ii) and (iii) is informed of the confidential nature of such information.

(c)                                  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (other than through the violation of this Agreement), (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee the disclosing entity or its affiliates, or (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the disclosing entity or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party (so long as the disclosing Person provides prompt notice thereof to the applicable party with respect to which such information relates), or (iii) any other disclosure authorized by any Borrower or the Servicer in the case of information with respect to it.

Section 13.14.                            Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement and any agreements or letters

(including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 13.15.                            Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 13.16.                            Assignments by the Lenders.

With the prior written consent of the Borrower (which consent will not be unreasonably withheld), any Lender may at any time assign, or grant a security interest or sell a participation interest in, its rights in the Loan (or portion thereof) to any Person; provided that (a) no such consent of the Borrower shall be required during the existence of an Event of Default, (b) in the case of an assignment of the Loan with respect to such Lender, the assignee shall execute and deliver to the Borrower, the Servicer and the Administrative Agent a Joinder Supplement substantially in the form of Exhibit I hereto, and (c) no Lender shall need prior consent to at any time assign, or grant a security interest or sell a participation interest in, the Loan (or portion thereof) to an Affiliate or an Approved Fund.  The parties to any such assignment or sale of a participation interest by a Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the Administrative Agent.  Neither the Borrower nor the Servicer shall assign or delegate, or grant any interest in, any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent.

Section 13.17.                            Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FCC INVESTMENT TRUST I as the Borrower

BY:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Diane L. Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FCC FINANCE, LLC, as the Servicer

By:	/s/ Jim Berschav
Name:	Jim Berschav
Title:	President

[Signatures Continued on the Following Page]

Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FORTRESS CREDIT CO LLC, as a Lender and as the Administrative Agent

By:	/s/ Constantine M. Dakoljas
Name:	Constantine M. Dakoljas
Title:	President

[Signatures Continued on the Following Page]

Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BACKUP SERVICER:	LYON FINANCIAL SERVICES, INC., (d/b/a U.S. Bank Portfolio Services), not in its individual capacity but solely as Backup Servicer

	By:	/s/ Joseph Andries
	Name:	Joseph Andries
	Title:	Senior Vice President

[Signatures Continued on the Following Page]

Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian

	By:	/s/ Diane L. Reynolds
	Name:	Diane L. Reynolds
	Title:	Vice President

Credit Agreement

Annex A

FCC FINANCE, LLC
405 SH 121 Bypass
Building A., Suite 250
Lewisville, Texas 75067
Attention:  James D. Borschow
Facsimile:  (972) 459-9258

FORTRESS CREDIT CO LLC
1345 Avenue of the Americas
New York, New York 10105
Attention: Dean Dakolias
Facsimile: (212) 798-6099
Confirmation: (212) 798-6050
E-mail: ddakolias@fortressinv.com

Collateral Custodian:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN  55107

Attn:  Structured Finance-Fair Finance

Telephone: (651) 495-3923

Facsimile: (866) 831-7910

With a copy to:

U.S. Bank National Association

1133 Rankin Street, Suite 100

St. Paul, Minnesota  55116

Attn:  Saah Kemayah

Backup Servicer:

LYON FINANCIAL SERVICES, INC.
1310 Madrid Street

Marshall, MN 56258

Attn:  Mr. Joe Andries

Telephone:  (507) 532-7129

Facsimile:  (800) 305-6362

Annex B

LENDER PERCENTAGES

Lender	Lender Percentages

Fortress Credit Co LLC	100% $(34,891,977.97)

Annex A

FCC FINANCE, LLC

405 SH 121 Bypass

Building A., Suite 250

Lewisville, Texas 75067

Attention: James D. Borschow

Facsimile: (972) 459-9258

FORTRESS CREDIT CO LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Dean Dakolias

Facsimile: (212) 798-6099

Confirmation: (212) 798-6050

E-mail: ddakolias@fortressinv.com

Annex A (Continued)

Collateral Custodian:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attn: Structured Finance-Fair Finance

Telephone: (651) 495-3923

Facsimile: (866) 831-7910

With a copy to:

U.S. Bank National Association

1133 Rankin Street, Suite 100

St. Paul, Minnesota 55116

Attn: Saah Kemayah

Backup Servicer:

LYON FINANCIAL SERVICES, INC.

1310 Madrid Street

Marshall, MN 56258

Attn: Mr. Joe Andries

Telephone: (507) 532-7129

Facsimile: (800) 305-6362

Annex B

LENDER PERCENTAGES

Lender	Lender Percentages
Fortress Credit Co LLC	100% ($34,891,977.97)

EXHIBITS AND SCHEDULES

TO

CREDIT AGREEMENT

Dated as of November 10, 2008

(Fortress Term Loan Transaction with FCC Investment Trust I)

EXHIBITS

EXHIBIT A	Form of Borrowing Base Certificate
EXHIBIT B	Form of Note
EXHIBIT C	Form of Servicing Report
EXHIBIT D	Form of Officer’s Certificate as to Solvency (Borrower)
EXHIBIT E-1	Form of Officer’s Closing Certificate (Borrower)
EXHIBIT E-2	Form of Officer’s Closing Certificate (Servicer)
EXHIBIT F-1	Form of Power of Attorney (Borrower)
EXHIBIT F-2	Form of Power of Attorney (Servicer)
EXHIBIT G	Form of Release of Required Receivable File
EXHIBIT H	Form of Servicer’s Certificate
EXHIBIT I	Form of Joinder Supplement
EXHIBIT J	Form of Backup Servicer Monthly Certification
EXHIBIT K	[Reserved]
EXHIBIT L	[Reserved]
EXHIBIT M	[Reserved]

SCHEDULES

SCHEDULE I	Condition Precedent Documents
SCHEDULE II	[Reserved]
SCHEDULE III	Location of Required Receivable Files
SCHEDULE IV	Receivable List
SCHEDULE V	Credit and Collection Policy
SCHEDULE VI	[Reserved]
SCHEDULE VII	[Reserved]
SCHEDULE VIII	Lockbox Accounts
SCHEDULE IX	Concentration Account

EXHIBIT A

To Credit Agreement

FORM OF BORROWING BASE CERTIFICATE

In connection with that certain Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as a lender and as the administrative agent, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete and no Event of Default or Unmatured Event of Default has occurred and is continuing under the Credit Agreement; and (ii) each of its representations and warranties made by it in the Credit Agreement is true, correct and complete in all material respects as of the date hereof (other than any representation or warranty that is made as of a specific date).

[Remainder of Page Intentionally Left Blank]

Certified as of the [    ] day of [                    ], 200 .

FCC INVESTMENT TRUST I,
as the Borrower

By: U.S. Bank Trust National Association,
not in its individual capacity but solely
as statutory trustee

By:
Name:
Title:

FCC FINANCE, LLC,
as the Servicer
By:
Name:
Title:

ANNEX I

To Exhibit A

BORROWING BASE REPORT

See Attached

EXHIBIT B

To Credit Agreement

FORM OF NOTE

$34,891,977.97	November 10, 2008

THIS NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, FCC Investment Trust I, a Delaware statutory trust (the “Borrower”), promises to pay to Fortress Credit Co LLC, as the administrative agent (the “Administrative Agent”), on behalf of the Lenders, or their respective assigns, the principal sum of THIRTY FOUR MILLION, EIGHT HUNDRED NINETY-ONE THOUSAND, NINE HUNDRED SEVENTY-SEVEN DOLLARS AND NINETY-SEVEN CENTS ($34,891,977.97) (the “Loan”) made by the Lenders to the Borrower pursuant to the Credit Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Credit Agreement, and to pay interest on the unpaid principal amount of the Loan on each day that such unpaid principal amount is outstanding, at the Interest Rate related to such Loan as provided in the Credit Agreement, on each Payment Date and each other date specified in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), the Borrower, Fortress Credit Co LLC, as a Lender and as the Administrative Agent, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer (in such capacity, the “Backup Servicer”) and U.S. Bank National Association, as the collateral custodian (in such capacity, the “Collateral Custodian”). Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Credit Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had Applicable Law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lenders under this Note exceed the amount which the Lenders could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, the Loan represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Credit Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

On or after the declaration or occurrence of the Termination Date, all amounts due under the Credit Agreement shall bear interest at a rate per annum that is equal to the Default Rate, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

Except as provided in the Credit Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, the Lenders’ Loan and all payments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Administrative Agent, on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Administrative Agent to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Credit Agreement.

This Note is secured by the security interests granted pursuant to Section 9.1 of the Credit Agreement. The holder of this Note is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrower contained in the Credit Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Credit Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Credit Agreement. If an Event of Default shall occur (unless waived in writing by the Required Lenders), the unpaid balance of the principal of the Loan, together with accrued interest thereon, may be declared, and become, due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower, the Servicer, the Administrative Agent, the Lenders, the Backup Servicer and the Collateral Custodian each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral.

This Note is the “Note” referred to in Section 2.1 of the Credit Agreement and represents a fractional undivided ownership interest in the Collateral to the extent provided in the Credit

Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

FCC INVESTMENT TRUST I,
as the Borrower

BY:	U.S. Bank Trust National Association,
not in its individual capacity but solely
as statutory trustee

By:
Name:
Title:

Schedule attached to Note dated November 10, 2008 of FCC Investment Trust I payable to the order of Fortress Credit Co LLC as the Administrative Agent for the Lenders.

Date of Loan or Repayment	Principal Amount of Loan	Principal Amount of Repayment	Outstanding Principal Amount

EXHIBIT C

To Credit Agreement

FORM OF SERVICING REPORT

See Attached

Servicing Report – FCC Investment Trust I	Collection Period Payment Date	Oct-08 11/20/2008

Total
Principal balance (ending prior month)
Plus receivables pledged during the month			—
Less principal collections			—
Plus/minus other adjustments			—
I. Total Pledged Receivables			—

Less Defaulted Receivables
	Greater than 120 days delinquent		—

II.	Total Outstanding Receivables Balance		—

III.	Maximum Advance Percentage		#DIV/0!

	Receivable Type as of the Closing Date		Advance Amount	Applicable Percentage	Current Balance	Yes
	Payments current		—	100.00%	—
	3160 days delinquent		—	80.00%	—
	6190 days delinquent		—	50.00%	—
	91120 days delinquent		—	30.00%	—
	Current Bankrupt Receivable		—	90.00%	—
	Current “Same as Cash” Receivable”		—	95.00%	—

IV.	Outstanding Receivable Balance x 85.0% x applicable percentage for such Receivable		#DIV/0!

V.	Collection Account Balance (Collection Account activity during last Collection Period)
	Collection Account balance as of the first day of Collection Period		—
	(+)	Collections	—
	(+-)	Other Transfers to/from the Borrower	—
	(-)	Accrued Yield	—
	(-)	Accrued Fees	—
	(-)	Principal Paydown	—
	(+)	Deposits in Transit (i.e. Account Balance Lockbox as of month end + Pay by Phone + Trans Union)	—
	(-)	Third Party Expenses (Backup Servicer, Custodian, Collection Account, Servicer)	—
	(+)	Wire to correct Deficiency	—
	(-)	Borrowing Base Surplus taken out (Remittance Date)	—
	(+ /-)	Other Transfers	—
	(+)	Interest Income Collection Account	—
	Collection Account Balance as of last day of Collection Period		—

VI.	Remittance Date Distributions

(i)	Amounts owed under Interest Rate Hedge Transactions (if any)		—
(ii)	Servicing Fee		—
(iii)	Collateral Custodian Fees (min. $100 per month)		—
(iv)	Owner Trustee Fee		—				Management Fee Rate
(v)	Backup Servicer Fees		—				1.50%
(vi)	Accrued and unpaid Interest		—
	FCF I		—
	FCL		—
(vii)	Required Reduction Amount		—
(viii)	After occurrence and during the continuance of an Event of Default Amount necessary to repay outstanding balance		—
(x)	Overpayments / FCC Cash		—

(xii)	Remaining Balance in Collection Account (after actual close of Collection Period)		—

Servicing Report – FCC Investment Trust I	Collection Period Payment Date	Oct-08 11/20/2008

VII.	Borrowing Base

	Outstanding Receivables Balance x 85% x applicable percentage for such Receivable		#DIV/0!
	(+)	Collection Account Balance	—
	()	all accrued but unpaid Interest and fees owed to the Lenders	—
	(-)	all accrued but unpaid Carrying Costs	—
#DIV/0!
VIII.	Outstanding Loan Balance
	Beginning Outstanding Loan Balance		—
(-)	Required Reduction Amount		—
	Ending Outstanding Loan Balance		—

IX.	Borrowing Surplus / (Deficiency) (VII - VIII)		#DIV/0!

X.	Is Advance Percentage less than or equal to Maximum Advance Percentage?			#DIV/0!
	Advance Percentage		#DIV/0!
	Maximum Advance Percentage		#DIV/0!

XI.	Delinquency

	All Eligible Receivables		Principal Balance (in $)
	Current - =<30 days		—
	31-60 days		—
	61-90 days		—
	91-120 days		—
	Total		—

Servicing Report – FCC Investment Trust I	Collection Period Payment Date	Oct-08 11/20/2008

XII.	Early Amortization Event Test

Excess Spread
	Weighted Average APR of all Eligible Receivables	0.0%
	LIBOR Rate	0.0%
	Spread (fixed)	5.0%
	Interest Rate	5.0%

Excess Spread		-5.00%
	Is Excess Spread greater or equal to 3.00%?	DEFAULT

3 Month Rolling Avg Delinquent Accounts Ratio
	Pledged Eligible Receivables that were Delinquent Receivables	—
	Aggregate Outstanding Balance of all pledged Receivables	—

	3 Month Rolling Avg Delinquent Accounts Ratio	#DIV/0!
	Is 3 Month Rolling Avg Delinquent Accounts Ratio less than or equal to 10.00%?	#DIV/0!

3 Month Rolling Avg Annualized Default Rate
	Pledged Eligible Receivables that became Defaulted Receivables	—
	Aggregate Outstanding Balance of all pledged Receivables as of the first day of such Collection Period	—

	3 Month Rolling Avg Annualized Default Rate	#DIV/0!
	Is 3 Month Rolling Avg Annualized Default Rate less than or equal to 7.00%?	#DIV/0!

The undersigned hereby represents and warrants that this report is a true and accurate accounting of the Receivables as of the date hereof, in accordance with the terms and conditions of the Credit Agreement dated as of October 31 , 2008 among  FCC Investment Trust I as Borrower and Fortress Credit Co LLC as Lender and Administrative Agent.

FCC Investment Trust I	Friday, October 31, 2008

Name:

Title:

EXHIBIT D
To Credit Agreement

FORM OF OFFICER’S CERTIFICATE AS TO SOLVENCY

FCC Investment Trust I

Reference is made to that certain Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated as of November 10, 2008 by and among FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), Fortress Credit Co LLC, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (together with the Administrative Agent, the “Secured Parties”), Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

The undersigned, a duly elected Responsible Officer of the Borrower, hereby certifies to the Secured Parties, and their respective successors and assigns, as of November 10, 2008 (the “Effective Date”), as follows:

Both before and immediately after giving effect to (a) the transactions contemplated by the Credit Agreement and the other Transaction Documents and (b) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate as of the Effective Date.

FCC INVESTMENT TRUST I,
as the Borrower

BY:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:
Name:
Title:

EXHIBIT E-1

To Credit Agreement

FORM OF OFFICER’S CLOSING CERTIFICATE

FCC Investment Trust I

Reference is made to that certain Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated as of November 10, 2008 by and among FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), Fortress Credit Co LLC, as the Administrative Agent, each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

The undersigned, a duly elected Responsible Officer of the Borrower, hereby certifies to the Administrative Agent, the Lenders, and their respective successors and assigns, as of November 10, 2008 (the “Effective Date”), as follows:

1. Each of the representations and warranties of the Borrower contained in the Transaction Documents are true, complete and correct in all material respects on and as of the Closing Date as though made on and as of such date (other than any representation and warranty that is made as of a specific date), and to the Borrower’s knowledge, no event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the Closing Date, that constitutes or would constitute an Event of Default or an Unmatured Event of Default.

2. Except as otherwise indicated on a schedule to a Transaction Document, or as otherwise consented to by the Administrative Agent, the Borrower has delivered to the Administrative Agent true, complete and correct copies of all documents required to be delivered by it to the Administrative Agent pursuant to the Transaction Documents, all such documents are true, complete and correct in all material respects on and as of the Closing Date and each and every other condition to the closing of the transactions contemplated by the Transaction Documents (including without limitation the conditions and requirements set forth in Article III of the Credit Agreement) has been performed or waived by the Administrative Agent.

3. No Liens have arisen or been granted with respect to the Collateral other than Permitted Liens.

4. The Borrower’s Federal Employer Identification Number is 37-1428465.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate as of the Effective Date.

FCC INVESTMENT TRUST I,
as the Borrower

BY:	U.S. Bank Trust National Association,
not in its individual capacity but solely
as statutory trustee

By:
Name:
Title:

EXHIBIT E-2

To Credit Agreement

FORM OF OFFICER’S CLOSING CERTIFICATE

FCC FINANCE, LLC

Reference is made to that certain Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated as of November 10, 2008 by and among FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), Fortress Credit Co LLC, as the Administrative Agent, each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

The undersigned, a duly elected Responsible Officer of the Servicer, hereby certifies to the Administrative Agent, the Lenders, and their respective successors and assigns, as of November 10, 2008 (the “Effective Date”), as follows:

1. Each of the representations and warranties of the Servicer contained in the Transaction Documents are true, complete and correct in all material respects on and as of the Closing Date as though made on and as of such date (other than any representation and warranty that is made as of a specific date), and to FCC Finance, LLC’s knowledge no event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the Closing Date, that constitutes or would constitute an Event of Default or an Unmatured Event of Default.

2. Except as otherwise indicated on a schedule to a Transaction Document or as otherwise consented to by the Administrative Agent, the Servicer has delivered to the Administrative Agent true, complete and correct copies of all documents required to be delivered by it to the Administrative Agent pursuant to the Transaction Documents, all such documents are true, complete and correct in all material respects on and as of the Closing Date and each and every other condition to the closing of the transactions contemplated by the Transaction Documents (including without limitation the conditions and requirements set forth in Article III of the Credit Agreement) has been performed or waived by the Administrative Agent.

[The Remainder Of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate as of the Effective Date.

FCC FINANCE, LLC
By:
Name:
Title:

EXHIBIT F-1

To Credit Agreement

FORM OF POWER OF ATTORNEY

FCC Investment Trust I

This Power of Attorney is executed and delivered as of November 10, 2008 (the “Effective Date”) by FCC Investment Trust I, as the borrower under the Credit Agreement (each as defined below), to Fortress Credit Co LLC, as the Administrative Agent under the Credit Agreement (in such capacity, the “Attorney”), pursuant to Section 3.1(e) of that certain Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), between FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as the Administrative Agent, each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from the Borrower as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally (subject to the requirements and limitations below) the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents have been paid in full (or otherwise satisfied to the satisfaction of the Administrative Agent and each Lender) and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

During the existence of an Event of Default (unless waived in writing by the Required Lenders), the Borrower hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Secured Parties under the Credit Agreement and in connection with notifying Obligors of the Secured Parties’ interest in the Collateral pursuant to Section 5.1(e) of the Credit Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Borrower’s place and stead and at the Borrower’s expense and in the Borrower’s name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following in connection therewith: (a) open mail for the Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of the Collateral; (b) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower or the Collateral; (c) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against the Borrower if the Borrower does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due in respect of the Collateral to the Borrower whenever payable and to enforce any other right in respect of the Collateral; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (f) to give any necessary receipts or acquittance for amounts collected or received under the Credit Agreement; (g) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to the Credit Agreement; (h) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, the Borrower hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (i) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral; (j) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document, in each case to the extent permitted under the Credit Agreement; and (k) to cause the certified public accountants then engaged by the Borrower to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Borrower under the Transaction Documents, all as though Attorney were the absolute owner of the Collateral for all purposes, and to do, at Attorney’s option and the Borrower’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Liens of the Administrative Agent as agent for the Secured Parties thereon (including without limitation the filing of UCC financing statements and continuation statements), all as fully and effectively as the Borrower might do. The Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Power of Attorney is executed by FCC Investment Trust I as of the Effective Date.

FCC INVESTMENT TRUST I,
as the Borrower

BY:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:
Name:
Title:

EXHIBIT F-2

To Credit Agreement

FORM OF POWER OF ATTORNEY

FCC Finance, LLC

This Power of Attorney is executed and delivered as of November 10, 2008 (the “Effective Date”) by FCC Finance, LLC, as the Servicer under the Credit Agreement (each as defined below), to Fortress Credit Co LLC, as the Administrative Agent under the Credit Agreement (in such capacity, the “Attorney”), pursuant to Section 3.1(e) of that certain Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), between FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as the Administrative Agent, each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from the Servicer as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally (subject to the requirements and limitations below) the authority to take and perform the actions contemplated herein, and FCC Finance, LLC irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by FCC Finance, LLC until all obligations of the Borrower under the Transaction Documents have been paid in full (or otherwise satisfied to the satisfaction of the Administrative Agent and each Lender) and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

During the existence of an Event of Default or a Servicer Default (unless waived in writing by the Required Lenders), FCC Finance, LLC hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Secured Parties under the Credit Agreement and in connection with notifying Obligors of the Secured Parties’ interest in the Collateral pursuant to Section 5.1(e) of the Credit Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in FCC Finance, LLC’s place and stead and at FCC Finance, LLC’s expense and in FCC Finance, LLC’s name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to exercise the rights of FCC Finance, LLC under the Credit Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following in connection therewith: (a) open mail for FCC Finance, LLC, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of the Collateral; (b) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral; (c) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against FCC Finance, LLC with respect to the Collateral if FCC Finance, LLC does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney with respect to the Collateral, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due in respect of the Collateral to FCC Finance, LLC with respect to the Collateral whenever payable and to enforce any other right in respect of the Collateral; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (f) to give any necessary receipts or acquittance for amounts collected or received under the Credit Agreement; (g) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to the Credit Agreement; (h) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, FCC Finance, LLC hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (i) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral; (j) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document, in each case to the extent permitted under the Credit Agreement; and (k) to cause the certified public accountants then engaged by FCC Finance, LLC to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of FCC Finance, LLC under the Transaction Documents, all as though Attorney were the absolute owner of the Collateral for all purposes, and to do, at Attorney’s option and FCC Finance, LLC’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Liens of the Administrative Agent as agent for the Secured Parties thereon (including without limitation the filing of UCC financing statements and continuation statements), all as fully and effectively as FCC Finance, LLC might do. FCC Finance, LLC hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Power of Attorney is executed by FCC Finance, LLC as of the Effective Date.

FCC FINANCE, LLC
By:
Name:
Title:

EXHIBIT G

To Credit Agreement

FORM OF RELEASE OF REQUIRED RECEIVABLE FILE

[Delivery Date]

BY FACSIMILE: 651-695-6102

U.S. Bank National Association

1133 Rankin Street, Suite 100

St. Paul, Minnesota 55116

Attention: Saah Kemayah

Ref: FCC Finance, LLC/Fortress Credit Co LLC

Re:          Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), between FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as the Administrative Agent, each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian (in such capacity, the “Collateral Custodian”). Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

In connection with the administration of the Required Receivable File held by U.S. Bank National Association as the Collateral Custodian on behalf of the Administrative Agent as agent for the Secured Parties, under the Credit Agreement, we request the release of the Required Receivable File (or such documents as specified below) for the Receivables described below, for the reason indicated.

Obligor’s Name, Address & Zip Code:

Receivable Identification Number:

Reason for Requesting Documents (check one)

☐            1. Receivable paid in full. (The Servicer hereby certifies that all amounts received in connection with such Receivable have been credited to the Collection Account.)

☐            2. Receivable liquidated by                                                         . (The Servicer hereby certifies that all proceeds (net of Liquidation Expenses which the Servicer may retain to pay such expenses) of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

☐            3. Receivable in foreclosure.

☐            4. Delivered in Error.

☐            5. Termination of Credit Agreement.

☐            6. Other (explain).

If box 1, 2, 4, 5 or 6 above is checked, and if all or part of the Required Receivable File was previously released to us, please release to us the Required Receivable File requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Receivable.

If box 3 or 6 above is checked, we will return all of the above Required Receivable File to you as the Collateral Custodian (i) promptly upon the request of the Administrative Agent or (ii) when our need therefor no longer exists.

[Remainder of Page Intentionally Left Blank]

FCC FINANCE, LLC,
as the Servicer
By:
Name:
Title:

Consent of Administrative Agent if required under the Credit Agreement:

FORTRESS CREDIT CO LLC,
as the Administrative Agent
By:
Name:
Title:
Date:

Acknowledged by the Borrower:

FCC INVESTMENT TRUST I,
as the Borrower

	BY:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:
Name:
Title:
Date:

EXHIBIT H

To Credit Agreement

FORM OF SERVICER’S CERTIFICATE

This Servicer’s Certificate is delivered to the Administrative Agent, the Backup Servicer and the Collateral Custodian pursuant to the provisions of Section 6.8(b) of the Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), between FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services, Inc.), as the backup servicer (in such capacity, the “Backup Servicer”), and U.S. Bank National Association, as the collateral custodian (in such capacity, the “Collateral Custodian”). This Servicer’s Certificate relates to the Servicer’s Report set forth on the attached Schedule A.

A.                                   Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. References herein to certain subsections are references to the respective subsections of the Credit Agreement.

B.                                     The Servicer is the Servicer under the Credit Agreement.

C.                                     The undersigned hereby certifies to the Administrative Agent, on behalf of the Lenders, that, to its knowledge, as of the date hereof, no Event of Default or Unmatured Event of Default has occurred other than Events of Default or Unmatured Events of Default that the Borrower or the Servicer have been previously notified of by the Administrative Agent.

D.                                    The undersigned hereby certifies to the Administrative Agent, on behalf of the Lenders, that all of the foregoing information and all of the information set forth on the attached Schedule A is true, complete and accurate in all material respects as of the date hereof.

[The Remainder Of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Servicer’s Certificate to be duly executed [                  ] [    ], 20[    ].

FCC FINANCE, LLC,
as the Servicer
By:
Name:
Title:

SCHEDULE A

To Servicer’s Certificate

SERVICER REPORT

See Attached

EXHIBIT I

To Credit Agreement

JOINDER SUPPLEMENT

This JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, FCC Investment Trust I, as the borrower (the “Borrower”), the Lender named in Item 5 of Schedule I hereto (the “Lender”), and Fortress Credit Co LLC, as the administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under Section 13.16 of the Credit Agreement, dated as of November 10, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), between FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. Capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender pursuant to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Servicer, the Borrower, and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender pursuant to the Credit Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent and the existing Lender(s) as follows: (i) none of the Administrative Agent and the existing Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to the Note issued under the Credit Agreement, or the Collateral or the financial condition of the Servicer or the Borrower, or the performance or observance by the Servicer or the Borrower of any of their respective obligations under the Credit Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or the existing Lender(s) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Credit Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I

To Joinder Supplement

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:                               Credit Agreement, dated as of November 10, 2008, among FCC Investment Trust I, as the Borrower, the other parties thereto and Fortress Credit Co LLC, as the Administrative Agent.

Item 1: Date of Joinder Supplement:
Item 2: Proposed Lender:
Item 3: Principal Amount of Loans Assigned-	$
Item 4: Signatures of Parties to Credit Agreement:

, as
Proposed Lender

By:
Name:
Title:

FCC INVESTMENT TRUST I,
as the Borrower

BY:	U.S. Bank Trust National Association,
not in its individual capacity but solely
as statutory trustee

By:
Name:
Title:

FORTRESS CREDIT CO LLC,
as the Administrative Agent
By:
Name:
Title:

[NAME OF LENDER,
as a Lender]
By:
Name:
Title:

SCHEDULE II

To Joinder Supplement

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:

Telephone:

Facsimile:

email:

`With a copy to:

Telephone:

Facsimile:

email:

Wire Instructions:

Name of Bank:

A/C No.:

ABA No.

Reference:

SCHEDULE III

To Joinder Supplement

FORM OF

JOINDER EFFECTIVE NOTICE

To: [Name and address of the Borrower, the Servicer and the Proposed Lender]

The undersigned, as the Administrative Agent under the Credit Agreement, dated as of November 10, 2008, between FCC Finance, LLC, as the servicer (in such capacity, the “Servicer”), FCC Investment Trust I, as the borrower (in such capacity, the “Borrower”), Fortress Credit Co LLC, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Lenders from time to time party thereto, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian. [Note: attach copies of Schedules I and II from the Joinder Supplement.] Terms defined in the Joinder Supplement are used herein as therein defined.

Pursuant to the Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be                            and such Proposed Lender will be a Lender with Loans outstanding as of the Joinder Effective Date of $                    .

Very truly yours,

FORTRESS CREDIT CO LLC,
as the Administrative Agent

By:
Name:
Title:

EXHIBIT J

To Credit Agreement

FORM OF BACKUP SERVICER MONTHLY CERTIFICATION

Date:

FORTRESS CREDIT CO LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Dean Dakolias

FCC FINANCE, LLC

405 SH 121 Bypass

Building A., Suite 250

Lewisville, Texas 75067

Attention: James D. Borschow

Re:          Letter of Certification – Fortress Credit Co LLC and FCC Finance, LLC

We are sending this letter to you pursuant to Section 7.2(b)(iii) of that certain Credit Agreement (the “Agreement”) dated as of November 10, 2008, by and among FCC Finance, LLC, as the servicer, FCC Investment Trust I, as the borrower, Fortress Credit Co LLC, as a lender and as the administrative agent, U.S. Bank National Association, as the collateral custodian, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer (as such agreement may be amended, modified, waived, supplemented, restated or replaced from time to time). Capitalized terms used herein have the meanings ascribed to such terms in the Agreement.

Lyon Financial Services, Inc. hereby confirms that it has received the Servicing Report, dated                      from FCC Finance, LLC and has performed the reconciliation required under Section 7.2(b)(iii) of the Agreement. [There are no discrepancies./The discrepancies are listed on the attached Schedule A.]

Very truly yours

LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services)

By:
Name:
Title: Financial Analyst

EXHIBIT K

To Credit Agreement

[Reserved]

EXHIBIT L

To Credit Agreement

[Reserved]

EXHIBIT M

To Credit Agreement

[Reserved]

SCHEDULE I

To Credit Agreement

CONDITION PRECEDENT DOCUMENTS

As required by Section 3.1 of the Credit Agreement, each of the following items must be delivered to the Administrative Agent prior to the Closing Date, each in form and substance satisfactory to the Administrative Agent:

1. All documents and information necessary to complete the Exhibits and Schedules;

2. Certificates of the Secretary or Assistant Secretary or other Responsible Officer of the Borrower, the Servicer, the Collateral Custodian and Backup Servicer, each dated as of the date of the Credit Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the Transaction Documents and the other documents to be delivered by it hereunder (on which certificate the Administrative Agent and the Lenders may conclusively rely), (ii) that the copy of the certificate of incorporation, certificate of organization or certificate of trust of such Person attached thereto is a complete and correct copy and that such certificate of incorporation, certificate of organization or certificate of trust has not otherwise been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, operating agreement or trust agreement of such Person attached thereto is a complete and correct copy and that such by-laws, operating agreement or trust agreement have not otherwise been amended, modified or supplemented and are in full force and effect and (iv) the resolutions of such Person’s board of directors or managers/members/partners approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents and of the documents related thereto;

3. Good standing certificates for the Borrower and the Servicer issued by the Secretary of State of their respective states of formation dated as of a recent date prior to the Closing Date;

4. Opinion of counsel to the Collateral Custodian as the Administrative Agent may reasonably require;

5. Opinions of counsel to the Servicer and the Borrower as the Administrative Agent may reasonably require; and

6. All other deliveries required under Section 3.1 of the Credit Agreement.

The opinions referred to above may contain such qualifications, assumptions and exceptions as the Administrative Agent in its reasonable discretion may allow.

SCHEDULE II

To Credit Agreement

[Reserved]

SCHEDULE III

To Credit Agreement

LOCATION OF REQUIRED RECEIVABLE FILES

U.S. BANK NATIONAL ASSOCIATION

1133 Rankin Street, Suite 100

St. Paul, Minnesota 55116

Attention: Saah Kemayah

Ref: FCC Investment Trust I/Fortress Credit Co LLC

Facsimile No.: 651-695-6102

Confirmation No.: 651-695-5867

SCHEDULE V

To Credit Agreement

CREDIT AND COLLECTION POLICY

See Attached

FCC Finance, LLC

Policies & Procedures

DESCRIPTION	SECTION

Executive Summary	1
Marketing	2
Contractor Relations	3
Underwriting	4
Processing	5
Document Preparation	6
Pre-Funding Audit	7
Funding	8
Packaging	9
Accounting	10
Quality Assurance	11
Loan Servicing	12
Collections	13
MIS (Management Information Systems)	14
Human Resources	15
Exhibits (A Through ZZZ)	16

Section 1 - EXECUTIVE SUMMARY

FCC Finance LLC (hereafter “FCC” or “the Company”) sources loans originated by home improvement contractors throughout the United States. It is the policy of FCC to source loans in compliance with all applicable local, state and federal laws as may be in force or adopted. Acquisitions are also compliant with company underwriting guidelines as adopted or amended by management. The company is currently purchasing both secured and unsecured loans in thirty-five (35) states and on an unsecured program in five (5) states.

Loans sourced are serviced on behalf of FCC Investment Trust IV. The policies and procedures contained herein are adopted or amended by Senior Management to create a sound business environment and manage risk when processing, sourcing and servicing loan portfolios.

Management has been successful in implementing a “Proof, Check, and Balance” system whereby workflow passes and returns between departments continuously to improve quality control and better utilize personnel. All policies and procedures must be met before a loan is sourced inclusive of a tape-recorded interview with the borrower prior to any contractor check disbursement.

FCC Finance LLC takes a firm position to insure that all employees of the company are committed to the highest standards of professionalism and work ethics. Contractors are thoroughly investigated prior to purchasing their loan receivables and annual reviews are performed to monitor continued compliance.

It is the goal of FCC to build and service a high yield, performing portfolio for maximum profit. Compliance with the policies and procedures contained in this manual are the cornerstone to achieving this goal. The policies and procedures are reviewed and updated as needed.

Schedule V

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Section 2 - MARKETING

The company markets it products by maintaining high visibility in the home improvement lending industry. The company seeks business relationships with quality contractors who exercise the highest standards of professionalism and business ethics. FCC rigorously investigates every business relationship before sourcing loan originations. Management implements all marketing strategies.

Senior Management of the company attend Trade Shows and maintain memberships in various affiliations to maintain this visibility. The company is currently a member of NARI (National Association of the Remodeling Industry) both nationally & locally in Dallas, Texas.

The company exhibits in at least one national trade show annually and either sponsors or co-sponsors regional events or seminars as management may determine beneficial to both FCC marketing efforts and the industry. The company also maintains a regional sales representative in Pennsylvania to facilitate contractors in one of the most concentrated home improvement areas of the country.

POLICY — All associations, trade show participation, sponsorships and marketing efforts of any type must be approved and orchestrated with Senior Management. Any publications, marketing materials or efforts must be approved by Executive and Senior Management.

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Section 3 - CONTRACTOR RELATIONS

POLICY - Contractors who submit customer applications and originate loans offered to FCC for sourcing must meet minimum requirements as set forth by Senior Management. As standard operating procedure contractors should meet the following guidelines.

1.                                       Two-years in business.

2.                                       Principal(s) can not have filed personal bankruptcy during the last 5-years.

3.                                       Principal(s) personal credit bureaus must reflect no major derogatory credit for at least (3-years) prior to application.

4.                                       Dealer/Contractor must have at least two (2) verifiable trade/supplier references.

5.                                       Business checking account must have an average balance history of sufficient liquidity. Excessive overdraft activity will be cause for denial of the dealer application.

6.                                       In states where licenses are required for the contractor to conduct business, FCC must verify that such licenses are in place.

7.                                       A satisfactory report must be received from the nearest Better Business Bureau agency. In the event of no history with the Better Business Bureau, the State Attorneys General Office will be accessed for their experience with the contractor.

Senior Management may approve contractors meeting minimum requirements, but exceptions will require presentation of the completed Dealer/Contractor file with documentation as to the exception to the company President for approval.

Once FCC approves a Dealer/Contractor, the file is scheduled for annual review or more frequently as determined by the manager. All business relations are monitored inclusive of service complaint resolutions and portfolio performance. Exception approvals require closer monitoring and more frequent reviews.

PROCEDURE — The following events and documentation must be completed before setting up a new Dealer/Contractor relationship.

A.                                   Submission - The Dealer/Contractor must submit a completed package for investigation and consideration. The following items constitute a completed package.

1.                                       Dealer/Contractor Application and Continuous Buy Sell Agreement fully completed and initialed by a principal on each page. (Section 16 Exhibit A)

2.                                       Copy of the Articles of Incorporation (if applicable) for the dealer making application.

3.                                       Most recent Financial Statement or recent personal tax return for sole proprietorships

4.                                       Copies of State Licenses (if applicable)

5.                                       Copy of Work Order and Notice of Right To Cancel provided to consumers

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6.                                       Literature/Brochures/Warranties on products/services sold

B.                                     Processing/Investigation

1.                                       Log the company into the Excel New Dealer File Log spreadsheet.

2.                                       Review APPRO Channels Maintenance to determine any previous FCC experience with the dealer. If none, assign a new dealer number and enter into the system with an Agreement Status of “Pending”. Enter the dealer number into the Excel spreadsheet also. If the dealer was previously approved with FCC we will use the existing APPRO Channel and dealer number. Change the status to “Pending”, update address, phone numbers, etc., and enter the dealer number into the Excel spreadsheet.

3.                                       Determine if the Dealer/Contractor meets minimum FCC guidelines. This initial review should reveal if the file is incomplete, or if documents are not executed properly. At such time, the contractor should be contacted and informed of the status.

4.                                       Once the file has been initially reviewed, investigation should commence unless the review reveals that minimum guidelines are not met. If guidelines are not met the investigation should cease until the manager reviews the file.

5.                                       Call the business phone number provided on the Dealer Application to determine if the phone is answered in the business name. Call the principal(s) home phone number(s) provided to determine that they are working numbers. Verify that numbers are listed on phone directory websites. Notate results on New Dealer Application Checklist. (Section 16 Exhibit B)

6.                                       Clear the company with the Better Business Bureau (web site or phone) and document if in good standing or with outstanding complaints. If no record with the Better Business Bureau, the Attorneys General office for all states the contractor does business in will be contacted for their experience with the contractor. Notate results on New Dealer Application Checklist.

7.                                       Complete the Bank Reference verification by phone or fax. (Section 16 Exhibit C) The Authorization to Release Information Form is usually required for this step.

8.                                       Contact the Supplier/Trade References and obtain a report of their history with the company and/or principal(s).

9.                                       Contact the various Licensing Departments (if applicable) and verify their status and/or history with the company and expiration date of said license.

10.                                 Review articles of incorporation and validate the dealer’s current status with the secretary of state where they are organized.

11.                                 Review the dealer’s financial statements to determine solvency and sufficient volume to warrant approval by FCC.

12.                                 Obtain credit reports for all principals / owners of the dealer and review to ensure creditworthiness complies with FCC standards.

13.                                 Review the dealer’s work order / contract to determine it contains an acceptable “Right to Cancel” clause as required by the FTC ruling.

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14.                                 Sign the processing checklist and prepare the package in “Submission Checklist Order” (Section 16 Exhibit D) then deliver the package to the Manager for review.

C.                                     Underwriting — Approval or Declination

1.                                     Senior management will review the completed file and render a decision. If the Manager feels there are “redeeming qualities on a company that does not meet minimum requirements”, the file should be documented as to the reason(s) for approval and submitted to President for review.

2.                                     The Manager will document the file Approved or Declined. In rare instances, the file could remain in a “Pending” status if additional information or investigation is required. Once the decision is rendered and properly documented, the file will be returned for further data input.

3.                                     If approved, change the dealer Agreement Status in the APPRO Channel to “Approved” and enter the states approved in the Channel Notes field. Ensure that appropriate contact names, phone numbers, FAX numbers, and e mail addresses are entered. If the application is declined change the Agreement Status to “Declined” and enter notes in the Channel Notes field with reasons.

4.                                     Print and fax to the Dealer/Contractor the approval letter (Section 16 Exhibit E) or denial letter (Section 16 Exhibit F) signed by senior management. Attach the “fax confirmation” with a copy of the decision to the left-hand side of the dealer file. Mail the original decision letter to the Dealer/Contractor. If approved a photocopy of the executed buy sell agreement is enclosed with the approval letter along with New Dealer forms. (Section 16 Exhibit G)

5.                                     Dealer files are then labeled Inactive/Denied and Active/Approved and filed accordingly after they are scanned into the dealer imaging system.

D.                                    Renewal (Update) Investigation

1.                                     The credit department generates a month end report (Section 16 Exhibit H) which lists upcoming renewal investigations for the following month.

2.                                     The tracking system is used to determine volume (amount of business received) for the past six-months. If there is no activity, the APPRO channel will be updated to reflect “inactive”. An inactive letter is prepared and forwarded to the dealer (Section 16 Exhibit I). The file will only be reinvestigated if the contractor sends new business.

3.                                     All other approved files will require the status field to reflect “Update” and the files go into the Update filing cabinet for subsequent processing.

4.                                     Employees conducting the reinvestigation first verify that the Continuous Buy Sell Agreement in the file is the most recent (12/00) version. Using the “Dealer Update Checklist” (Section 16 Exhibit J) the re-investigation is conducted. This investigation requires everything that was done in the original investigation when the dealer was first approved.

5.                                     Additional requirements during re-investigation include review of dealer service complaints and new business activity.

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Once the investigation is complete and the reports are obtained, the package is submitted to the Manager for approval or denial of dealership.

E.                                      Service Complaints

1.                                     When a valid service complaint is received, the information is entered in the “Service Complaint Log” (Section 16 Exhibit K) to open and track the complaint.

2.                                     The complaint is documented by preparing the “Service Complaint Worksheet”. (Section 16 Exhibit L) All issues should be documented with clear and concise comments. When addressing the issues with the customer, verify that each issue relates to work described on the dealer’s contract or work order.

3.                                     The customer is informed that “verbal agreements” (if any) are outside the scope of issues addressed by FCC. The customer will then be advised that FCC will contact the contractor/dealer who in turn should contact the customer regarding resolution of their complaint(s). The customer is instructed to contact FCC again after contact is made with contractor/dealer or in the event that the contractor fails to respond in a reasonable amount of time.

4.                                     Contact the dealer and advise them of the customer(s) issues and request that the dealer contact customer(s). Notate these series of events on the worksheet and document a “Hold Date” determined by the conversations with both dealer and customer. The “Hold Date” should also be entered in the Service Complaint Log.  Management will review open service complaints and related action taken, on a weekly basis.

5.                                     All communications with the customer and the dealer/contractor must be documented on the worksheet. If the complaint is not brought to an amicable conclusion within a reasonable amount of time, the customer file and worksheet should be submitted to a supervisor. Extensive delays or lack of communication by the dealer/contractor may necessitate further action being taken by FCC Management.

6.                                     Once the customer acknowledges satisfaction with the repairs, the complaint is closed and a written acknowledgment (Section 16 Exhibit M) is mailed to the customer to sign and return. A copy of this letter is attached to the worksheet to be filed. Customer(s) failure to return the written satisfaction form is not cause for FCC to keep the complaint open.

7.                                     Should the contractor fail, or refuse, to satisfy a substantiated complaint the dealership is terminated.

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Section 4 - UNDERWRITING

POLICY — FCC maintains full compliance with ECOA (Federal Equal Credit Opportunity Act) and RESPA (Real Estate Settlement Procedures Act). The company sources customer applications from home improvement dealers/contractors to finance their goods and/or services. All underwriting takes place in the corporate office. The consumer is provided with the required notification of the credit decision as outlined in the two acts aforementioned.

In addition to legal compliance, FCC requires its employees to evaluate credit applications based on the “Company Products and Underwriting Guidelines” as published (Section 16 Exhibit Z). The evaluation will include but is not limited to credit bureau reports, calculation of debt ratio and the calculation of loan to value (LTV) on the subject property being improved.

PROCEDURE — The following takes place on all credit applications processed by FCC.

A.                                   Data Entry

1.                                       When the credit application is received it is audited to ensure the application is signed and dated by the applicant(s) or if received from an approved contractor/dealer with the exception of signature on file. It is FCC’s practice not to process credit applications that are over sixty days old. Credit Applications over sixty days old must be updated by the contractor or approved by the Senior Underwriter to process. The credit application is also reviewed to ensure that the applicant resides in a state where FCC purchases receivables, minimum income requirements, and that the information on the credit application is sufficient to properly process the application. In the event the credit application is unable to be processed, due to stale dating or missing information, the application will be “Pended” and the dealer notified. In the event the credit application is denied prior to accessing the applicants credit bureau report, the dealer is notified however no “Statement of Credit Denial” (Section 16 Exhibit O) is required to be mailed to the applicant. If the credit application is satisfactory, the processor will continue with the data input.

2.                                       Entering the credit application into the “front end system” commences processing of all applications. If the application contains two or more borrowers, the applicant evidencing the highest income will be the primary applicant and processed accordingly. If the application is missing required information, it is logged into the system as pended, the dealer notified of the reason by the Pending Status Sheet, and the credit application filed accordingly. If the application is satisfactory and data input completed in the “front end system” a credit report will then be accessed by the processor.

3.                                       A credit bureau report is obtained on each applicant (joint report if applicants disclose they are married). The primary credit bureau service used by FCC is Trans Union. If the Trans Union report is inconclusive Equifax and/or Experian reports will be accessed. When the credit bureau report is printed, it is matched to the corresponding credit application and given to the underwriter for analysis.

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4.                                       The underwriter analyzes the credit history contained on the credit bureau report. If the information does not meet FCC guidelines, the application is notated as a Credit Denial and a general reason notated. Loan terms, appropriate interest rate for the month in which the application was taken, and state information are input. Debts are analyzed by reviewing the credit application for debt disclosed on the application and debts contained in the credit report. If income information (paystubs) is supplied with the credit application, it is analyzed and calculated then input in the APPRO system. In the event income information is not supplied, the income is taken from the stated amount on the credit application. Completion of the debt ratio analysis is performed by the APPRO system and reviewed by the underwriter.

If the Underwriter determines the application can be purchased, loan stipulations are added in the APPRO system and a Commitment Letter (Section 16 Exhibit Q) is generated.

The package is now assembled in the following order:

a)                                      Approval Sheet

b)                                     Credit application

c)                                      Credit bureau report(s)

d)                                     Income verification (pay-stubs)

e)                                      Dealer work order/contract

The package is forwarded to the Processing department.

5.                                       Approved applications are assigned an approval number, input as approved in the system and the conditional commitment letter is faxed to the dealer. Commitment letters have an expiration date of 60 or 90 days depending on the credit worthiness of the applicant and/or individual dealer/contractor agreement. Denied applications are input in the system, a statement of credit denial (Section 16 Exhibit O) is prepared and faxed to the dealer. Pending applications are handled in the same fashion utilizing the pending sheet previously described.

6.                                       At the conclusion of the workday, the input processor will prepare Good Faith Estimates (in duplicate) (Section 16 Exhibit R) for all conditionally approved secured loan transactions. One copy is mailed to the applicant the next business day and the second copy is placed with the loan package prepared by the staff. Unsecured approvals do not require Good Faith Estimates. Credit denials are copied or accessed from the system at the conclusion of the business day. The staff pulls the appropriate days denials and mails them.

Denied transactions are filed, numerically and by date. Pending applications are filed, awaiting response from the contractor. Loan

8

approval packages are forwarded to the appropriate department for further processing.

B.                                     Pre-Approval Stipulation Clearance

1.                                       Loan conditions/stipulations are forwarded to the appropriate processing department to finalize loan approval. Loan conditions can be approved and cleared by the processor however any condition not within the processor’s approval authority will be directed to the underwriter. During this process the underwriter may determine that the original pre-approval may no longer meet the purchase requirements. In such instances the underwriter will (1) add or change conditions to meet FCC guidelines, (2) Decline/cancel the conditional loan approval if it no longer meets approval criteria or (3) Pend the conditionally approved application until such time that additional information or verifications are received.

2.                                       FCC delegates authority to underwriters and processors (based upon tenure and experience) to sign off on pre-approval stipulations being processed. Acceptance/approval of loan stipulations, are notated in the APPRO system.

3.                                       After review, the senior underwriter forwards the loan package to processing for system update of the file. The dealer will also be notified of any changes to the original approval at this time.

C.                                     Interest Rate

1.                                       FCC adjusts secured interest rates on a monthly basis. It is the policy of FCC to establish secured interest rates beneath the Federal Regulation Z, Section 32 disclosure requirement.

2.                                       Once the calculations are compiled, a monthly FCC rate sheet is produced (Section 16 Exhibit U). It is the practice of FCC to fax the monthly rate sheet to contractors/dealers approximately one week prior to month end. Federal Law does not govern unsecured interest rates and FCC will establish this rate internally based on state requirements, risk and market conditions.

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Section 5 - PROCESSING

POLICY — The Company employs loan processors to perform the verification requirements on all pre-approved customer applications after the submitting dealer/contractor advises FCC to begin processing. The processor reviews the file documents and conducts mortgage, employment and insurance verifications along with any specific stipulations (requirements) that the Underwriter designated on the Pre-Approval Commitment Letter. The title report is also examined when received by Loan Processor.

PROCEDURE — The following procedures must be completed for compliance with approval guidelines.

A.                                   Verification of Mortgages

1.                                       The processor reviews the credit application, credit report, debt ratio, and the title report, to determine who holds senior liens on the subject property. The senior lien(s) is verified by the most expedient method available (i.e. credit bureau report, direct check or fax authorization respectively). FCC requires at minimum the loan balance, monthly payment amount, next due date and date last payment was received to be verified. Any verification that reveals the senior lien(s) status is questionable, must be returned to the Pre-Approval Underwriter or processing manager for review.

2.                                       All information obtained is verified on the Mortgage Verification (Section 16 Exhibits V) and on the Processing Notification (Section 16 Exhibit W) as well as in the APPRO System.

B.                                     Verification of Employment and Income

1.                                     The borrower(s) employment is verified verbally or in writing inclusive of date of hire, current position, income specifics (if released) and the name/title of person who provided the information. If the approval file qualifies under the maximizer program, then only verification of customer’s employment is necessary.

2.                                     It is the processor’s responsibility to calculate the debt ratio based on the income verified as opposed to borrower(s) income submitted at time application was provided by the dealer/contractor. The processor will document the method of calculation to comply with instructions provided in Underwriting Guidelines (Section 16 Exhibit Z).

3.                                     The processor must notify the dealer/contractor if the income verified as opposed to the income submitted is insufficient and is returned to underwriting for review.

4.                                     The file must also return to the underwriter if time on job verified is substantially less than stated on the credit application. A two-year history is required unless otherwise waived by an underwriter.

5.                                     All information verified must be documented on the appropriate Employment Verification (Section 16 Exhibit X) and on the Processing Notification as well as in the APPRO System.

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C.                                     Verification of Property Insurance

1.                                       The insurance coverage on the property to secure the loan must be verified. This can be accomplished verbally or in writing to ensure there is sufficient coverage.

2.                                       All information verified must be documented on the Verification of Insurance (Section 16 Exhibit Y).

D.                                    Title Report Review and Clearance

1.                                     The title report is reviewed as soon as it is received by FCC to ensure that the subject property is clear of all encumbrances (other than those disclosed on the Pre-Approval). This is also compared to the Pre-Approval Commitment Letter.

2.                                     The processor will notify the dealer/contractor if the borrower(s) have outstanding deficiencies of title (i.e. tax liens, judgment(s) or other liens) that are not acceptable to FCC. Judgments are investigated by processor; via Title Company that provided title or county clerk’s office. In the event the processor is unable to clear stipulations, the dealer/contractor is then notified that the customer must provide the necessary item(s).

3.                                     The processor will take the file back to Underwriting for review of any deficiencies. If an exception is made, the Underwriter will notate the Audit Exception Worksheet (Section 16 Exhibit AA).

4.                                     All pertinent information is documented in writing and faxed to the submitting dealer/contractor as necessary.

5.                                     Outstanding liens discovered that must be cleared will be provided to the dealer/contractor who in turn will give the information to the borrower(s). In this manner, the borrower(s) have the opportunity to clear the lien by paying it off, then supplying the proof of this occurrence to the dealer/contractor who in turn will provide FCC with this proof. FCC will verify the information for accuracy.

6.                                     On occasion, a lien appears on title that does not pertain to the subject borrower(s) or property. In this instance, FCC requires a “Non- Identity Affidavit” be completed, executed by the borrower(s), notarized and submitted to them for recordation. The processor will ensure the form is properly completed, when required and received before funding the loan.

E.                                      Clearing Conditions and Notification

1.                                       The processor is responsible for ensuring that all conditions on the Pre-Approval Commitment Letter are met. This should be done prior to the file being submitted for pre-audit and/or final processing. If the processor receives documentation from the dealer/contractor to clear a condition that does not meet FCC acceptance, the processor should advise the dealer/contractor. Once alternative proof is received the file should then be returned to the Pre-Approval Underwriter for consideration and acceptance.

2.                                       It is the responsibility of the processor to mark within the APPRO System when conditions are met.

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F.                                      Pre-Audit File Follow-up

1.                                     All information received from contractor/dealer to clear outstanding stipulations on pre-audited files, are processed by the initial processor who handled the file in the processing stage.

2.                                     Once stipulations are cleared, the processor will notify contractor/dealer via fax, phone or e-mail.

3.                                     The processor is responsible for documenting the appropriate report to reflect all cleared stipulations on pre-audit files.

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Section 6 - DOCUMENT PREPARATION

POLICY — FCC provides loan document preparation to its dealer/contractors. This  service is initiated once the dealer/contractor notifies FCC by fax that they are  ready to have loan documents prepared and signed. FCC orders title reports in  behalf of dealer/contractor for secured loans, reviews the title report on receipt and  then prepares the loan documents.

PROCEDURE — The following procedures are followed to prepare loan documentation:

A.                                   Receipt of Request to Order Title and Prepare/Ship Documents

1.                                     The dealer/contractor faxes a Services Request Form (Section 16  Exhibit CC) indicating their request for FCC to order title and/or  prepare loan documents. Unless arrangements have been made with  the dealer to approve their Title Company of choice, FCC places the  order through an approved title agency using the dealer/contractor  account.

2.                                     After the title report is reviewed and cleared by FCC in accordance  with Title Review form (Section 16 Exhibit DD), the documents are  drawn, logged and shipped to the dealer/contractor as ordered.

B.                                     Title Company Policy and Procedure

1.                                       FCC orders title reports (Section 16 Exhibit EE) from approved title  companies capable of providing service in the states where FCC  sources business. Completed reports are to be faxed directly to FCC.  FCC will in turn notify the dealer/contractor of outstanding  deficiencies, if any, in accordance with “Title Report Review”.

2.                                       FCC will allow the dealer/contractor to order title reports from a Title Company of their choice provided they adhere to the following requirements:

a)                                      Submit E & O Policy in which the title company must be named,  coverage must be current, and the amount of coverage must be  acceptable to FCC. If accepted, the title company and their  location will be added to the FCC “Approved Title Companies”  list.

b)                                     The “Approved Title Companies” log (Section 16 Exhibit FF) must be reviewed monthly to insure that expiring O&E policies are updated with a current declaration page.

c)                                      The title company must fax a copy of the title directly to FCC for  review and clearance prior to source. However, to expedite the preparation and shipping of documents, the dealer/contractor may  fax a copy of the title to FCC.

C.                                     Document Preparation

1.                                       Loan documents are prepared using the Company software and information obtained from the pre-approval file documents consisting of the commitment letter, credit application, work order and the title report. The terms and amount of disbursements come from the  commitment

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letter, work order and the “Public Record Research  System” (recording fees).

2.                                       Loan documents for unsecured loans are prepared and overnighted or  emailed to the dealer the same day the commitment letter is faxed to  the dealer, unless other arrangements have been made.

3.                                       Documents for unsecured loans include the following:

a)                                      Credit Application (Section 16 Exhibit GG)

b)                                     Retail Installment Contract

c)                                      Right to Cancel (Section 16 Exhibit HH)

d)                                     Completion Certificate (Section 16 Exhibit II)

e)                                      Phone Verification Form (Section 16 Exhibit JJ)

f)                                        Verification of Homeowner Insurance (when proof of ownership is requested) (Section 16 Exhibit Y)

4.                                       Documents for secured loans include the following:

a)                                      Credit Application

b)                                     Retail Installment Contract

c)                                      HUD — 1A Settlement Statement (Section 16 Exhibit KK

d)                                     Right to Cancel

e)                                      Mortgage/Deed of Trust

f)                                        Assignment (if required)

g)                                     Verification of mortgage, insurance and employment

h)                                     Authorization to Release Information

i)                                         Completion Certificate

j)                                         Phone Verification Form (remains in FCC file for internal use)

5.                                       All documents listed will be prepared in accordance with each states  requirements. The “Assignment” on the Mortgage or Deed of Trust  (security instrument) will be used unless a specific county in that state  requires alternative assignments as well as additional documents that  must be used when filing a Mortgage or Deed of Trust for secured  loans.

California	Specific Assignment
Connecticut	Separate Generic Assignment
Delaware	Specific Assignment
Florida	Specific Assignment of Mortgage
Georgia	Transfer and Assignment form
Illinois	Specific Assignment of Mortgage
Indiana	Specific Assignment of Mortgage
Iowa	Separate Generic Assignment
Kansas	Specific Assignment of Mortgage
Kentucky	Separate Generic Assignment
Louisiana	Separate Generic Assignment
Maryland	Finance Affidavit (Prince George County only if loan is more than 12 months) and Homeowners

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Certification of Principal Residence and Separate Generic Assignments for Frederick, Montgomery, Howard, Baltimore City and St. Mary’s counties
Michigan	Separate Generic Assignment
Mississippi	Separate Generic Assignment
Missouri	Specific Assignment of Mortgage
New Jersey	Specific Assignment of Mortgage, Consumer Note/Installment Contract Receipt, Specific Completion Certificate
New Mexico	Separate Generic Assignment
New York	Two Sale Assignments that remain in file (one for First Savings Bank, and Bank One), and Specific Assignment of Mortgage, cross out the witness acknowledge on back of mortgage.
Ohio	Separate Generic Assignment and Mechanics Lien Affidavit
Oklahoma	Separate Generic Assignment and Mortgage Tax Information form
Oregon	Separate Generic Assignment
Pennsylvania	Specific Assignment
Virginia	Certificate of Transfer
Washington DC	Security Affidavit, Real Property Recordation Tax and Transfer Tax (form FP 7/C) Separate Assignment
West Virginia	Separate Generic Assignment

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Section 7 - PRE-FUNDING AUDIT

POLICY — The task of Pre-Funding Audit is to ensure that each loan file is complete, uniformly organized, and all documents have been properly executed. In this manner, when the dealer/contractor starts a job they can be more reasonably assured the loan will be purchased after completion of the work.

This function expedites the funding process once the Completion Certificate is received for advance of the loan. The funding area may still have to review documentation, and update some of the verifications to assure compliance with FCC Underwriting Guidelines. This check and balance system requires that at least two employees review every loan file in its entirety prior to purchase.

PROCEDURE — The following events and/or requirements take place during completion of the Pre-Funding Audit.

A.                                   Receipt Of Loan Package From Dealer/Contractor

1.                                       The dealer/contractor sends the executed loan documents, including any additional conditions required. A Pre-Audit report is generated daily then disseminated to appropriate personnel.

2.                                       The underwriting file is pulled and merged with the original loan documents. At this point the dealer file is opened to verify that the Dealer is Approved and Active, and that properly authorized individuals executed the assignment and other documentation on behalf of the Dealer/Contractor.

B.                                     Auditing the Loan File

1.                                       The documents are audited for accuracy and completion.  Additionally they are reconciled with underwriting conditions (stipulations) and FCC Underwriting Guidelines (Section 16 Exhibit Z). Should the conditions stated on the Commitment Letter not be met satisfactorily, the file must return to Underwriting for review. A completed Contractors Auditing Checklist (Section 16 Exhibit MM) for secured loans or an Unsecured Auditing Checklist (Section 16 Exhibit NN) for unsecured loans, allow the file to proceed to the Funding Department. These forms must be completed down to the Cash Authorization line with the exception of numbers 23 & 24 on secured loans and numbers 16 & 17 on unsecured loans.

•                                          Credit Application: Must be completed with all information including home phone numbers, work phone numbers, nearest relative with phone number and borrower(s) original signature(s).  (Section 16 Exhibit GG)

•                                          Loan-to-Value / Debt Ratio Analysis: The LTV will be recalculated using appraised value (or stated value when applicable) and the mortgage balance provided on the Mortgage Verification. The debt pad will be used to ensure that the processor has accurately entered the verified mortgage payment amount and verified income amounts.

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•                                          Retail Installment Contract: Must be completed with all information including borrower(s) name(s) and address, dealer name and address, correct date, accurate description of goods sold, down payment and amount of job from work order, original signatures, authorized assignment and accurate terms. Audit of this document shall also include re-verifying the figures in the Itemization of Amount Financed, payment schedule and all Federal Truth in Lending Disclosures. The pre-auditor or underwriting department will make the determination as to the best manner in which to rectify an error. Correction notices (Section 16 Exhibit OO) or return of documents to dealer/contractor for corrections, with customer(s) initials or reexecuted documents are some procedures used.

•                                          Mortgage / Deed of Trust: This document will be filed to record our lien (the Security Instrument). The pre-auditor will verify the dollar amount of the transaction, legal description of the property securing the loan, borrower(s) names executed as they appear on title. The mortgage document must be notarized with state appropriate stamps and signatures as required.

•                                          Assignment of Mortgage / Deed of Trust: The date on this document can not be the same as that on the Mortgage / Deed of Trust, and must be after the rescission period has ended. This document normally references the dollar amount on the Security Instrument, and the FCC database or actual Dealer File will be checked to verify that the person who executed the Assignment is authorized to do so. This document also must be notarized with state appropriate stamps and signatures as required.

•                                          Completion Certificate: The document must be signed and dated by both the dealer/contractor and the borrower(s) after the job is completed. Faxed certificates are acceptable to fund with original to follow.

•                                          Right to Cancel: The rescission must begin on the same date that the Retail Installment Contract is executed. The cancellation date must be at least 3 business days after the Retail Installment Contract date, and should exclude Sundays and federal holidays. A Right to Cancel form must be executed by all borrower(s) and each borrower must be provided with two copies at the time of execution. Thus, no more than two borrower(s) can execute the same Right to Cancel. Additional forms must be used in increments of two borrower(s) per form since it only provides sufficient copies for two individuals (4 copies per form). If form is improperly executed, pre-auditors will have new forms reexecuted, allowing an additional three days to properly rescind the transaction.

•                                          HUD 1-A Settlement Statement: This document must be completed with all pertinent information inclusive of date, names, addresses, signatures, all fees and any other dollar amounts that are included in the transaction. Estimates are not acceptable, as this document is required to be a true itemization of all dollar amounts paid by the borrower. If transaction amounts change, the HUD 1-A must be corrected and re-executed by the borrower(s). P.O.C. items (paid outside of closing) that are paid by the borrower must also be disclosed.

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•                                          Credit Report: The report must be the complete original report.

•                                          Good Faith Estimate: The audit should ensure that it was sent to the borrower within three days of receiving the credit application. The document is then checked for accuracy as to date, borrower(s) name(s) and address with reasonable fee estimates disclosed.

•                                          Contractor Work Order: The document shall disclose an adequate description of the work and/or services being performed by the dealer/contractor, a date prior to or same as the Retail Installment Contract, amount of work, name(s), and address of the borrower(s) and the dealer/contractor as well as signature(s) of the borrower(s) and authorized signer for the dealer/contractor.

•                                          Appraisal: Audited for accuracy and to ensure the data is a reasonable valuation. Comparisons should be within a similar time period and location. Sales should be within the past year (six months preferred).

•                                          Debt Ratio / Loan to Value Analysis (Debt Pad): (Section 16 Exhibit P) The verified income, debt & payment amounts, superior mortgage balances and property values (appraised or stated) will be compared to the debt pad for accuracy.

•                                          Title Report: The title report must be the original received directly from the Title Company or a fax that came directly from the Title Company. It is examined for name(s), conveyances, liens/judgments and other encumbrances. All necessary items must have been cleared or signed off as documented on the Title Report Review and Audit Exception Sheet. Reports are valid for 90-days.

•                                          Verifications: Verifications of Mortgage, Employment and Property Insurance will be examined for authenticity, completeness and accuracy. Any additional direct verification (i.e. direct credit checks) will be reviewed with the same criteria.

C.                                     Expired Commitments

1.                                       The dealer/contractor is notified by fax or e-mail of any outstanding conditions and the package is filed until receipt of those items. All “Expired Commitments” (Section 16 Exhibit PP) are pulled weekly and a status report is faxed to the submitting dealer/contractor. If the dealer/contractor requests a recommitment or extension, the file is returned to Underwriting for consideration. The dealer/contractor is notified by fax of the decision and the file is processed by Data Entry if denied, or forwarded to Processing if re-approved. Once the file is recommitted or extended, it is then returned to the processors who re-execute verifications of employment, mortgage and homeowners insurance.

2.                                       If the dealer notifies FCC to “cancel the Commitment”, the status field in the APPRO System is changed, and the file is handled accordingly.

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Section 8 - FUNDING

POLICY — The Company delegates authority to the Funding Department to perform four primary functions before sourcing a loan from the dealer/contractor.

The functions required are:

1.                                       Ensure that all verifications are current in accordance with the FCC guidelines. The department conducts re-verifications as is necessary.

2.                                       Perform the commodity check by tape-recorded conversation with the borrower(s) verification that all work has been satisfactorily completed and the correctness of the contract(s).

3.                                       Pull public search records and calculate all mortgage filing fees, tax and assignment fees for deduction from proceeds on secured loans.

4.                                       Document the disbursement amounts for the Accounting Department to ensure the accurate purchase price is paid to the dealer/contractor.

The department is required to report inconsistencies or violations of Company Policy directly to Senior Management. This department is responsible for validation that the Company is sourcing a qualified loan receivable in compliance with FCC Guidelines.

PROCEDURE — The following operating procedures must be completed to accomplish these tasks.

A.                                   Receipt of Completion Certificate and File Clearance

1.                                       The dealer/contractor will advise FCC by one of these methods that the contracted work has been completed:

•                                          The original completion certificate is received by FCC.  (Section 16 Exhibit II)

•                                          A completion certificate is faxed to FCC ..

•                                          The dealer/contractor phone contacts the funding department and advises that the work is complete and the completion certificate is forthcoming via mail or overnight delivery service.

EXCEPTION: On occasion, Senior Management will establish and implement a special program with select dealer/contractors allowing funding prior to phone clearance. A list of these special program relationships is published by Senior Management as they are established. Any receivable sourced without telephone clearance is coded with a numerical code, causing it to remain in a presourced staus until the telephone contact and clearance is completed.

2.                                       The Funding Department obtains the file from Pre-Audit Department. All files are reviewed by the funding department prior to conducting the telephone clearance for the following:

•                                          Mortgage Verification: senior liens must be current within FCC guidelines.

•                                          Employment/Income Verification: per company guideline.

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•                                          Title Report: an update is requested from the title company or through the contractor, if the one in file is beyond 90 days.

•                                          Credit Report: must be dated within the past 60 to 90 days prior to FCC sourcing the loan. Underwriting does have authority to make an exception on a case-by-case basis.

•                                          Homeowners Insurance: Each file is reviewed for adequate insurance coverage.

•                                          Any file that arrives in the funding department with outstanding stipulations as conditioned by underwriting at the time of approval must be cleared prior to funding (Section 16 Exhibit QQ) or must be taken to the Underwriting Department to approve any exception to requirements on the Commitment Letter and FCC Underwriting Guidelines (Section 16 Exhibit Z).

•                                          Check all signatures on completion certificate. Compare signature(s) to other documents in file to make sure the signature is authentic. Verify that both the contractor and customer signed and dated the completion certificate. If signatures are questionable they are discussed with the contractor and their authenticity will be covered during the tape-recorded phone clearance.

•                                          All expired commitments must be submitted to underwriting for re-commitment or extension. See Section 4 Underwriting for more details.

B.                                     Phone Verification (Commodity Check)

1.                                       After all requirements on the commitment are met, the borrower is contacted for telephone clearance. The Phone Verification (Section 16 Exhibit JJ) is conducted to determine if all work has been completed by the dealer/contractor in a satisfactory manner while ensuring that all required items on the form are documented during each recording.

•                                          Tape Recording: each call will be taped after first obtaining verbal permission from the borrower(s).

•                                          Identification of Borrower: it is essential to ensure we are speaking with one of the borrowers while performing the phone clearance. This is even more strategic if the borrower is calling inbound to FCC or when contacting them at their place of employment. The borrower is asked to recite personal information from their credit application for identity verification purposes.

•                                          Improvements: clearly verify that all improvements, as specified on the work order, have been completed by the dealer/contractor on, or before, the date recorded on the completion certificate. Minor service issues are acceptable still allowing the loan to be sourced. Such issues shall be documented on the clearance form and the dealer/contractor is notified by telephone or fax and requested to address the borrower(s) concerns. (Section 16 Exhibit RR)

•                                          Contract Terms: verify that the borrower is in agreement with the financial terms as stated on the Phone Verification Form and shown on the retail installment contract.

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•                                          If during the phone verification the customer indicates they may be paying with cash for the work, the taping is stopped immediately, the contractor is notified by fax (Section 16 Exhibit SS), or phone to pickup their funds. The file is cancelled in FCC computer system (Section 16 Exhibit TT), and the original documents are returned to the contractor (Section 16 Exhibit UU)

•                                          Completion of Work and Miscellaneous: this portion of the verification requires seven “Yes” or “No” responses by the customer. The borrower should answer with a yes reply to the first six questions and no to the seventh question. If the interviewer detects hesitation or suspects that a problem exists, they should contact the dealer/contractor to help clarify the situation or notify their supervisor. The interviewer should also determine if the Credit Application (Section 16 Exhibit GG) contains the “nearest relative with phone number and customer email adress” information or obtain it if possible. (Section 16 Exhibit VV)

•                                          First Payment Date: the first payment due date is established with the borrower during this interview in accordance with the retail installment contract and FCC policy. The borrower is advised that FCC will send them temporary payment coupons for their use until they receive their regular payment book.

2.                                       The completed Phone Verification Form is now signed and made a part of the loan file. The phone clear is recorded by the Total Recall program. The recordings are then copied to a local drive and renamed by loan number. Weekly all phone clears are transferred to a network attached storage device by the IT department.

C.                                     Completion of the Cash Authorization

1.                                       The Cash Authorization section at the bottom of the Contractors Audit Checklist or Unsecured Auditing Checklist (Section 16 Exhibit MM) concludes the necessary authorizations to fund the contract. In addition to bearing a authorization signature and date the following information is completed:

•                                          Amount Financed: taken from the Retail Installment Contract

•                                          Discount: obtained from the Commitment Letter (if applicable).

•                                          Acquisition Fee: obtained from the Commitment Letter (if applicable).

•                                          Mortgage Filing Fee: obtained from the HUD 1-A Settlement Statement, and verified with the Public Research System so the correct amount is deducted for filing. (Section 16 Exhibit WW)

•                                          Assignment Filing Fee: obtained from Public Research System the correct amount to deduct from the contractor/dealer to assign the mortgage or deed of trust to FCC.

•                                          Forced Placed Insurance Premium: calculated by current rates provided by insurance company and management, if force placed insurance is necessary. (Section 16 Exhibit XX)

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•                                          Title fees obtained from the HUD 1-A Settlement Statement and not deducted except for a few dealers/contractors.

•                                          Net check is obtained by subtracting all fees, discounts and insurance premiums, if applicable from the amount financed.

•                                          The file goes to the Accounting Department from funding. They input the contract information into the computer system to process and remit the checks or wires from the cash authorization to the appropriate parties.

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Section 9 - PACKAGING

POLICY — The department is responsible to prepare the loan file for collateral agent. One of the primary functions is the perfection of all liens. Additionally trailing documents are tracked and united with the appropriate loan file in a timely manner. These functions complete the loan package and provide the company with a properly documented asset for retention by investors.

PROCEDURE

A.                                   Packaging Process and Creation of a Scanned Image of the Loan File

1.                                       The Accounting Department delivers to the Packaging Department a report of all sourced loans from the previous day’s business, along with a copy of the Welcome Letter, the Quality Control Inspection form, a file label, and the original loan file for each loan sourced.

2.                                       The original file is prepared as follows:

•                                          Checklist: used to ensure documents remain in the same stacking order used by Pre Audit. All internal FCC work papers are removed and boxed for storage. (Section 16 Exhibit YY)

•                                          Retail Installment Contract: original is pulled from the file and the new loan number is recorded on the upper right hand corner of the document. On the back of the contract located in the assignment area FCC Investment Trust I is assigned the loan.

•                                          Mortgage / Deed of Trust: the loan number is also recorded at the top of this document as well as the first and final payment dates. Review is made to ensure that the notary information is complete and that borrower(s) name are printed or typed below their signatures. A photocopy of this document is also made with the copy being placed in the original loan file. The original mortgage is forwarded to the county for recording.

•                                          Assignment of Mortgage / Deed of Trust: the loan number is recorded on this document. It is also reviewed to make certain the assignment is dated on or after the date of completion.  Verification is made that notary information is complete and that the authorized contractors name and title is typed or printed below their signature(s). A photocopy is made and the copy is placed in the original loan file. The original assignment is forwarded to the county for recording.

•                                          Homeowners’ Insurance Form: the loss payee endorsement request is faxed to the borrower(s) agent. A declaration page is requested to follow via fax or mail to FCC. A copy of this document is placed in the original file.

•                                          Estoppel Letter: the FCC loan number is recorded on this form and copy is made for the original, the original is mailed to the senior lien holder. A receipt of acknowledgment is returned to FCC. A copy of this document is placed in the original file.

3.                                       A complete scan of all documents that are in the original file is created and the original file is sent to the collateral agent.

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B.                                     Forwarding Mortgages/Assignments for Recordation

1.                                     All original Mortgages and Assignments including legal description of property along with checks for recording fees are sent to the county for recordation. These documents are logged into the mortgage tracking program.

2.                                     All mortgages and/or assignment that are returned to FCC from the county for corrections are corrected and returned to the county for recording.

All outgoing or incoming transactions between the county and FCC are notated in mortgage tracking system. (Section 16 Exhibit ZZ)

C.                                     Receipt of Recorded Mortgages/Assignments

1.                                     Once recorded items are received, documents are logged in Mortgage Tracker to reflect date received.

2.                                     A systems check is conducted to determine if FCC owns the loan or if the loan has been sold, paid off or pledged. If FCC owns the loan, the recorded documents are placed in the original file. If accounts were sold, the system generates a letter forwarding the original documents. (Section 16 Exhibit AAA) If account is paid off, the Release of mortgage is executed and sent along with original mortgage to the customer. If the loan is pledged a letter is generated to direct the original mortgage to the collateral agent.  Those recorded items are sent out via overnight mail to the collateral agent to be placed in the original file.

3.                                       All recorded documents are scanned and the image is placed in the scan file.

Once receipts of outstanding funding stips are received, documents are copied and placed in the original file. If loan has been transferred, documents are scanned to scan file and forwarded to investor. (Section 16 Exhibit BBB)

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Section 10 - ACCOUNTING

POLICY - The Company utilizes “ACCPAC” an accounting software package written by Sage Software, Inc. (version 5.4a). The Vice President of Operations of the department reports directly to Executive Management and has responsibility for all financial entries, reports and documentation.

This department manages payroll, notes receivable, cash receipts and management information systems (MIS) in accordance with generally acceptable practices of accounting rules and directives as adopted or amended by Executive Management and the Board of Directors. Modifications are considered and generally adopted when submitted by qualified external audit or after scheduled visits. Every department or area within the company interacts and/or provides data to the accounting department on a daily basis. Most of the detailed procedure collected/managed by this department is therefore incorporated within other sections of this manual.

PROCEDURE — The procedure for Notes Receivable, Cash Receipts and Cash Disbursement are covered within this section of the FCC Policy and Procedures Manual.

A.                                   FCC Trust Receivable

1.                                       FCC approval of contractors: (see Section 3 Contractor Relations for detail)

•                                          The company facilitates financing for home repairs, remodeling and other miscellaneous home projects.

•                                          FCC works with pre-approved contractors.

•                                          Contractors must go through an approval process before FCC will facilitate any of their contracts.

2.                                       Contractor/FCC approval of Customers: (see Section 3 through Section 8 for detail procedures)

•                                        The contractor must submit the contract for FCC to review for possible sourcing prior to FCC sourcing said contract. The process includes obtaining a credit application, work order, title report, homeowner insurance verification, etc.

•                                        Upon FCC acknowledging it’s commitment to source the note and before the job is started, the customer signs the appropriate documents (see next section for note preparation).

•                                        When the work is completed the contractor and customer sign a completion certificate stating that the project is complete.

•                                        In addition to the completion contract, FCC calls the customer (recording the phone conversation) and verifies with the customer that the job was completed to the customer’s satisfaction.

•                                        At this point, FCC advances funds to the contractor and the note is recorded as a receivable.   The amount paid to the contractor is the total

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amount financed less any discount, filing fees, and/or other miscellaneous fees. The entry to record the funding follows:

Receivable	XXX
Cash	XXX
Discount	XXX
Title Work Payable	XXX

B.                                     Cash Receipts— FCC follows these procedures for cash receipts: (See Section 12 Loan Servicing for detail)

1.                                       Notes Receivable and Notes Held as Investment

For the notes that FCC holds, checks are posted to the customers account when received. Cash receipts personnel prepare a list of the cash receipts, as well as a daily deposit slip. The Accounting Manager reviews the postings and reconciles the postings to the daily cash receipts total. Deposits are picked up daily by courier for the deposit into the FCC bank account. The Accounting Manager books the necessary entries to the GL. The GL account is then balanced against the loan servicing system to verify the principal reduction and cash receipt.

2.                                       Investor Loans serviced by FCC

After notes receivable are transferred to certain investors, FCC continues to service the loans (i.e. collect payments, etc.). Cash receipts personnel post the payments to the customers account and then prepare a deposit for the investor. Deposits are picked up on a daily basis by a courier and taken to the investor’s bank for deposit. Investor deposits are deposited into an investor account, FCC does not have access to this account other than for deposit and transaction viewing. The investor has all rights to the account.

C.                                     Cash Disbursements — AP

1.                                       Checks

The majority of FCC’s cash disbursements are sent to the contractors to advance funds on behalf on investor as detailed on the disbursement sheet. The employees in the A/P department prepare as the checks. Once the check request is prepared and the check is printed, they are forwarded to the president, vice-president or pre-auditor signature. Disbursements are balanced between the Loan Servicing System and the ACCPAC (Accounting System).

2.                                       Miscellaneous Cash Disbursements

D.                                    Checks (Section 16 Exhibit EEE) are prepared for miscellaneous disbursements and reviewed by the Accounting Manager or Assistant Manager. These requests are entered throughout the week. At the end of the week, checks are prepared and

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signed by the president or vice president. The Accounting Manager books the GL entries for these disbursements.

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Section 11 - QUALITY ASSURANCE

POLICY - A final audit takes place on every loan. The quality assurance department is responsible for making certain that all documents, verifications and stipulations have been met or signed off by authorized personnel. The file has already passed through underwriting, processing, document preparation, prefunding audit, funding, accounting and packaging before arriving in this department.

PROCEDURE — The quality assurance auditor follows the packaging checklist to review each item making corrections or obtaining missing items when necessary as follows:

1.                                     Name Verification — The borrower(s) name(s) are verified to be the same on the debt sheet, credit application, file folder and credit bureau(s).

2.                                     Credit Application — The auditor checks for original signatures by all applicant(s) with complete information on all borrower(s).

3.                                     Credit Report — The auditor compares debts reported to those listed on the FCC debt analysis sheet. Social security warnings, past due debts and previous bankruptcy filings on the report are identified. If the loan was funded under the FCC Maximizer program, the credit bureau scores are compared to the Maximizer matrix. Bankruptcy must be cleared by a copy of the discharge notice.

4.                                     Retail Contract — The copy of the retail installment contract is reviewed for dates, down payment amount (as compared to the dealer work order), and signatures. The assignment of retail contract must be to FCC Investment Trust I. All contracts must have figures verified to insure accuracy.

5.                                     HUD — 1 — This document shows all amounts involved on the transaction as they appear on the retail contract. It must be signed by all parties on title to the property (compared to title report).

6.                                     Work Order — The dealer contract/work order must be reviewed to insure it bears the dealer (company) name, correct amount that should match the retail contract disclosure, including down payment, dates and signatures by the customer(s) and contractor.

7.                                     Right to Cancel — All parties on title to the property or any parties signing the retail contract must sign this document. The document(s) are checked for dates to insure they match the retail contract and that the 3 days to rescind have been calculated correctly and that they excluded Federal Holidays and Sundays.

8.                                     Mortgage/Deed of Trust — This document is reviewed for dates (must match retail contract date), comparison of customer names/signatures to title report (vesting), amount of contract must be reflected on mortgage (either principal, payment amount or total note as required by the individual states).

9.                                     Assignment of Mortgage — The assignment may appear on the mortgage/deed of trust in some states or may be a separate document in other states. The document is reviewed for date, notarized signatures (if

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required) by the contractor and to insure the accurate legal description of the property is attached.

10.                               Completion Certificate — The original or a copy of this document must be in file and executed by at least one of the persons on the retail contract.  The document is also reviewed for accurate dates and the signature of the contractor in the lower section of the document.

11.                               Title Report — The report must be the original or received directly from a FCC approved title reporting company who is known to have sufficient errors and omission insurance in place. The report will document the vested parties in ownership and the date deed was transferred to them.  The report is then reviewed for outstanding mortgages and compared to the FCC debt sheet and mortgage verifications. If listed, liens showing on title must be cleared. Acceptable proof that a lien is released is an original release, letter from mortgagor stating paid in full, an FCC internal verbal verification that the account is paid in full or the credit bureau reflecting the balance is zero and paid in full. Judgments showing on title must be cleared in the same manner as unreleased mortgages or liens. Delinquent taxes on title require proof paid by a copy of the paid receipt or a FCC internal verbal verification with the appropriate authority. The report is also reviewed for date of property conveyance and legal description by deed. An affidavit of identity is required in file if the customer(s) did not sign FCC documentation as titled.

12.                               Homeowner Insurance — The homeowner insurance verification sheet in file is reviewed for completion. This verification should reflect the insurance company name and the amount of coverage. Lien positions should also be verified at this time. The verification in file must document the FCC employee name and date they completed the verification.

13.                               Verification of Employment — Current employment must be verified verbally or by fax. If borrower(s) has less than 2 years at their current employment, verifications of previous employment must be obtained.

14.                               Income Verification (when required) — Income must be verified with a copy of check stubs, award letters or bank statements. Income amounts should be analyzed and compared to the amount used on the FCC debt sheet. Calculations of monthly income from pay stubs is done by taking the year to date earnings divided by the number of months and days covered in the pay period. When only the base salary is disclosed on the pay stub, holiday and sick leave compensation should be added to the base. Before calculating the monthly income, it must be determined how many times per year the borrower is paid. Pay periods may be weekly (52 per year), bi-weekly (26 per year), bi-monthly (24 per year) or monthly (12 per year). The total base income multiplied by the number of paydays can now be calculated. All pay stubs must be checked for payroll deductions, or garnishments and to verify the name is that of our borrower(s).

15.                               Mortgage Verification - The verification must be complete and reflect the account is within 20 days of due date as of date sourced.

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16.                               Estoppel Letter(s) — A copy of this document is required in file showing the date sent to senior mortgage company(s).

17.                               Good Faith Estimate — This document is reviewed for customer name(s), dates and the amount (as compared to the HUD — 1 and contract amount approved).

18.                               FCC Investment Trust I Assignment — This document must reflect the correct amount of mortgage, date of mortgage and be executed completely.

LOAN TRANSFERS

1.                                       The Accounting Department provides a list of loans to be transferred to the Quality Assurance Department. The Quality Assurance area will remove any files on the list that have not been cleared. Other loans may be withheld from a transfer as determined by FCC Senior Management.

2.                                       The original loan files are sent to the investor via overnight carrier with the exception of the following documents that will follow in a separate overnight shipment after the transfer is concluded.

•                                          Sale Assignments: must be completed with the date of transfer, FCC seal, completed notary information and bear a FCC officer signature. A forwarding letter is system generated listing all sale assignments that are being forwarded to the investor.

•                                          Original Mortgage Out for Recordation: A copy of the unrecorded document will be in the file. The recorded documents will be forwarded once FCC receives them from the County Clerk or Recorder of Deeds.

•                                          Retail Installment Contract: a photocopy of original document is sent with the initial package. The original remains with FCC so the endorsement stamp can be placed on the back of the document and executed by a FCC officer.

•                                          The Packaging Department forwards the sale assignment, original retail contract and original mortgage to the investor.

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Section 12 - LOAN SERVICING

POLICY — The loan servicing functions begin once FCC sources the loan receivable from a Dealer/Contractor . It is the standard operating procedure of the Company to comply with all state and federal laws while servicing and collecting accounts. Compliance shall include but not be limited to Fair Debt Collection Practices as they may be enforced, adopted or amended. The Company will exercise “zero tolerance” for employee violations that may fall outside of state and/or federal acceptable collection practices.

Additionally, the Company has implemented procedures to assist management in identifying potentially problematic business relationships. Specific Dealer/Contractor numbers are assigned to allow evaluation of the portfolio originated by a specific dealer/contractor . In this manner, proactive decisions can be made as to “risk management” and continuance of the business relationship.

PROCEDURES — The following procedures are required to conduct Customer Service and Cash Receipts activities.

A.                                   Cash Receipts

1.                                       The responsibility of the Cash Receipts area is to handle all incoming payments with accurate control and tracking measures to include: identifying appropriate account numbers to funds received, batching, posting, balancing and reporting of all payment applications, retractions, refunds and adjustments. The customer’s monthly payment consists of late fees, interest and principal. When payments are applied to accounts, the appropriate portion of principal and interest is automatically distributed according to fee plans established in the servicing system.

2.                                       Procedures for processing Cash Receipts:

•                                          Incoming Mail : Payment Processor 1 performs a brief audit of the payment items verifying that the correct account number is on the item, the item is not post dated and the item is appropriately signed. Payment Processor 1 puts all payment items in loan number order. Payment Processor 1 prepares a tape totaling the amount of the payment items.

•                                          Post Dated Checks: Post-dated checks are treated as regular payments when received. They are properly endorsed and deposited with that day’s business.

•                                          Posting of In-House Payments: Payment Processor 1 forwards tape and checks to Payment Processor 2. Payment Processor 2 creates an excel worksheet and verifies that the total matches the tape run by Payment Processor 1. The excel worksheet is imported into Loanbase. Loan base automatically applies all payments that match the payment amount exactly. A preprocess report is printed. This report shows which payments are automatically applied and which ones need to be posted manually. After payments are entered, but before they are posted, a pre-posting report is printed and balanced. Once pre-posting is balanced, the batch is then posted. After all payments are received and balanced Payment

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Processor 2 runs reports separating payments by investor. Payment Processor 2 then seperates the payment items and creates a deposit receipt for the correct investor and endorses all payment items with a restrictive endorsement appropriate to the investor. Payment deposits are then stored in a locked fireproof cabinet until picked up by courier. Payment Processor 2 creates a journal entry to the general ledger. Subsequently, the Accounting Manager balances the sub-ledger (Loanbase) against the GL (ACCPAC) to verify all postings were proper, as a final verification of cash receipts.

•                                          Posting of Lockbox Payments: Payment Processor 1 downloads the payment file from the FTP website utilizing a login and secure password. After the files are downloaded an excel worksheet is created. The excel worksheet is imported into Loanbase. Loanbase will automatically apply all payments that match the payment amount exactly. A preprocess report is printed. This report shows which payments are automatically applied and which ones need to be posted manually. After all payments are entered, but before they are posted, a pre-posting report is printed and payments are compared to the pre-process report to ensure reconciles balance. Once payments are balanced, the batch is posted.  Payment Processor 1 creates journal entries to the general ledger. Subsequently, the Accounting Manager balances the sub-ledger (Loanbase) against the GL (ACCPAC) to verify all postings were proper, as a final verification of cash receipts.

•                                          Western Union Pay by Phone: Pay by Phones are taken as an alternative method of payment. It is the responsibility of the Collection Department to obtain the customer’s authorization to process their payment via a Western Union transaction.  Once the authorization is obtained, the collection department transfers the phone call to the loan servicing department. The identity of the caller is verified by the loan servicing representative and all data given to the loan servicing representative is entered into the system after which a Confirmation Number is given if the payment is approved.  The loan servicing representative will then note the customers account with the confirmation number and transaction information including date of check, check number, and the check amount. Borrower’s can also make payments via Western Union through a secure website hosted by Western Union, https://paynow5.speedpay.com/firstconsumercredit index.asp or by calling the automated service provided by Western Union at (866) 896-5480.

•                                          These payments are then transmitted to Western Union at the beginning of each day. The funds are then drafted into the Western Union account. The deposits are recorded and balanced daily by the accounting manager. A report is exported from Western Union into an excel worksheet. The excel worksheet is imported into Loanbase. Loanbase will automatically apply all payments that match the payment amount exactly. A pre-process report is printed showing which payments are automatically applied based on exact amount of payment and which ones need to be manually applied.

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After all payments are applied, but before they are posted, a pre-posting report is printed and balanced. The batch is then posted independently. Payment Processor 1 runs a report separating the payments by investor and creates journal entries for the general ledger. Deposits are wired once approved by VP to the appropriate investor account. Subsequently, the Accounting Manager balances the subledger (Loanbase) against the GL (ACCPAC) to verify all postings were proper, as a final verification of cash receipts.

•                                          Posting of Payoff Funds: Payment Processor verifies that the payoff check is a sufficient amount to payoff the loan. All payoff amounts within $5.00 of the required payoff amount will be accepted. If the payoff check is short by more than $5.00, the exact amount of the check is posted as a prepayment amount rather than as a payoff. A letter is then generated stating the remaining balance and the letter is sent to the customer. If payoff check is in excess of payoff amount needed by more than $5.00, the remaining amount is deposited as reimbursed fees. At the close of each month’s business a payoff report is generated and a Check Request form on each account where a refund check is to be issued is then drafted. The Check Request is then submitted for authorization. The refund check will be mailed to the customer within 45 days after payoff and documented in the Borrower Notes of the servicing system.

•                                          Posting Reversals: Payment Processors reverse transactions for various reasons while using support documentation to remain balanced. Reversal transactions appear on the customer(s) pay history. All customers with reversals due to insufficient funds are sent a NSF (Non-Sufficient Funds) notification letter and a copy of this letter is placed in the customer(s) file. A fee is added automatically by the system for all payment reversals due to NSF.

•                                          NSF/Placed for Collection: Payment Processor provides a report of the NSF payments to the Collection Department Supervisor.

•                                          Short Payoffs: When a payoff check is not sufficient to payoff the account, a copy of the payoff quote is obtained to verify the quote was given in writing and has not expired. The sender of the check (Title Company, customer, etc.) is then contacted either by phone or letter and advised that the check is not sufficient to payoff the account and is given the remaining amount needed to payoff the account. After the funds have been posted as a payment, an updated payoff quote is sent to the sender as a confirmation of the shortage. When the shortage amount is received, it will be processed as a payoff.

•                                          Charge Off / Non-Accrual Processing: By the 10th day of the following month, all loans in excess of 120 day delinquent are to be fully charged off. Loans are then status changed to inactive and the balances are written off through the accounting department. All payments received post chargeoff are posted as Credits to the loan loss reserve, if there is a cost basis on the loan. If there is no cost basis all recoveries are credited to P/L income

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B.                                     Customer Service

1.                                       The objective of customer service is to quickly respond to customer inquiries, resolve customer complaints and transfer calls to the appropriate parties in such a manner that our customer will mantain a high level of confidence in FCC. The customer service personnel are to respond to all calls in a friendly, helpful manner. Customer Service interfaces with all departments within the company.

2.                                       Procedures for Customer Service related items are:

•                                          Incoming Calls: The customer service representatives answer incoming calls. They respond to inquiries in a professional and efficient manner to provide information requested or direct the inquiry to the appropriate department or individual within FCC.

•                                          Customer service representatives are responsible for incoming mail, requests for payoffs, requests for mortgage verification, requests for payment histories, ordering coupons for existing customer(s) and returned mail.

•                                          Payoff Quotes: System Generated Calculations - A designated customer service representative is responsible for handling all payoff quotes. Payoff quotes are provided in written form, generated from the loan servicing system with a copy of the quote retained in the customers file. All requests must bear the customer(s) written authorization to release the information on their account. Payoff requests are processed within forty-eight (48) hours. Notes are then entered by the customer service representative

•                                          Mortgage Verifications: Customer service handles all requests for mortgage verifications (VOM) . All requests must bear the customer(s) written authorization to release the information on their account. VOM’s are provided with a system-generated payment history. The VOM will be sent to the customer(s) home address free of charge. VOM requests by fax will be subject to a $ 15.00 processing fee. The customer(s) account is documented when a VOM is prepared and sent.

•                                          Returned Mail: If mail is returned due to an invalid address, the address is verified by checking the loan file. If the address is incorrect, the address is corrected, the account is noted and the item is sent back out to the borrower. If the address is correct and the account is active a senior member of management is notified of the incorrect address in order to determine the appropriate course of action. A note is made to the account of the returned item.

•                                          Coupon Requests: Customer Service Representative handles all coupon requests for existing customer(s). Once a week the Coupon Report is generated for the appropriate date range so coupons can be ordered for new loans originated and reoreders on existing loans. When the report is complete it is sent via email to the external vendor who produces the coupons and mails them directly to the customer(s).

•                                          Estoppel Letters: All acknowledged Estoppel letters are received by a designated customer service representative who determines if the letter is appropriately signed and scans the document to be inserted in the

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customer(s) file. All Estoppel letters returned by lenders as “unable to identify an account” are researched by customer service and re-submitted for completion and return.

•                                          Maintenance on Accounts: Maintenance including address and phone number changes can only be input by authorized personnel. High level changes (i.e. investor, due date or legal name change) must be approved by management prior to any system change-taking place. Since only a limited number of FCC employees have “file maintenance access” new data must be requested by completion of a Service Request Form.  Authorized personnel will also make routine audits to insure that system information is current and accurate.

C.                                     Records Management

1.                                       The purpose of the Records Department is to maintain files on all customer(s) in a secure, controlled environment. This department and its employees must interact with all FCC departments on a daily basis.

2.                                       Procedures for the management of records:

•                                          All open customer copy files are maintained on-site as scanned images. The Loan Servicing Department is responsible for control of all loan files. FCC employees may view a file on the active directory.

•                                          Workpapers include a computer printed disbursement sheet, hand written disbursement worksheet, approval commitment, copies of credit bureau report(s), documentation if loan required Underwriter re-consideration (referred to as Rehash Sheet) and discount information. Workpapers are scanned in numerical order. Once they have been verified the work papers are sent for destruction.

•                                          Paid in full loan files are also maintained as scanned images.  Each month, the File Administrator requests all loans that paid off during the prior month be returned from the collateral agent. Copies of the “release of lien” (if loan was secured) are scanned to the file. File clerks remove the scan file from the active directory and transfer the files to the Paid in Full directory.

•                                          The original collateral documents are maintained on site in secure fire proof file cabinets until transfer. Only authorized personnel have access to original documents.

D.                                    Release of Liens

1.                                       The Release of Lien area is to prepare appropriate (state specific) documents for paid in full loans to be probably executed and forwarded to the appropriate parties within the proper time frame. Release Processors interact externally with the customer(s), Title Companies, attorneys and other mortgage companies.

E.                                      Loan Payoff

1.                                       Receive payoff list from accounting.  Verify the following items;

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a)                                      Original retail contract

b)                                     Original recorded mortgage

c)                                      Original recorded assignment of mortgage

2.                                     Prepare Satisfaction of Release

a)                                      Log in payoff log

b)                                     Scan original mortgage/assignment/satisfaction

c)                                      Forward original to customer and/or Title Company via certified mail.

d)                                     Transfer payoff files from active directory to payoff directory

e)                                      Upon receipt of green certified cards log in pay off log and file.

F.                                      Insurance and Taxes

The Insurance Processors are responsible for monitoring hazard and life insurance claims. These individuals track hazard insurance information in the escrow segment of the Loanbase system, delinquent tax notices are also monitored by this area and documented in the escrow segment of the Loanbase system.

G.                                     Subordinations

1.                                     FCC will consider subordination as follows; Proceeds from the new loan are not to be used for debt consolidation, and there is no cash given directly to the customer(s). Additionally, the new loan amount must be of an equal or lesser amount (with the exception of reasonable fees, costs and delinquent property taxes) than the original loan it is replacing. FCC will not consider subordination if it negates their current lien to a lower position (i.e. moves FCC lien from a 2nd to a 3rd position).

2.                                     When a subordination request is received, the caller or correspondence is referred to a subordination processor. The processor logs the request and sends the inquiring party a “Procedures Regarding Subordination Requests” and a “Subordination Worksheet”. Upon receipt of all required information, the package is referred to authorized management for further review and/or final approval. The cashier is provided with the processing fee and is responsible for maintaining the log and forwarding the funds to the Accounting Department for deposit. If approved proper documents executed and forwarded accordingly. Should the subordination be denied, a written “Denial” notice will be sent.

H.                                    Bankruptcy Notices

1.                                       Identify the status of account.

2.                                       Copies of Proof of Claim and/or BK Notice are made and forwarded to management for review to determine appropriate course of action.

3.                                       Items that are included in the bankruptcy package sent to counsel are:

•                                          A cover letter stating customer name(s) and FCC account number.

•                                          A copy of the front and back of the installment contract. A copy of the front and back of the recorded deed and assignment (if applicable) and a

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copy of the ledger card with payment history and a payoff quote good through the date bankruptcy was filed.

4.                                     The account is then checked for suit status. If the account status reflects it is in suit, a notice is sent through Corporate Counsel to terminate the suit. Corporate Counsel’s office is updated weekly as to current bankruptcies.

I.                                         Foreclosure Notices

1.                                       Identify the status of account.

2.                                       If active note account number on notice and copy, Original notice is filed in customer(s) file, copy of notice is forwarded to Management to determine the proper course of action.

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Section 13 - COLLECTIONS

POLICY - The FCC Collection Department is responsible for the effective management of loan receivables. Emphasis in this department is placed on “delinquency control” while complying with all “Company” and “Fair Debt Collection” practices. Individual conduct and the methodology used for training in this department must maintain acceptable industry standards used by prudent lenders for collecting delinquent accounts. It is the standard operating procedure of the Company to comply with all state and federal laws while servicing and collecting accounts. Compliance shall include but not be limited to Fair Debt Collection Practices as they may be enforced, adopted or amended. The Company will exercise “zero tolerance” for employee violations that may fall outside of state and/or federal acceptable collection practices.

PROCEDURE — The disciplines, rules and procedures implemented in this department must be strictly followed for the company to maintain delinquency control.

1.                                       DELINQUENCY CATEGORIES: Accounts are reported in one of five (5) specific classifications.

•                                          0 to 30 days past the account scheduled due date

•                                          31 to 60 days past the accounts scheduled due date

•                                          61 to 90 days plus past the accounts scheduled due date

•                                          91 to 120 days plus past the accounts scheduled due date

•                                          121+ days plus past the accounts scheduled due date

2.                                       REPORTS: The following reports are utilized on a daily, weekly, monthly and as need basis to assist the department in measuring individual performance, department goals and/or specific areas of concern that directly impact delinquency control.

•                                          Daily reporting includes Delinquency Lists, 1st Payment Defaults, Individual Collector Portfolio Assignments, Delinquency Comparison Reports, and individual collector system generated call logs

•                                          Monthly reporting include Bankruptcy, Charge-off and all Delinquency reports.

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PERSONNEL — The collection staff consists of Account Representatives assigned to a specific portfolio of loans based upon individual qualifications and ability, as determined by management based on our current asset class. FCC’s objective is to maintain staffing sufficient to insure less than 1000 accounts per Account Representative.

•                                          Training: The Collection Manager provides training to Account Representatives, both on an individual and group basis as warranted by department performance. The following publications, exercises and management interaction are required beginning with new employee orientation:

a)                                      Employee is given FCC’s Employee Policy and Procedures Manual for company philosophy and requirements.

b)                                     Employee is given a copy of the Fair Debt Collection Practices Act and Employee Handbook. The employee is required to execute an acknowledgment that these publications have been received, reviewed and understood. Acknowledgments are retained in the employee’s personnel file.

c)                                      The Collection Manager tours the offices with the new employee to familiarize the employee with each area, department and other personnel.

d)                                     Orientation includes an initial meeting with management to discuss responsibilities and expectations regarding performance. This meeting also provides an opportunity to discuss any employee questions pertaining to company policy or procedures.

e)                                      Employee training is given on the Collection System to insure documentation is captured efficiently.

f)                                        Collectors use staff meetings to share and discuss observations of collection efforts. These meetings are scheduled and supervised by the Collection Manager.

g)                                     Phone Monitoring is conducted by the Collection Managers to ensure the quality and performance of each individual Account Representative.

•                                          Evaluation: Each Account Representative is responsible for controlling delinquency in their assigned portfolio. Evaluations are measured by performance ratios as compared to company standards. The following is reviewed for each Account Representative enabling management to evaluate individual efforts and improve department efficiency:

a)                                      Daily Call Report (system generated)

b)                                     Periodic Review of individual accounts

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c)                                      Call monitoring

d)                                     Any other manual or system generated reporting as the Collection Manager or management may deem effective

•                                          Work Schedule: The Collection Department Manager schedules times that are optimal for customer contact. As standard in the industry, hours are staggered and typically include some evening and Saturday scheduling. The Collection Manager determines the schedule that is provided in advance each week.

COLLECTION PRACTICES & DISCIPLINES - The following procedures are required when collecting accounts.

•                                          Telephone Collections: This is the primary method used for collecting past due accounts. Acceptable call hours are from 8:00AM until 9:00PM within a specific calling area. Phone collection activity can commence when the account becomes five (5) or more days past due and continue until the delinquency is resolved.

a)                                    First attempt is to make contact at residence.

b)                                   If unable to reach customer(s) at residence, a call is placed to the debtor(s) place of employment or other source of contact (unless notated differently, i.e. not to call at place of employment).

c)                                    Collection calls are made at various times of the day to insure maximum coverage.

d)                                   All collection efforts must be documented on the Collection System. Once contact is made the reason for delinquency should be documented in addition to verifying critical data and obtaining payment or setting a promise date for payment.

•                                          Collection Guidelines: Delinquency is worked by category

0 to 30 Days Delinquent

a)                                    First late notice (Section 16 Exhibit LLL) is system generated at 10 days delinquent on all accounts.

b)                                   Second late notice is system generated at 20 days delinquent on all accounts.

c)                                    The Account Representative will utilize previous pay history to determine the approach for each account and determine if a specific method or type of contact has been established to collect the account. If the account reflects previous delinquency, then standard telephone collection procedures should be followed.

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Efforts should continue daily until contact is made and the account has been set for payment or delinquency has been resolved.

d)                                     At 30-days past due, the Collection Manager reviews the account and determines if a customized letter should be sent (Section 16 Exhibit MMM). The Collection Manager during this review may provide further instruction to the Account Representative in the comment screen to assist in collection efforts. Examples of such instructions may include ordering the file, field call or skip tracing.

31-Day Plus Delinquent

a)                                      At 45 days past due, the Collection Manager reevaluates the account offering suggestions, instruction and/to determine if legal action is recommended, in such cases executive management then reviews the account for approval.

b)                                     Based on this review and the Collection Manager documents any additional instruction for the Account Representative to ensure every effort has been made to resolve the delinquency.

•                                          Senior Lien Holder Contact: This avenue should only be used in the event there is difficulty contacting the customer(s) or to verify the status of the superior lien account. If the senior lien holder is in the process of foreclosure, the account must be immediately referred to the Collection Manager to determine the best course of action to protect FCC’s security interest.

•                                          Skip Tracing: is used to establish alternative methods of contact or to locate a customer(s) when no other means of contact have been successful. The following are possible sources that may be used to locate or contact the customer(s). The customer file and Accurint (Accurate Report is an outside skip tracing system) (Section 16 Exhibit NNN) will be required to accomplish this task.

a)                                      Credit Report — obtain a current credit bureau report to search for any new creditors, inquiries or other pertinent information.

b)                                     Internet — obtain any public information listed on the internet that may assist locate a customer.

c)                                      Relatives, Friends and Co-Workers — may be used for new information and usually have the most recent information regarding the customer(s). However, this method of contact requires that NO DISCLOSURE be made as to the purpose of the inquiry.

•                                          Field Calls: FCC uses an out source company for face to face contact with the customer(s). This service can be used by completion of the order form example in (Section 16 Exhibit OOO). Use of this service requires Collection Manager

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approval. If face to face contact is made, they will put the customer(s) on the phone with the Account Representative. If unable to make personal contact with customer(s), they will fax and mail a report with observational information example in (Section 16 Exhibit PPP).

•                                          Judgment: This is a legal remedy available when a customer(s) refuse to make voluntary efforts to resolve the delinquency. This action requires an attorney and must be approved by the Collection Manager and the President.  This legal method of collection may allow garnishment of wages or other assets depending on State and Federal laws in affect where the customer(s) reside.

•                                          Settlement: This is a method to liquidate accounts that will otherwise continue to affect delinquency and eventually become a charge off.  Settlement can be used to recover charged off accounts. This method of collection requires Executive Management approval and is used when all other collection remedies have been exhausted (i.e. no equity in FCC lien position, senior lien holder foreclosed, customer(s) declared bankruptcy, etc.).

BANKRUPTCY - This is the legal method used by customer(s) to liquidate or reorganize their debts. Once notification of bankruptcy is received (either written or verbally) all standard collection activity must cease. There are three stages in the Bankruptcy process; Pre-Bankruptcy, Bankruptcy and Post-Bankruptcy:

1.                                       Pre-Bankruptcy:

Once FCC is notified that a customer has retained an attorney for Bankruptcy, the account is placed in the pre-bankruptcy queue and the following steps are taken:

a)                                    The attorney is immediately contacted to verify the upcoming bankruptcy filing and is made aware of FCC being either a secured or unsecured creditor. Potential case information is also obtained such as chapter, intentions regarding property if secured, and the possibilities of a reaffirmation.

b)                                   The account is constantly monitored. Attorneys are called on a weekly or bi-weekly basis to obtain case information.

c)                                    Pacer is monitored closely for case information.

d)                                   Once a bankruptcy case has been filed and obtained, the account then goes into the second stage of the Bankruptcy process.

2.                                       Bankruptcy: The accounts are segregated by Chapters 7 or 13, all notifications and documents are then forwarded to the attorney for appropriate action.

a)                                      Chapter 13 (Secured)

1.                                       All written notifications are sent to attorney

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2.                                     Proof of claim and loan documents are forwarded to attorney for proper filing

3.                                     Plan is then reviewed for appropriate filing of secured claim for FCC under the plan

4.                                     Accounts are monitored for payments

5.                                     Trustees are contacted for payments being made through the plan

6.                                     Debtor’s attorneys are contacted for payments being made directly by debtor or payments in arrears post petition

7.                                     When permitted by the debtor’s attorneys, customers are contacted for payments in arrears

8.                                     Payment reminders are sent to attorneys

9.                                     If the FCC is to be paid directly by the trustee, the loan is monitored to ensure monthly payment is being sent by trustee, if payments are missed Trustee is contacted for resolution

b)                                     Chapter 13 (Unsecured)

1.                                     All written notifications are sent to attorney

2.                                     Proof of claim and loan documents are forwarded to attorney for proper filing

3.                                     Plan is then reviewed for appropriate filing of unsecured priority claim for FCC under the plan

4.                                     Trustees are contacted for payments being made through the plan for unsecured debt

c)                                      Chapter 7

Two Types of Disposition:

•                                          Reaffirmation: debtor intends to retain possession of their home and continue making the regular monthly payment according to the terms of the contract.  Whenever possible, have the debtor and their attorney execute a Re-Affirmation Agreement for filing with the court. Monitor for all payments according to the servicing system due dates.

•                                          Surrender: debtor no longer wishes to keep their home.  Typically, the debtor surrenders their home to the mortgage lien holders.

3.                                       Post Bankruptcy

a)                                      Dismissal

•                                          Once the bankruptcy is dismissed, contact attorney and trustee for confirmation of dismissal and continue collection of the account.

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b) Discharged

•                                          Under a chapter 7 with reaffirmation, continue normal collection of the account.

•                                          Under a chapter 7 without reaffirmation:

•                                          Secured: lien remains in place and debtor is to continue payments as long as they intend to keep property

•                                          Unsecured: Collection efforts must cease as debt has been discharged.

CHARGEOFF:

Purpose: The purpose for charging accounts to “profit and loss” is to segregate nonperforming loans in order to obtain accurate delinquency and to determine loan losses.

•                                          Account must be 121-days or more past due or declared currently uncollectible prior to 120 day delinquency.

•                                          Each Account is worked for recovery through collecting and legal channels.

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Section 14 - MIS—MANAGEMENT INFORMATION SYSTEMS

POLICY- The Company employs Information Systems personnel to perform maintenance to FCC computer hardware and software, facilitate reports as required by management and department heads, to ensure the accuracy of the information provided and to conduct systems/data security. Information Systems reports directly to the VP of Operations. The reports and data provided are confidential / proprietary and the VP of Operations or Executive Management must approve modifications, additions and/or release of information.

PROCEDURE -The IT department provides support to all departments in the Company. Reports that have been approved may be generated on an as-needed basis. All requests for additional reporting or formatting changes must be submitted to the VP of Operations or President for approval and the IT department will design and implement the changes as requested. A user testing and approval signoff process is followed to ensure that IT meets the change requirements.

IT is responsible for ensuring system/data security as adopted by management. Backup of the company systems and records are currently completed on a daily basis. Veritas Backup Exec 9.1 is used to maintain the tape back up schedule and to monitor the success of the tape backup and recovery process. Once the tape backup is verified as successful, the tape is changed. This process is completed on a daily basis Monday thru Friday. The previous week’s tape is sent off site to provide added security in the event of fire or other catastrophic event. In total there are 20 backup tapes in the current backup rotation (4 weeks), with a logical rotation of the 2 oldest weeks of backups stored onsite, and the 2 most recent weeks of backups stored offsite. A copy of the loan servicing system is burned onto CD-ROM at the end of each month. For added recoverability a virtual (disk-to-disk) copy of the loan servicing system is copied every 2-3 hours to a backup server.

Trend Micro Anti-virus is installed on the servers and all desktops to protect the company from electronic terrorism. The server and all desktops are configured to automatically check for updates and perform hard drive scans once a day. In the event of a virus, Trend Micro’s website is referenced for solutions in ending the threat to the company’s hardware and software. A standard login script executes on each PC when employees logon to the machine (authenticate to the domain) that validates that the antivirus service is running on the PC and that the signature file is up-to-date. As a second layer of protection, the external web filter has a virus monitoring feature in place as well. The external firewall and server log files are checked monthly by IT to verify that security has not been breached. All inbound email to FCC is first passed through a filtering system that scans and removes virus and spam content before it enters the company network.

An APC backup power supply is utilized to ensure that the server has a consistent power supply at all times. The battery backup will provide the server with power for approximately 40 minutes.

In the event of a power loss, the server is properly shut down within 40 minutes of the power outage. Proper shutdown will prevent data loss/corruption.

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Upon request from FCC, IT will perform database maintenance as suggested by the vendor of the loan servicing software. Maintenance includes re-indexing the database files and a cleanup of all temporary files. There should be no users accessing the loan servicing software while this process is being performed. Data loss and corruption will occur if cleanup is performed while users are accessing the system.

Group policies in Active Directory are used to enforce NT account password and screensaver mandatory policies.

All business-critical hardware and software is supported by vendor maintenance contracts, as well as critical Microsoft Windows updates on servers and client machines. With hardware or software issues, IT can contact the vendor for assistance in troubleshooting issues.

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Section 15 - HUMAN RESOURCES

POLICY- FCC Finance is an equal opportunity employment company. Equal opportunity employment applies to all aspects of employment with FCC including but not limited to recruiting, hiring, training, transfer, promotion, job benefits, pay, dismissal, educational assistance, and social and recreational activities. FCC hires, promotes, trains, compensates, and dismisses employees without regard to race, color, religion, sex, sexual orientation, national origin, age, marital or veteran status, disability or citizenship and any and all other applicable federal, state, or local laws.

PROCEDURE- Hiring Process

•                                          FCC uses various outside advertising sources to recruit new employees.

•                                          An advertisement is placed in the local market in which the position is open through the following channels:

1. Newspaper

2. Online recruiting job board

3. Placement firm

•                                          Qualified candidates are selected from the pool of submitted resumes.

•                                          The hiring manager contacts candidates to set up onsite interviews.

•                                          Prior to the interview the candidate(s) are required to fill out an application, background and credit check forms. (Section 16, Exhibit QQQ)

•                                          The human resources department interacts with the prospective candidates prior to the interview with the hiring manager and/or upper management.

•                                          Once the candidate is selected the human resources department conducts a thorough background and reference check.

•                                          A verbal offer is made to the candidate, and once the candidate accepts the offer, a formal offer letter is given to the candidate for review and execution. (Section 16 Exhibit RRR)

•                                          The offer is contingent upon completion of a successful background check. This is conducted through an outside agency and includes checking school records, DMV records, and court records.

•                                          Should the screening reflect negatively upon the candidate, or a falsification of the application occurs the offer is retracted.

•                                          Upon commencement of employment the employee is given an Employee Handbook (Section 16 Exhibit SSS) for execution of the following documents:

1.                                       Employee Acknowledgement of Handbook and Policies

2.                                       Employment Proprietary Information Agreement

3.                                       Employee Acknowledgement of Receipt of FDCP (Collectors Only) (Section 16 Exhibit TTT)

4.                                       Termination Certificate

5.                                       W-4

6.                                       I-9 (Copies of Drivers License and SS Card are filed)

7.                                       Insurance Enrollment Form

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8.                                       Life Insurance Enrollment Card

9.                                       Direct Deposit Enrollment Form

•                                          The forms are filed in the personnel confidential file.

•                                          The employee is added to the payroll system, and the new hire reporting information is sent to Paychex for processing.

•                                          After 60 days of regular employment the employee is eligible for insurance and may elect to be added to the FCC insurance plan.

A.                                   Benefits

FCC offers the following benefits for employees and these benefits are documented in the Employee Handbook (Section 16 Exhibit SSS):

•                                          Vacation

Employees are eligible for vacation after one year of employment.  Temporary and part-time employees working less than 1000 hours per year are not eligible for vacation.

Vacations are accrued on the following schedule:

Employees Service	Monthly Accrual Rate	Maximum Days
0*-4 years	0.84 days	10 days
5 or more years	1.25 days	15 days

* days are rounded to the nearest half day, and employees do not earn vacation until after one year of service.

•                                          Holidays

Full and part-time employees are eligible for holiday pay.

The following holidays will be observed each year:

•New Years Day	• Labor Day
•Memorial Day	• Thanksgiving Day
•Independence Day	• Christmas Day

•                                          Sick Leave

Employees accrue sick leave at the rate of .833 days per month of service, with a maximum of 10 days a year. New employees will not accrue sick leave until after completion of 90 days of continuous employment. Sick leave can not be carried over to the next year.

•                                          Leaves of Absence

B.                                     Review Process

Employees may receive a performance evaluation at the end of ninety (90) days.  Thereafter, all employees receive a performance appraisal annually.

•                                          During the review process the employee performs a self-appraisal using the Performance Evaluation Form. (Section 16 Exhibit UUU)

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•                                          The supervising manager conducts a review of the employee and the employee and manager collaborate on the final review.

•                                          During the review process changes in annual compensation, if any are determined.

C.                                     Disciplinary Action and Termination

The principle objective of any disciplinary action shall be to improve the performance and efficiency of the employee. The following are FCC’s disciplinary actions:

1.                                       Oral Warnings and Reprimands

2.                                       Written Reprimands

3.                                       Written Notices of Performance Discrepancies

4.                                       Suspension

5.                                       Reduction in Pay

6.                                       Demotion

7.                                       Discharge

FCC reserves the right to terminate employment at any time, with or without notice, for any reason not prohibited by law.

FCC encourages exit interviews upon termination of employment regardless of the reason. At this time, continuing insurance and benefits (if any) are addressed.

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SCHEDULE VI

To Credit Agreement

[Reserved]

SCHEDULE VII

To Credit Agreement

[Reserved]